UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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Willis Group Holdings Public Limited Company

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2015 Annual General Meeting of Shareholders | Meeting Notice | Proxy Statement

WILLIS GROUP HOLDINGS

PUBLIC LIMITED COMPANY

proxy

YOUR VOTE IS IMPORTANT

Please vote by using the internet, the telephone,

or by signing, dating and returning the enclosed proxy card

2015 NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT

Letter to Shareholders

Willis Group Holdings Public Limited Company

Grand Mill Quay, Barrow Street Dublin 4, Ireland

Dear Willis Shareholder,

You are cordially invited to attend our Annual General Meeting of Shareholders at 9:00 a.m. Eastern Time on Tuesday, June 30, 2015, to be held at 200 Liberty Street, New York, New York 10281.

In addition to the matters described in the attached Notice of Annual General Meeting and Proxy Statement, you will have an opportunity to meet your directors and executive officers. Your representation and vote are important and your ordinary shares should be voted whether or not you plan to come to the Annual General Meeting. Please complete, sign, date and return your proxy card promptly.

In reviewing the Proxy Statement you will find detailed information about the director nominees’ qualifications and why we believe they are the right people to represent you. The Board and the Compensation Committee remain committed to respond to shareholder feedback and create appropriate incentives for executives to improve individual and Company performance to enhance shareholder value. We hope you recognize the value of our approach to executive compensation and will provide your endorsement when voting. A summary of the key features of our compensation program is provided in the “Proxy Statement Highlights” on page 1 and in the “Executive Compensation — Compensation Discussion and Analysis” section on page •.

Yours sincerely,

James F. McCann

Chairman of the Board

April •, 2015

WILLIS GROUP HOLDINGS PUBLIC LIMITED COMPANY

2015 NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT

Notice of 2015 Annual General Meeting of Shareholders to be held on Tuesday, June 30, 2015

NOTICE IS HEREBY GIVEN that the 2015 Annual General Meeting of Willis Group Holdings Public Limited Company (“Willis” or the “Company”), a company organized under the laws of Ireland, will be held at 9:00 a.m. Eastern Time on Tuesday, June 30, 2015 at 200 Liberty Street, New York, New York 10281 for the following purposes:

1.	To elect 12 directors;
2.	To ratify the reappointment of Deloitte LLP as independent auditors until the close of the next Annual General Meeting of Shareholders and to authorize the Board of Directors, acting through the Audit Committee, to fix the auditor’s remuneration;
3.	To cast an advisory vote to approve named executive officer compensation;
4.	To renew the Board’s authority to issue shares under Irish law for issuances up to 33% of the Company’s outstanding share capital;
5.	To grant the Board the authority to opt-out of statutory pre-emption rights under Irish law for rights issues and, separately, for issuances up to 5% of the Company’s outstanding share capital;
6.	To authorize holding the 2016 Annual General Meeting of Shareholders at a location outside of Ireland; and
7.	To consider and vote on such other business as may properly come before the meeting or any adjournment thereof.

During the Annual General Meeting, the directors will present the Company’s financial statements for the period ended December 31, 2014 prepared in accordance with Irish law (“Irish Statutory Accounts”) and the reports of the directors and auditors. Shareholders present at the meeting will have an opportunity to ask any relevant and appropriate questions regarding the Irish Statutory Accounts and related reports to the representatives of our independent auditor who will be in attendance at the meeting.

Only shareholders of record on April 10, 2015 are entitled to receive notice of, and to attend and vote, in person or by proxy, at the meeting and any adjournment or postponement of the meeting. A shareholder who is entitled to attend the meeting and vote is entitled to appoint one or more proxies to attend, speak and vote. A proxy need not be a member of the Company. Company shareholders of record who attend the meeting may vote their ordinary shares personally at the meeting, even if they have sent in proxies. This Notice and Proxy Statement are being mailed or made available on the Internet to shareholders on or around May 11, 2015, together with a copy of the Company’s 2014 Annual Report and Irish Statutory Accounts, which includes financial statements for the year ended December 31, 2014.

Your vote is important. Whether you own one share or many, we greatly appreciate your prompt cooperation in voting your proxy. Please follow the instructions on the proxy card you receive. If you received this Proxy Statement by regular mail, you may cast your vote by mail, by telephone, or over the Internet by following the instructions on the enclosed proxy card. If you are accessing this Proxy Statement through the Internet after receiving a Notice of Internet Availability, you may cast your vote by telephone or over the Internet by following the instructions set out in that notice.

Shareholders entitled to attend and vote at the Annual General Meeting may participate in such meeting in Ireland by technological means which will be available at the offices of Matheson, 70 Sir John Rogerson’s Quay, Dublin 2, Ireland, at the time of the meeting (and such participation shall constitute presence in person at the Annual General Meeting).

On Behalf of the Board of Directors,

Nicole Napolitano

Group Company Secretary and Associate General Counsel

April •, 2015

Important Notice Regarding the Availability of Proxy Materials for the Company’s Annual General Meeting of Shareholders to be held on June 30, 2015. This Proxy Statement, the Company’s 2014 Annual Report and the Irish Statutory Accounts are available, at www.proxyvote.com.

WILLIS GROUP HOLDINGS PUBLIC LIMITED COMPANY

2015 NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT

2015 Proxy Statement Highlights		1
General Information about the Proxy Materials and the 2015 Annual General Meeting of Shareholders		11
Proposal One: Elect Directors		14
Corporate Governance		21
Proposal Two: Ratify the Reappointment of Deloitte LLP as Independent Auditors and Authorize Board of Directors, Acting through the Audit Committee, to Fix the Auditor’s Remuneration		30
Executive Compensation: Compensation Discussion and Analysis		32
1.0	Background	32
1.1	Compensation Philosophy, Objectives and Programs	32
1.2	The Company’s 2014 Financial Performance	33
1.3	Summary of 2014 Named Executive Officer Compensation	35
2.0	The Company’s Named Executive Officer Compensation Program	36
2.1	Compensation Committee Consultant	36
2.2	Competitive Market Data	37
2.3	Result of 2014 Say-on-Pay Vote	37
3.0	Named Executive Officer 2014 Compensation	38
3.1	Perquisites and Other Benefits for Named Executive Officers	46
4.0	Clawback Policy	47
5.0	Executive Officer and Non-Employee Director Share Ownership Guidelines	47
6.0	Anti-Hedging Policies	48
7.0	Share Award Policy	48
8.0	Tax and Accounting Implications	48
9.0	Payments on Change of Control and Termination	49
Compensation Committee Report		51
Compensation Committee Interlocks and Insider Participation		51
Compensation Tables		52
Proposal Three: Advisory Vote on Named Executive Officer Compensation		73
Proposal Four: Renew the Board’s Authority to Issue Shares Under Irish Law for Issuances up to 33% of the Company’s Outstanding Share Capital		75
Proposal Five: Grant the Board the Authority to Opt Out of Statutory Pre-emption Rights Under Irish Law for Rights Issues and, Separately, for Issuances up to 5% of the Company’s Outstanding Share Capital		76
Proposal Six: Authorize Holding the 2016 Annual General Meeting of Shareholders of Willis Group Holdings Public Limited Company At a Location Outside of Ireland		78
Security Ownership: Security Ownership of Certain Beneficial Owners and Management		79
Section 16 Beneficial Ownership Reporting Compliance		82
Incorporation By Reference		82
Solicitation of Proxies		82
Ethical Code		83
Shareholder and Other Proposals		83
Exhibit A: Reconciliation of GAAP to Non-GAAP Information		A-1

WILLIS GROUP HOLDINGS PUBLIC LIMITED COMPANY    i

2015 NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT

2015 Proxy Statement Highlights

For more complete information about the topics discussed below, please review the entire Proxy Statement.

2015 Annual General Meeting of Shareholders

Date and Time:	June 30, 2015 at 9:00 a.m. Eastern Time. Registration begins at 8:30 a.m. Eastern Time.

Place:	200 Liberty Street, New York, New York 10281

Record Date:	April 10, 2015

Voting:	Shareholders as of the record date are entitled to vote. Each share is entitled to one vote for each director nominee and each of the other proposals.

Attendance:	All shareholders may attend the meeting.

Meeting Agenda and Voting Recommendations

Proposals		Board Recommendation

1.	Elect directors	For Each Nominee

2.	Ratify the reappointment of Deloitte LLP as our independent auditors	For

3.	Advisory vote on our named executive officer compensation	For

4.	Renew the Board’s authority to issue shares under Irish law for issuances up to 33% of the Company’s outstanding share capital

5.	Grant the Board the authority to opt-out of statutory pre-emption rights under Irish law for rights issues and, separately, for issuances up to 5% of the Company’s outstanding share capital	For

6.	Authorize holding the 2016 Annual General Meeting of Shareholders at a location outside of Ireland	For

WILLIS GROUP HOLDINGS PUBLIC LIMITED COMPANY

2015 NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT

2015 Proxy Statement Highlights (continued)

1. Elect Directors

We are asking you to vote “FOR” each of the director nominees listed below. All incumbent directors attended at least 75% of Board and relevant committee meetings in 2014. Set forth below is summary information about each nominee at the 2015 Annual General Meeting of Shareholders and the Committees they sit on. Other than our Group Chief Executive Officer (“CEO”), Dominic Casserley, each director nominee qualifies as independent under applicable standards.

Nominee	Age	Director Since	Summary Background	Committee Membership
Dominic Casserley	57	2013	CEO of Willis Group Holdings plc	• Executive
Anna C. Catalano	55	2006	Former Group Vice President, Marketing for BP plc	• Compensation • Governance
Sir Roy Gardner	69	2006	Former Chairman of Compass Group, PLC	• Executive • Risk (Chairman)
The Rt. Hon. Sir Jeremy Hanley, KCMG	69	2006	Former Member of Parliament for Richmond and Barnes	• Audit
Robyn S. Kravit	63	2008	CEO of Tethys Research, LLC	• Risk
Wendy E. Lane	64	2004	Chairman of Lane Holdings, Inc.	• Audit • Compensation (Chairman) • Executive
Francisco Luzón	67	2013	Former Executive Board Member and General Manager of the Latin American Division of Banco Santander, S.A.	• Governance
James F. McCann (Non-executive Chairman)	63	2004	Chairman and CEO of 1-800-Flowers	• Executive (Chairman) • Governance (Chairman)
Jaymin Patel	47	2013	President and CEO of Brightstar Corp.	• Compensation
Douglas B. Roberts	67	2003	Professor and the Director for Institute of Public Policy and Social Research — Michigan State University	• Audit (Chairman) • Executive
Dr. Michael J. Somers	72	2010	Former CEO of Irish National Treasury Management Agency	• Audit
Jeffrey W. Ubben	53	2013	Founder, CEO and the Chief Investment Officer of ValueAct Capital	• Risk

In considering whether to vote for the above director nominees, you should also consider the highlights of our corporate governance practices which are followed by our directors and may be relevant to your evaluation of the director nominees.

2    WILLIS GROUP HOLDINGS PUBLIC LIMITED COMPANY

2015 NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT

2015 Proxy Statement Highlights (continued)

Corporate Governance Highlights

•	Split CEO and Chairman roles; James McCann has served as the independent non-executive Chairman since July 2013.

•	Maintain the position of a Presiding Independent Director in the event the director serving as Chairman is not independent.

•	Maintain share ownership guidelines and retention policy for executive officers.

•	Maintain significant share ownership guidelines for directors.

•	Prohibit margin accounts and pledging of shares by directors and executive officers.

•	Majority voting for directors in uncontested elections; directors that do not receive a majority vote are not elected to the Board.

•	All directors (except the CEO) are independent.

•	Separate Board Risk Committee provides additional oversight of risk management.
•	Active Board participation in succession planning.

•	Require the CEO to seek approval of the Governance Committee before serving on any other public company board.

•	Restrict directors (other than the CEO) from serving on the boards of more than 3 publicly-traded companies in addition to the Company’s board. As noted above, the CEO is further restricted.

•	Require a director who experiences materially changed circumstances to offer his or her resignation from the Board.

•	Annual election of directors.

•	Annual review of the slates of the Board Committees.

•	Executive sessions of independent directors at regularly scheduled Board and Committee meetings.

•	Annual Board and Committee self-evaluations.

•	Continuing director education.

2. Ratify the Reappointment of Independent Auditors

The Audit Committee recommended that the Board ratify the reappointment of Deloitte LLP as the Company’s independent auditor for the fiscal year ending December 31, 2015, and the Board did so in February 2015. We are asking you to ratify the reappointment of Deloitte LLP as the Company’s independent auditors and to authorize the Board, acting through the Audit Committee, to fix the auditor’s remuneration.

3. Advisory Vote on Named Executive Officer Compensation

We are asking for your support for our named executive officer compensation as described in this Proxy Statement. While your vote is advisory, and not binding on the Compensation Committee or the Board of Directors, they will consider the outcome of the vote and any concerns raised by shareholders when determining future compensation arrangements. In deciding how to vote, we encourage you to consider key features of our 2014 compensation program discussed below.

Compensation Philosophy, Objectives and Programs

Our executive compensation program is designed to reward our leadership team for delivering results and building sustainable shareholder value. We believe our program’s performance measures align the interests of our shareholders and senior executives by tying pay outcomes to Company and business segment performance over the short- and long-term. Our executive compensation program is also designed to support us in attracting and retaining highly qualified and talented executives and professionals. This is paramount as the broad financial marketplace for talent in which the Company operates is highly competitive. The key components of our compensation philosophy are:

•	base salary, which provides market-competitive fixed pay reflective of an executive’s role, responsibilities and individual performance;

•

annual incentive compensation, which incents our named executive officers and rewards them for their contributions in generating strong financial performance at the Company level, financial or strategic performance at their business segment or corporate function, and individual strategic performance; and

•	long-term incentive compensation which has both performance-based and time-based components and is designed to incent and reward performance and help ensure retention.

Through these elements we seek to align the compensation of our named executive officers with the Company’s performance.

WILLIS GROUP HOLDINGS PUBLIC LIMITED COMPANY    3

2015 NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT

2015 Proxy Statement Highlights (continued)

The Company’s 2014 Financial Performance

Willis provides a broad range of insurance broking, risk management and consulting services to our clients worldwide. Our goal at Willis is to provide outstanding client service, deliver excellent returns to shareholders and offer compelling careers to talented people. We endeavor to achieve this by our efforts to bring the best of Willis to client situations, to acquire firms that we believe add reach and expertise to our organization, and by modernizing our operations.

In 2014, Willis achieved mid-single digit reported and organic commissions and fees growth, grew inorganically through the acquisitions of specialized and targeted companies, initiated its Operational Improvement Program, and returned capital in the form of share buybacks and increased dividends. Specifically, in 2014, the Company:

•

executed on its mergers and acquisition strategy, acquiring controlling positions in very specialized companies including (i) Max Matthiessen, a leading employee benefits advisor in Sweden; (ii) Charles Monat, a life solutions advisor to high net worth clients; and (iii) SurePoint Reinsurance, an accident and health professional advisory and reinsurance broker. In addition, the Company announced the agreement to acquire a majority interest in Miller Insurance Services, a leading London wholesale market specialist broking firm, which is expected to close in second quarter 2015;

•

initiated and made substantial progress on its multi-year Operational Improvement Program aimed at generating cumulative cost savings of at least $420 million through to 2017 and annualized savings of $300 million starting in 2018.

•	repurchased approximately 5,000,000 shares for a total cost of $213 million.

•	increased its dividend payout by over 9%.

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2015 NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT

2015 Proxy Statement Highlights (continued)

The following is a summary of the Company’s 2014 and 2013 financial performance ($ in millions, except per share amounts):

Reported measures	2014	2013
Reported commissions and fees growth	3.7%	5.1%
Reported total expenses growth	5.4%	(19.2)%
Reported operating margin	17.0%	18.1%
Reported net income	$362	$365
Reported diluted EPS	$2.00	$2.04
Underlying measures(1)	2014	2013
Underlying commissions and fees growth	4.6%	5.4%
Underlying total expenses growth	5.7%	7.6%
Underlying operating margin	18.0%	18.6%
Underlying EBITDA	$829	$819
Underlying diluted EPS	$2.33	$2.45
Organic measures(1)	2014	2013
Organic commissions and fees growth	3.8%	4.9%
Organic total expenses growth	4.6%	7.1%
Organic operating margin	18.2%	18.4%
Organic EBITDA	$818	$808

(1)	Underlying and organic measures set forth above are non-GAAP figures. A reconciliation of GAAP to non-GAAP figures is located in Exhibit A. Underlying measures exclude the impact of certain adjusting items and period over period foreign exchange movements. Organic measures exclude the above items and the impact of acquisitions and disposals.

The following is a summary of 2014 commissions and fees growth by business segment:

WILLIS GROUP HOLDINGS PUBLIC LIMITED COMPANY    5

2015 NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT

2015 Proxy Statement Highlights (continued)

Summary of 2014 Named Executive Officer Compensation

The Compensation Committee set challenging Company and business segment targets and corporate function and individual goals to incent the named executive officers to deliver strong financial performance.

The named executive officer annual incentive compensation award structure was as follows:

•	100% on the Company’s financial performance for Dominic Casserley; and

•	a combination of the Company’s financial performance (50%), business segment or corporate function performance (25%), and individual performance (25%) for other named executive officers.

Because actual performance for compensation purposes did not reach the set targets, the portion of the annual incentive compensation awards were reduced pursuant to our pay-for-performance philosophy as follows:

•	Dominic Casserley was awarded $1,653,750, representing 73.5% of his target payout;

•	John Greene was awarded $1,004,063, representing 89.3% of his target payout;

•	Stephen Hearn was awarded £742,000 (or $1,222,519), representing 70.0% of his target payout;

•	Timothy Wright was awarded £764,094 (or $1,258,921), representing 87.3% of his target payout; and

•	Todd Jones was awarded $904,575, representing 86.2% of his target payout.

The annual incentive compensation award amounts for Messrs. Hearn and Wright above are based on an average exchange rate of £1: $1.6476.

Our current named executive officers also received time-based restricted share units (“RSUs”), performance-based RSUs and time-based options as long-term incentive awards under the 2014 Long-Term Incentive Program (the “2014 LTI Program”). The performance-based RSUs are based on three-year performance period targets designed to encourage sustained financial performance. The value of these awards cannot be fully calculated until the requisite time periods are reached, the three-year performance period has ended and performance against the targets is calculated. The grant date fair value of the awards are below; however, the named executive officers will not realize the full value of the performance-based portion of such awards if the three-year performance targets are not reached.

•	Dominic Casserley: $5,250,000;

•	John Greene: $900,000;

•	Stephen Hearn: $2,200,000;

•	Timothy Wright: $1,200,000; and

•	Todd Jones: $1,000,000.

6    WILLIS GROUP HOLDINGS PUBLIC LIMITED COMPANY

2015 NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT

2015 Proxy Statement Highlights (continued)

Summary of 2014 Current Named Executive Officer Compensation
Named Executive Officer	2014 Annualized Base Salary ($)	2014 Annual Incentive Compensation Award ($)	2014 Long- Term Incentive Compensation Award ($)	2014 Total Compensation ($)	% Change from 2013 Based on Constant Currency
Dominic Casserley	1,000,000	1,653,750	5,250,000	7,903,750	(5)%
John Greene	750,000	1,004,063	900,000	2,654,063	n/a
Stephen Hearn(1)	873,228	1,222,519	2,200,000	4,295,747	(8)%
Timothy Wright(1)	823,800	1,258,921	1,200,000	3,282,721	(2)%
Todd Jones(2)	700,000	904,575	1,000,000	2,604,575	27%

(1)	The figures for Messrs. Hearn and Wright have been converted into dollars at an average exchange rate for 2014 (£1:$1.6476).

(2)	Effective April 1, 2014, Mr. Jones received a salary increase from $600,000 to $700,000, and effective April 2015, Mr. Jones received another increase in his annual base salary from $700,000 to $725,000. The Compensation Committee believes Mr. Jones’ compensation is now aligned with the other Company executive officers’ and does not expect to approve any further salary increases.

Additionally, in connection with his employment agreement, the Compensation Committee approved a transition cash award to John Greene of $500,000 and a replacement RSU award with a fair market value of $375,000 on the date of grant. The Compensation Committee believed these payments were reasonable and necessary to recruit our Group Chief Financial Officer (“CFO”).

Key Highlights for the 2014 Named Executive Officer Compensation

We have benefited from shareholder feedback about executive compensation through our say-on-pay votes for the past three years. Shareholder feedback has influenced the Compensation Committee’s design of our named executive officer compensation. As a result, shareholder support at our 2014 Annual General Meeting of Shareholders of our compensation program was at approximately 91%, slightly higher than 2013 at 89%. Certain highlights of our named executive officer compensation are as follows:

•

The Compensation Committee sought advice from its independent compensation consultant, Towers Watson, regarding the Company’s CEO compensation package, including the level of pay relative to the market in which we compete for talent, the mix of fixed to variable pay components and the relationship of the CEO’s pay level compared to the other named executive officers’ compensation.

•	The Compensation Committee set the following financial metrics for the Company’s annual incentive compensation awards and performance-based long-term incentive awards:

•

Organic commissions and fees growth and adjusted EBITDA are metrics for our annual incentive compensation awards as they are key drivers of increasing cash flow and, therefore, important constituents of shareholder value creation. Additionally, adjusted EBITDA measures cash-based operating income and ensures that appropriate investment in the Company is encouraged.

•

Performance-based long-term incentive compensation awards have three-year performance period targets to encourage sustained financial performance. Metrics include organic commissions and fees growth and adjusted EBIT (modified by a cost of capital charge for acquisitions or a cost of capital credit for dispositions made during the performance period). Adjusted EBIT (modified as described above) provides management accountability for investment decisions (mergers and acquisitions and capital expenditures) over time.

•	We followed our strict policy prohibiting directors and executive officers from entering into margin accounts or pledging shares.

•

The Compensation Committee adhered to its philosophy that incentive pay should be performance-driven and not guaranteed. Accordingly, unless there are material and compelling circumstances (i.e., on a limited basis, in connection with new hires), the Compensation Committee will not approve guaranteed incentive awards. None of our named executive officers have guaranteed annual incentive compensation awards.

WILLIS GROUP HOLDINGS PUBLIC LIMITED COMPANY    7

2015 NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT

2015 Proxy Statement Highlights (continued)

•

We require each executive officer, under our executive officer share ownership guidelines, to own shares equivalent in value to a multiple of his or her base salary, within five years of appointment to the role, as set forth below:

Position	Multiple
Group CEO	6.0 x base salary
Group CFO and Executive Officers Leading Major Business Segments	3.0 x base salary
Other Executive Officers	2.0 x base salary

•	We require our executives to retain at least 50% of the net shares received under equity award programs until the ownership guidelines are met.

The Board and the Compensation Committee will continue to review the Company’s executive compensation programs and make changes as appropriate.

Other Compensation Highlights

Other relevant parts of our compensation program are as follows:

•	Annual “say-on-pay” vote (as recommended by the Board and management and as supported by a majority of shareholders).

•	Clawback policy applicable to executive officers for incentive payments and equity-based awards.

•	Significant share ownership guidelines for non-employee directors.

•	No dividends paid on earned or unearned performance-based RSUs.

•	Independent evaluation of alignment of realizable pay to relative long-term performance.

•	Independent compensation consultant selected and overseen by the Compensation Committee.
•	No backdating of stock options and no option repricings without shareholder approval.

•	Minimal perquisites for executives.

•	No excise tax gross-ups.

•	Compensation Committee oversight of risks associated with compensation policies and practices.

•	88% of the Group CEO’s total compensation is variable and on average 77% of the other named executive officers’ total compensation is variable.

•	All long-term incentive awards are subject to double-trigger vesting upon change of control.

•	No share reserve automatic replenishment (evergreen) provision in any of our stock-based plans.

2015 Long-Term Incentive Program

The Compensation Committee has approved the key elements to the 2015 Long-Term Incentive Program. For all executive officers, performance-based RSUs would comprise 50% of the individual’s targeted 2015 award, time-based RSUs would comprise 25% of the individual’s targeted 2015 award and options would comprise 25% of the individual’s targeted 2015 award. The performance-based RSUs will be earned 50% based on the achievement of an organic commissions and fees growth target and 50% based on the achievement of an adjusted EBITDA target, modified by cost of capital to account for the impact of mergers and acquisitions and an expense modifier to account for the operational improvement program. The performance period is from January 1, 2015 through December 31, 2017. Based on the achievement of the financial targets, the face amount of the performance-based RSUs will be paid out in accordance with a sliding scale.

In addition, the Compensation Committee approved the key elements of a modification to the Company’s 2015 Long-Term Incentive Program to greater align executive management with shareholder return as the Company executes its long-term growth strategy (the “LTI TSR Multiplier”). The LTI TSR Multiplier would be awarded in conjunction with the performance-based RSUs that are anticipated to be granted in 2015 under the Company’s 2012 Equity Incentive Plan (the “2012 Plan”) and that would relate to the 36-month performance period commencing January 1, 2015 and ending December 31, 2017 (the “2015 LTI Award”). However, the LTI TSR Multiplier will measure shareholder return for the 42-month period commencing July 1, 2014 through December 31, 2017. The named executive officers are eligible to participate in the LTI TSR Multiplier.

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2015 NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT

2015 Proxy Statement Highlights (continued)

Under the terms of the LTI TSR Multiplier, certain individuals who are granted a 2015 LTI Award with this new feature will also have the opportunity to receive additional shares of the Company or the cash equivalent if certain additional long-term total shareholder return (“TSR”) goals are met and the underlying financial performance metrics are met. TSR measures the appreciation in the shares of the Company between July 1, 2014 and December 31, 2017 (based on the average of the 30 highest consecutive closing prices per share over the 90 trading days ending on the last trading day of this period) and the cash dividends payable with respect to a share during such period. The TSR performance goals range between a threshold of a TSR compound annual growth rate of 10% to a maximum TSR compound annual growth rate of 21.9%. Upon determination of the number of performance-based RSUs that are earned as a result of the achievement of the underlying 2015 LTI Award performance measures (likely to be based on organic commission and fees growth and adjusted EBIT over the 36-month measurement period), the value of those earned performance-based RSUs will be increased by an additional value equal to between 50% and 200% of the earned performance-based RSUs if the TSR performance goals (determined over the 42-month measurement period) are achieved. The increased value will be delivered either in the form of shares or cash. If the threshold TSR goal is not met, no participant will be entitled to any additional value.

The actual 2015 LTI Awards granted to the named executive officers with this new feature will be disclosed in the 2016 Proxy Statement. The new feature does not affect the awards made to the named executive officers under the 2014 LTI Program.

4. Renew the Board’s Authority to Issue Shares under Irish Law for Issuances up to 33% of the Company’s Outstanding Share Capital

As a matter of Irish company law, the directors of a company may not issue new ordinary or preferred shares unless approved by shareholders. Last year, shareholders conferred such authority on our Board for five years for issuances up to an amount equal to the authorized but unissued share capital of the Company. We understand that there are differing views among leading practitioners in Ireland as to whether authorizations, such as the authorization granted last year, will remain effective under new Irish legislation which is expected to come into force in 2015 and, as a result, the Company is resubmitting a modified proposal to its shareholders this year. Please note that we are not asking shareholders to approve an increase to our authorized share capital. It is important for the Company to be able to issue shares in order to pursue its growth strategy.

We understand that it is customary practice for listed companies in Ireland to seek shareholder authority to issue up to 33% of a company’s issued ordinary share capital and for such authority to be limited to a period of 12 to 18 months. Therefore, in accordance with customary practice in Ireland, we are seeking approval to authorize the Board to issue up to • shares (being equivalent to approximately 33% of the aggregate nominal value of the issued ordinary share capital of the Company as of April 10, 2015 (the latest practicable date before this proxy statement)). Effective upon adoption, this authority would replace last year’s authority under the current Irish legislation and would expire on December 30, 2016. Note that last year’s authority was more generous than the approval proposed this year. We expect to propose renewal of this authorization on a regular basis at our annual general meetings in subsequent years.

5. Grant the Board the Authority to Opt-out of Statutory Pre-emption Rights under Irish Law for Rights Issues and, Separately, for Issuances Up to 5% of the Company’s Outstanding Share Capital

Under Irish law, unless otherwise authorized, when an Irish public limited company issues shares for cash to new shareholders, it is required first to offer those shares on the same or more favorable terms to existing shareholders of the company on a pro rata basis (commonly referred to as the statutory pre-emption right). We understand that it is customary practice for listed companies in Ireland to seek shareholder authority to waive (or “opt-out of”) their statutory pre-emption rights in the event of (i) the issuance of shares for cash in connection with any rights issue and (ii) the issuance of shares for cash, if the issuance is limited to up to 5% of a company’s issued ordinary share capital. It is also customary practice for such waiver (or opt-out) to be limited to a period of 12 to 18 months. Therefore, in accordance with customary practice for listed companies in Ireland, we are seeking this authority for a period expiring 18 months from the passing of this resolution, unless otherwise varied, renewed or revoked. We also expect to propose renewal of this authorization on a regular basis at our annual general meetings in subsequent years.

Similar to the authorization sought under Proposal Four, granting the Board this authority is a routine matter for public companies incorporated in Ireland and is consistent with Irish market practice. This authority is fundamental to our business and, if applicable, will facilitate our ability to fund acquisitions and otherwise raise capital. We are not asking you to approve an increase in our authorized share capital. Instead, approval of this proposal will only grant the Board the authority to issue shares in the manner originally permitted under our Articles of Association upon the terms below. Without this authorization, in each case where we issue shares for cash, we would first have to offer those shares on the same or

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2015 NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT

2015 Proxy Statement Highlights (continued)

more favorable terms to all of our existing shareholders. This requirement could cause delays in the completion of acquisitions and capital raising for our business. Renewal of this authority would not exempt the Company from applicable New York Stock Exchange (“NYSE”) requirements to obtain shareholder approval prior to certain share issuances, generally at or greater than 20%.

In summary, the Board is seeking the authority to issue, free of any pre-emptive rights, • shares (being equivalent to approximately 5% of the aggregate nominal value of the issued ordinary share capital of the Company as of April 10, 2015 (the latest practicable date before this Proxy Statement)). This authority would expire on December 30, 2016.

6. Authorize Holding the 2016 Annual General Meeting of Shareholders at a Location Outside of Ireland

Under Irish law, the Company’s shareholders must authorize holding any Annual General Meeting of Shareholders at a location outside of Ireland. The Board may desire to hold the 2016 Annual General Meeting of Shareholders in the United States, and is therefore asking our shareholders to authorize holding the 2016 Annual General Meeting of Shareholders at a location outside of Ireland.

7. 2016 Annual General Meeting Shareholder Submission Dates

• Deadline for nominations for election to the Board:	Between December 13, 2015 and January 12, 2016
• Deadline for Rule 14a-8 shareholder proposals for inclusion in the Proxy Statement:	January 12, 2016
• Date beyond which the Company is able to confer discretionary authority to vote on shareholder proposals on its appointees:	March 27, 2016

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2015 NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT

General Information about the Proxy Materials and the 2015 Annual General Meeting of Shareholders

References to “shares” in this Proxy Statement are to the ordinary shares, nominal value $0.000115 per share, of Willis.

Why am I receiving these materials?

We are making this Proxy Statement available to you on or around May 11, 2015 because the Board of Directors is soliciting your proxy to vote at the Company’s 2015 Annual General Meeting of Shareholders on June 30, 2015. The information provided in this Proxy Statement is for your use in deciding how to vote on the proposals described below.

The Proxy Statement and the following documents are available on the website at www.proxyvote.com and the Company’s website at www.willis.com:

•	Our Notice of Annual General Meeting of Shareholders and Notice of Internet Availability of Proxy Materials;

•	Our Annual Report, which includes financial statements for the fiscal year ended December 31, 2014; and

•	Our Irish Statutory Accounts for the period ended December 31, 2014, and the reports of the directors and auditors thereon.

If you request, we will deliver to you a printed version of these materials.

How will the proxy materials be distributed and are they available on the Internet?

The instructions for accessing proxy materials and voting can be found in the information you received.

For shareholders who received a notice by mail about the Internet availability of proxy materials: You may access the proxy materials and voting instructions over the Internet via the web address provided in the Notice of Internet Availability. In order to access this material and vote, you will need the control number provided on the notice you received in the mail. You may vote by following the instructions on the notice or on the website.

For shareholders who received the proxy materials by mail: You may vote your shares by following the instructions provided on the proxy card or voting instruction form. If you vote by Internet or telephone, you will need the control number provided on the proxy card or voting instruction form. If you vote by mail, please complete, sign and date the proxy card or voting instruction form and mail it in the accompanying pre-addressed envelope.

You have the right to request paper copies of the proxy materials, free of charge, regardless of whether you are a record or beneficial owner of shares. Shareholders of record may request paper copies by contacting the Company Secretary or by following the instructions contained in the notice. If you hold shares through brokers, banks or other nominees, you should receive written instructions on how to request paper copies of the proxy materials if you so desire. We recommend that you contact your broker, bank or other nominee if you do not receive these instructions along with the Company’s proxy documents.

Why are there two sets of financial statements covering the same period?

Under applicable U.S. securities laws, we are required to send to you our financial statements for the fiscal year ended December 31, 2014. These financial statements, included in our Annual Report, are available on the website at www.proxyvote.com and the Company’s website at www.willis.com and, if you request, will be delivered in a printed version to you. Under Irish company law, we are also required to provide you with our Irish Statutory Accounts for the year ended December 31, 2014, including the reports of our directors and auditors thereon, which accounts have been prepared in accordance with Irish law. The Irish Statutory Accounts are available on the website at www.proxyvote.com and the Company’s website at www.willis.com, will be presented at the Annual General Meeting of Shareholders to be held on June 30, 2015 and, if you request, will be delivered in a printed version to you.

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2015 NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT

General Information about the Proxy Materials and the 2015 Annual General Meeting of Shareholders (continued)

What is the recommendation of the Board of Directors on each proposal scheduled to be voted on at the meeting? How do the Board of Directors and executive officers intend to vote with respect to the agenda items?

The Company’s Board of Directors recommends that you vote FOR the election of each of the directors; FOR the ratification of the reappointment of Deloitte LLP as the Company’s independent auditors and the authorization of the Board of Directors, acting through the Audit Committee, to fix the independent auditor’s remuneration; FOR the approval, on an advisory basis, of the compensation of our named executive officers; FOR the renewal of the Board’s authority to issue shares under Irish law for issuances up to 33% of the Company’s outstanding share capital; FOR the grant to the Board of the authority to opt-out of statutory pre-emption rights under Irish law for rights issues and, separately, for issuances up to 5% of the Company’s outstanding share capital; and FOR the 2016 Annual General Meeting of Shareholders to be held at a location outside of Ireland.

Our directors and executive officers have indicated that they intend to vote their shares in favor of each of the proposals in accordance with the Board’s recommendations. As of April 10, 2015, our current directors, director nominees and executive officers and their affiliates beneficially owned in the aggregate approximately •% of our outstanding shares.

How do I attend the Annual General Meeting?

All shareholders of record on April 10, 2015 are invited to attend the Annual General Meeting in person. Any such shareholders may participate in the meeting in Ireland by technological means which will be available at the offices of Matheson, 70 Sir John Rogerson’s Quay, Dublin 2, Ireland, at the time of the meeting (and such participation shall constitute presence in person at the Annual General Meeting). For admission to the meeting, shareholders of record should bring proof of identification and address. Those who have beneficial ownership of shares held by a bank, brokerage firm or other nominee should bring account statements or letters from their banks, brokers or other nominee showing that they owned Willis shares as of April 10, 2015. Registration will begin at 8:30 a.m. Eastern Time on June 30, 2015 and the meeting will begin at 9:00 a.m. Eastern Time.

Who is entitled to vote?

Holders of our shares, as recorded in our share register on April 10, 2015, may vote at the meeting. As of April 10, 2015, the latest practicable date, there were • shares outstanding. Holders are entitled to one vote per share. A list of shareholders will be available for inspection for at least 10 days prior to the meeting at our offices at 200 Liberty Street, New York, NY 10281.

How do I vote?

You may vote in person at the meeting or by proxy. We recommend that you vote by proxy even if you expect to attend the meeting. You are entitled to appoint one or more proxies to attend, speak and vote instead of you. A proxy need not be a member of the Company. You will be able to change your vote at the meeting if you attend in person.

Please refer to your proxy card or the information forwarded by your bank, broker or other holder of record to see how you should complete your proxy card and deliver it to the Company.

How do proxies work?

The Company’s Board of Directors is asking for your proxy. Giving us your proxy means you authorize us to vote your shares at the meeting, or at any adjournment of the meeting, in the manner you direct. You may vote for or against the proposals or abstain from voting. You may also vote for all, some or none of the directors seeking election.

If you sign and return the enclosed proxy card but do not specify how to vote, we will vote your shares for all proposals in accordance with the recommendations made by the Board.

If your shares are held in an account with a broker, bank or other nominee, this institution is considered the shareholder of record and you are considered the “beneficial owner” or “street name holder” of those shares. In this case, your broker or bank (or its agent) or other nominee has forwarded the proxy materials, and separate voting instructions, to you. Because you are not the shareholder of record, you may not vote your shares in person at the Annual General Meeting unless you obtain a valid proxy from the broker, bank or other nominee that holds your shares, giving you the right to vote the shares in person at the meeting. As the beneficial owner of the shares, you have the right to direct your broker, bank or other nominee how to vote your shares by following the voting instructions provided to you with the proxy materials.

Under relevant NYSE rules, if you do not instruct your broker how to vote, your broker will only be able to vote your shares with respect to “routine” matters. The only routine matter is the ratification of the reappointment of Deloitte LLP as the Company’s independent auditors (Proposal Two). Broker discretionary voting is not permitted for any of the other proposals because they are “non-routine” matters.

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2015 NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT

General Information about the Proxy Materials and the 2015 Annual General Meeting of Shareholders (continued)

As of the date hereof, we do not know of any other business that will be presented at the meeting. If other business shall properly come before the meeting or any adjournment or postponement thereof, your proxy gives the person or persons named in the proxy the authority to vote on the matter in accordance with the recommendation of our Board of Directors.

Who is paying the costs of soliciting this proxy?

In addition to this mailing, our employees may solicit proxies personally, electronically or by telephone. We pay the costs of soliciting this proxy. MacKenzie Partners has been retained to assist in the proxy solicitation at a base fee of approximately $15,000 plus expenses. We also reimburse brokers and other nominees for their expenses in sending these materials to you and getting your voting instructions. For further information on these arrangements, please refer to “Solicitation of Proxies.”

If I vote and then want to change or revoke my vote, may I?

If you are a shareholder of record, you may revoke your proxy at any time before the meeting by submitting a new proxy with a later date, by a later telephone or Internet vote, by voting in person at the meeting, or by notifying our Company Secretary. Written revocations to the Company Secretary should be directed to:

Company Secretary

c/o Office of the General Counsel

Willis Group Holdings Public Limited Company

200 Liberty Street

New York, NY 10281

If your shares are held in a stock brokerage account or by a bank or other nominee on your behalf, follow the voting instructions provided to you with this Proxy Statement to determine how you may change your vote.

What is the quorum required for the Annual General Meeting?

In order to carry on the business of the meeting, we must have a quorum. Under our articles of association, a quorum is reached when shareholders holding at least 50% of our issued and outstanding shares are present in person or by proxy and entitled to vote.

Only the Company’s shareholders, their proxy holders, the Company’s directors, the Company’s auditors and the Company’s guests may attend the meeting.

What vote is required for approval of each proposal and what is the effect of broker non-votes and abstentions?

All proposals to be acted on at the meeting other than Proposal Five require the affirmative vote of a majority of the votes cast at a meeting at which a quorum is present. Proposal Five requires the affirmative vote of not less than 75% of the votes of the shareholders cast at a general meeting. Abstentions and broker non-votes, though counted for the purposes of determining that a quorum is present, will not be counted as votes cast and therefore will have no effect. A broker non-vote is a proxy submitted by a broker where the broker fails to vote on behalf of a client on a particular matter because the broker was not instructed by the beneficial owner when such instruction is required by the NYSE with respect to such matter.

Who will count the votes and certify the results?

Computershare has been appointed as the independent Inspector of Election and will count the votes, determine whether a quorum is present, evaluate the validity of proxies and ballots, and certify the results of the voting.

Who is your transfer agent?

Our transfer agent is Computershare. All communications concerning accounts of shareholders of record, including address changes, name changes, inquiries as to requirements to transfer shares and similar issues, can be handled by calling toll-free (866) 259-7716 (U.S.) or (201) 680-6578 (outside the U.S.) or (800) 231-5469 (hearing impaired) or by accessing the web site at www.computershare.com/investor.

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2015 NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT

Proposal One: Elect Directors

The Company’s directors are elected by the affirmative vote of a majority of the votes cast by shareholders at the Annual General Meeting and hold office only until the next Annual General Meeting of Shareholders unless they are earlier removed or resign before that meeting. Any nominee for director who does not receive a majority of the votes cast is not elected to the Board. The Nominating and Corporate Governance Committee (the “Governance Committee”) has reviewed the needs of the Board and the qualities, experience and performance of each director and director nominee. At the Governance Committee’s recommendation, the Board has nominated all current directors to hold office until the next Annual General Meeting of Shareholders unless they are earlier removed or resign before that meeting.

The Board unanimously recommends you vote “FOR” the election of each of the directors.

Nominees for Election

Willis Group Holdings plc is a leading global risk adviser, insurance and reinsurance broker. With roots dating to 1828, Willis operates today on every continent with more than 18,000 employees in over 400 offices. Directors are responsible for overseeing the Company’s business around the globe consistent with their fiduciary duties. This requires highly-skilled individuals with various qualities, attributes and professional experience. The Governance Committee believes that the slate of nominees as a whole reflects the collective knowledge, integrity, reputation and leadership abilities, and, as discussed more below, the diversity of skills and experience with respect to accounting and financial services, government and regulation, marketing and operations and global markets that the governance of the Company requires.

Qualifications

When recommending a person for new or continued membership on the Board, the Governance Committee considers each nominee’s individual qualifications in light of the overall mix of attributes represented on the Board and the Company’s current and future needs. In its assessment of each nominee, the Governance Committee considers the person’s integrity, experience, reputation, independence and when the person is a current director of the Company, his or her performance as a director. The Governance Committee considers each director’s ability to devote the time and effort necessary to fulfill responsibilities to the Company and, for current directors, whether each director has attended at least 75% of the aggregate of the total number of meetings held by the Board and any committee on which he or she served. In 2014, each director satisfied this requirement. The Governance Committee believes service on other public or private boards (including international companies) also enhances a director’s knowledge and board experience. It considers the experience of a director on other boards and board committees in both this nomination decision and in recommending the membership slate for each of the Company’s Board Committees.

The Governance Committee believes that including directors having current and previous leadership positions is important to the Board’s ability to oversee management. Extensive knowledge of the Company’s business and the industry is an important quality for directors. Additionally, because of the Company’s global reach, international experience or knowledge of a key geographic area is also important. As the Company’s business also requires continuous compliance with regulatory requirements and agencies, it is imperative for some directors to have legal, governmental, political or diplomatic expertise. If a person has served or currently serves in the public arena (whether through political service, employment as a CEO of a public company or membership on a board of a public company), then his or her integrity and reputation is also a matter of public record on which Company and its shareholders may rely. The Governance Committee also believes that the Company distinguishes itself from its competitors through marketing and, as a result, a strong marketing perspective should be represented. In light of its public and global nature (including conducting business in different countries and currencies), the Company also seeks international experience and a high level of financial literacy and experience on the Board and Audit Committee.

Diversity

The Company is committed to maintaining diversity on the Board as provided in the Company’s Corporate Governance Guidelines. The Board and the Governance Committee believe that diversity on the Board is important to ensuring a rounded perspective. Diversity is broadly interpreted by the Board to include viewpoints, background, experience, industry knowledge and geography, as well as more traditional characteristics of diversity, such as race and gender. We believe that our commitment is demonstrated by the current structure of our Board and the varied backgrounds and skill sets of our current directors and nominees, which include three women, two persons of Asian descent and a mix of American, British, Irish and Spanish citizens.

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Proposal One: Election Of Directors (continued)

Set forth below is a summary of some of the key qualifications, attributes, skills and experiences discussed above that were considered by the Governance Committee for each person nominated for election at our 2015 Annual General Meeting of Shareholders. (The absence of a particular bullet-point for a director does not mean that the director does not possess other qualifications or skills in that area).

Biographical Information

Dominic Casserley

Mr. Casserley, age 57, joined the Company, as CEO and as a director on January 7, 2013 and currently serves as a member of the Company’s Executive Committee. Before joining the Company, he served as a senior partner of McKinsey & Company, which he joined in New York in 1983. During his 29 years at McKinsey & Company, Mr. Casserley was based in the U.S. for 12 years, Asia for five years, and, from 2000 until 2012, he worked across Europe while based in the London office. During his time at McKinsey & Company, Mr. Casserley led McKinsey’s Greater China Practice and its U.K. and Ireland Practice. Mr. Casserley was a member of McKinsey’s Shareholder Council, the firm’s global board, from 1999 to 2012 and for four years served as the Chairman of its Finance Committee. Mr. Casserley is a graduate of Cambridge University.

International Business Experience

Mr. Casserley’s expertise in the global financial services industry, including experience with insurance companies, and the skill of capitalizing on the opportunities of expanding into new markets, was obtained during his 29-year tenure at McKinsey where he spent 17 years working in Asia, Europe and London and, during which time, he led the firm’s Greater China Practice and its U.K. and Ireland Practice.

CEO/Management Experience

Mr. Casserley has served as the Company’s current CEO since January 7, 2013. In addition to serving as a senior partner at McKinsey & Company, he managed its Greater China and U.K. offices and served on the company’s global board for over 10 years and served as Chairman of the Finance Committee of that board for four years.

Anna C. Catalano

Ms. Catalano, age 55, joined the Board on July 21, 2006 and currently serves as a member of the Company’s Governance Committee and Compensation Committee. She was Group Vice President, Marketing for BP plc from 2001 to 2003. Prior to that she held various executive positions at BP and Amoco, including Group Vice President, Emerging Markets at BP; Senior Vice President, Sales and Operations at Amoco; and President of Amoco Orient Oil Company. She currently serves on the Board and the Governance Committee of Mead Johnson Nutrition and Chemtura Corporation and the Compensation Committees of Mead Johnson Nutrition, Chemtura Corporation and Kraton Performance Polymers. She serves on the Executive Committee of the Houston Chapter of the Alzheimer’s Association and serves as a director on the National Board of the Alzheimer’s Association. Ms. Catalano formerly served on the boards of SSL International plc, Hercules Incorporated, Aviva plc and U.S. Dataworks and as an advisory board member of BT Global Services. Ms. Catalano holds a BS degree in Business Administration from the University of Illinois, Champaign-Urbana.

International Business Experience

Ms. Catalano has significant executive experience in international business operations through her roles as: Group Vice President, Marketing at BP plc; Group Vice President, Emerging Markets at BP; Senior Vice President, Sales and Operations at Amoco; and President of Amoco Orient Oil Company. In 2001, Ms. Catalano was recognized by Fortune Magazine as being among the “Most Powerful Women in International Business.”

Marketing Experience

Ms. Catalano has over 25 years of experience in global marketing and operations. During her tenure as the head of marketing for BP plc, she was instrumental in the internal and external repositioning of the BP brand and was a primary voice behind the campaign to establish BP’s “Beyond Petroleum” positioning. She is also a frequent speaker on strategic and global branding.

Board and Committee Experience

Ms. Catalano has significant experience as a director and committee member from her service on other public company boards including her current service as a member of the Governance Committee of Mead Johnson Nutrition and Chemtura Corporation, the Compensation Committees of Mead Johnson Nutrition, Chemtura Corporation and Kraton Performance Polymers as well as her former service on the international company boards of SSL International plc and Aviva plc.

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Proposal One: Election Of Directors (continued)

Sir Roy Gardner

Sir Roy Gardner, age 69, joined the Board on April 26, 2006 and currently serves as the Chairman of the Company’s Risk Committee and a member of the Executive Committee. He is a Chartered Certified Accountant and served as Chairman of Compass Group PLC, a food and support services company, until his retirement from the position in February 2014. He also served as Chairman of the Nominating Committee of Compass Group PLC. He is a Senior Advisor to Credit Suisse and also a Chairman of Mainstream Renewable Power Limited and Chairman of its Nominations Committee, Chairman of the Advisory Board of the Energy Futures Lab of Imperial College London. He was appointed Senior Independent Director of William Hill PLC in April 2014. In addition, he retired as Chairman of EnServe Group Limited in September 2014 and also retired the same year from Carers UK and the Apprenticeship Ambassadors Network. Sir Roy was previously Chairman of Connaught plc between May and September 2010. He previously held positions as Chief Executive of Centrica plc, Chairman of Manchester United plc, Chairman of Plymouth Argyle Football Club, Finance Director of British Gas plc, Managing Director of GEC-Marconi Ltd, Director of GEC plc and Director of Laporte plc.

International Business and Board Experience

The United Kingdom is an important market for the Company. Sir Roy Gardner is a well-respected British businessman who began his career in 1963 and has held leadership positions at or held director positions on the boards of a number of U.K. and other European companies.

CEO/Management Experience

Sir Roy Gardner’s senior leadership roles include his position as former Chief Executive of Centrica plc for 9 1/2 years. Centrica plc is a large multinational utility company that is based in the United Kingdom but also has interests in North America. It is listed on the London Stock Exchange and is a constituent of the FTSE 100 Index.

Extensive Knowledge of the Company’s Business

Sir Roy Gardner’s experience on the Board, his financial background as a U.K.-Chartered Certified Accountant and his former service as the Chairman of the Company’s Compensation Committee provides him with an extensive knowledge of the Company’s business and allows him to serve as an effective Chairman of the Company’s Risk Committee.

The Rt. Hon. Sir Jeremy Hanley, KCMG

Sir Jeremy Hanley, age 69, joined the Board on April 26, 2006 and currently serves as a member of the Company’s Audit Committee. He is a Chartered Accountant and a director of Willis Limited, a subsidiary of the Company. He also serves on the International Advisory Committee for GTECH S.p.A. Sir Jeremy was a Member of Parliament for Richmond and Barnes from 1983 to 1997 and held a number of ministerial position in the U.K. government, including Under Secretary of State for Northern Ireland, Minister of State for the Armed Forces, Cabinet Minister without Portfolio at the same time as being Chairman of the Conservative Party and Minister of State for Foreign & Commonwealth Affairs. He retired from politics in 1998. He also served on the Boards of Langbar International Limited, London Asia Capital plc, Onslow Suffolk Limited, Mountfield Group Limited, Nymex London Limited and ITE Group plc., and the Audit Committee of the Joint Arab British Chamber of Commerce.

Legal, Governmental, Political or Diplomatic Expertise

Sir Jeremy Hanley has a deep understanding of U.K. governmental and regulatory affairs and public policy based on his 14 years as a member of Parliament and significant ministerial positions in the U.K. government. Sir Jeremy Hanley’s background is important for his role as a director of Willis Limited, a subsidiary of the Company regulated by the Financial Control Authority, the regulator of the financial services industry in the United Kingdom.

Financial Background

Sir Jeremy Hanley, a member of the Company’s Audit Committee, is a U.K.-Chartered accountant which qualifies him as an audit committee financial expert.

International Board and Committee Experience

Sir Jeremy Hanley also brings experience from his service on numerous international boards, including his service on the Board and Audit Committee of GTECH S.p.A., an Italian company.

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Proposal One: Election Of Directors (continued)

Robyn S. Kravit

Ms. Kravit, age 63, joined the Board on April 23, 2008 and currently serves as a member of the Company’s Risk Committee. She is an international business executive with almost 30 years of experience in establishing and directing significant China-based operations engaged in the international trading of industrial raw materials. Ms. Kravit co-founded Tethys Research LLC, a biotechnology company, and has acted as its CEO since 2000. From 2001 through 2010, Ms. Kravit was a Director of FONZ, the organization which manages commercial and educational activities for Smithsonian’s National Zoological Park, serving two terms as President and later chairing its Audit Committee. From January 2012 to January 2014, she was appointed to a two-year term on the Standing Advisory Group of the Public Company Accounting Oversight Board (PCAOB), established by Congress to oversee the audits of public companies. She currently serves on the Advisory Council of Johns Hopkins University’s Whiting School of Engineering and on the board of National Association of Corporate Directors (NACD) Capital Area chapter. She previously served on the Board of InovaChem Inc. Ms. Kravit holds a BA in East Asian Studies from Vassar College, and a MA in East Asian Studies from Harvard University.

International Experience

China is an emerging market for the Company and Ms. Kravit’s almost 30 years of experience in international business, focusing on the Far East markets, provides the Company with an extensive knowledge base. She is fluent in Mandarin Chinese. She has established and directed significant China-based operations engaged in the international trading of industrial raw materials and has experience in devising marketing plans that adapt to evolving political and economic environments. She also has extensive experience in the management of foreign trade transactions and international risk management.

CEO/Management Experience

Ms. Kravit founded and since 2000 has been the CEO of Tethys Research LLC, a biotechnology company, and is responsible for contract, administrative and financial operations. Prior to Tethys, as Managing Director for Asian operations, Ms. Kravit functioned as CEO of a major business unit within a complex multinational corporation.

Financial Background

Ms. Kravit previously served on the Company’s Audit Committee and was appointed to a two-year term on the Standing Advisory Group of the PCAOB. The Standing Advisory Group advises the PCAOB on issues relating to the development of auditing standards.

Wendy E. Lane

Ms. Lane, age 64, joined the Board on April 21, 2004 and currently serves as the Chairman of the Company’s Compensation Committee and as a member of the Audit Committee and Executive Committee. She was a member of the CEO Search Committee as well as other ad hoc Board Committees convened from time to time. She has been Chairman of Lane Holdings, Inc., an investment firm, since 1992. Prior to forming Lane Holdings, Inc., Ms. Lane was a Principal and Managing Director of Donaldson, Lufkin and Jenrette Securities Corporation, an investment banking firm, serving in these and other positions from 1981 to 1992. Ms. Lane is also a director and Audit Committee member of UPM-Kymmene Corporation, a Finnish publicly-held corporation, a director of MSCI Inc., a New York-based public company, and a director of Al Dabbagh Group, a private Saudi Arabian company. She previously served as a member of the board, Nominating and Corporate Governance and Audit Committees of Laboratory Corporation of America. Ms. Lane holds a BA from Wellesley College and a MBA from Harvard Business School.

Financial Background

Ms. Lane has more than 15 years of experience in investment banking, including financings, mergers and acquisitions and advisory projects. Prior to forming her own investment firm in 1992, Ms. Lane was a Principal and Managing Director of Donaldson, Lufkin and Jenrette Securities Corporation, an investment banking firm, serving in these and other positions from 1981 to 1992. From 1977 to 1980, she was an investment banker at Goldman Sachs. This background provides valuable experience when evaluating company strategic alternatives such as engaging in mergers and acquisitions and approving capital allocations. Ms. Lane’s financial background qualifies her as an audit committee financial expert.

Extensive Knowledge of the Company’s Business

Ms. Lane’s service as a director, financial expertise, current dual service as the Chairman of the Company’s Compensation Committee and member of the Audit Committee and former service as a member of the Company’s Nominating and Corporate Governance Committee have provided Ms. Lane with an invaluable knowledge base of the Company and a deep understanding of the interrelationships of issues and decisions between the Committees. She was also part of the Search Committee formed by the Board in connection with appointing the current CEO.

International Board Experience

Ms. Lane has served for approximately ten years on the board of UPM-Kymmene Corporation, a Finnish publicly held corporation with worldwide operations and revenues exceeding $11.5 billion. Ms. Lane also serves on the board of Al Dabbagh Group, a private Saudi Arabian company.

Board and Committee Experience

As well as serving on almost all of Willis’ Committees, Ms. Lane serves on the Audit Committee of UPM-Kymmene Corporation, has chaired the Audit and Compensation Committees of Laboratory Corporation of America and has extensive committee experience on all of her current and past eight boards.

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Proposal One: Election Of Directors (continued)

Francisco Luzón

Mr. Luzón, age 67, joined the Board on July 23, 2013 and currently serves as a member of the Governance Committee. From 1996 until January 2012, Mr. Luzón served in several capacities at Banco Santander, S.A. (a public company organized under the laws of Spain), most recently as Executive Board Member and General Manager of the Latin American Division, from 1996 until 1998, as Executive Director and Deputy to the Chairman and Head of Strategy, Communication and Investor Relations, and in 1998, as Head of Human Resources and Information Technology. Prior to that, Mr. Luzón held executive positions at several other banks, including Argentaria, S.A., Banco Exterior de Espana, S.A., Banco Bilbao Vizcaya and Banco Vizcaya. Within the last five years, Mr. Luzón has served as a Director of Banco Santander, S.A. and Inditex-Zara, the international fashion retail company. Mr. Luzón currently is a director of Latam Airlines Group, the international airline, and Member of its Finance Committee and its Strategy Committee. He also serves on the boards and advisory councils of numerous academic institutions, non-profit organizations and think tanks. He is also a consultant of the Interamerican Development Bank. Mr. Luzón has a Degree in business and economics from Bilbao University and, in 2010, received an Honorary Degree in economics from University Castilla La Mancha.

International Business and Management Experience

Mr. Luzón has significant international financial services experience, having served in executive roles most recently at Banco Santander, the Spanish financial institution, and other international banks over the last 30 years, and having worked in London, New York, Tokyo, the Middle East, North Africa and 12 countries in Latin America.

Financial Background

Mr. Luzón has over 40 years of experience working in mergers and acquisitions, the restructuring of numerous private and state-owned banks, insurance companies and financial institutions in Spain and throughout numerous countries in Latin America.

International Board Experience

Mr. Luzón also brings experience from his service on international boards, including his former service as a director of Banco Santander and Inditex-Zara, the international fashion retailer, and his current service as a director of Latam Airlines Group, the international airline. He has also served on the boards and advisory councils of numerous companies, academic institutions, not-for-profit organizations and think tanks.

James F. McCann

Mr. McCann, age 63, joined the Board on April 21, 2004 and currently serves as the Board’s non-executive Chairman of the Board, the Chairman of the Company’s Governance Committee, and as a member of the Executive Committee. Prior to serving as the non-executive Chairman of the Board, Mr. McCann served as the Company’s Presiding Independent Director. Mr. McCann was a member of the CEO Search Committee as well as other ad hoc Board Committees convened from time to time. He has served since 1976 as Chairman and CEO of 1-800-Flowers.Com, Inc., a florist and gift shop company. He also serves as a director for Scott’s Miracle-Gro and Dearborn National Life Insurance Company. He previously served as a director and Compensation Committee member of Lottomatica S.p.A. and a director of JPMorgan Chase Regional Advisory Board, Gateway, Inc. and The Boyds Collection, Ltd.

CEO/Management Experience

Mr. McCann has substantial management, strategic and operational experience as Chairman and CEO of 1-800-Flowers.com, Inc. The knowledge and experience he has gained through his leadership of a consumer-product and service-based public company for over 30 years continues to benefit the Company both in his role as a director, Chairman of the Board, the Chairman of the Governance Committee, Presiding Independent Director, and a member of the Executive Committee.

Extensive Knowledge of the Company’s Business

Mr. McCann’s service as a director of the Company, service as the Board’s non-executive Chairman of the Board, Presiding Independent Director, Chairman of the Governance Committee, member of the Executive Committee and former member of the Company’s Compensation Committee has provided him with an in-depth knowledge of the Company’s business and structure. He was also part of the Search Committee formed by the Board in connection with appointing the current CEO.

Board and Committee Experience

Mr. McCann has benefited from his service as a former director and member of the Compensation Committee of Lottomatica S.p.A., an Italian headquartered company and his experience as Chairman of 1-800-Flowers.com.

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Proposal One: Election Of Directors (continued)

Jaymin Patel

Mr. Patel, age 47, joined the Board on July 23, 2013 and currently serves as a member of the Compensation Committee. Mr. Patel is currently the President and CEO of Brightstar Corp. Prior to joining Brightstar Corp. in 2015, Mr. Patel served as the President and CEO of GTECH Americas, a division of GTECH S.p.A. (formerly named Lottomatica S.p.A.), a leading commercial operator and provider of technology in regulated worldwide gaming markets. Before becoming CEO of GTECH Corporation, then a subsidiary of Lottomatica Group S.p.A. in 2008, Mr. Patel held various executive positions at GTECH, including President and Chief Operating Officer (2007), Senior Vice President and CFO (2000-2007), Vice President, Financial Planning and Business Evaluation (1998-2000) and Finance Director, European and African Operations (1995-1997). From August 2006 until April 2007, Mr. Patel also served as CFO of Lottomatica S.p.A. (now GTECH S.p.A.). Prior to joining GTECH, Mr. Patel worked at PricewaterhouseCoopers in London. Mr. Patel serves as a member of the Board and the Executive Management Committee of GTECH S.p.A. Mr. Patel holds a B.A. with honors from Birmingham Polytechnic in the United Kingdom and qualified as a Chartered Accountant with PricewaterhouseCoopers in London.

CEO/Management Experience

Mr. Patel has approximately twenty years of experience as an executive of GTECH and is currently the President and CEO of Brightstar Corp.

International Experience

As the previous CEO of GTECH Americas, an international business that operates in over 55 countries, Mr. Patel has international business experience, especially growing GTECH in developing countries, including Latin America, Eastern Europe and Asia Pacific regions.

International Board Experience

Mr. Patel served for eight years on the Board and Executive Management Committee of Lottomatica Group S.p.A. (now GTECH S.p.A.), an Italian publicly held corporation with worldwide operations.

Douglas B. Roberts

Mr. Roberts, age 67, joined the Board on February 13, 2003 and currently serves as the Chairman of the Company’s Audit Committee and a member of the Executive Committee. He is the former Treasurer for the State of Michigan, a position held from April 2001 to December 2002 and from January 1991 to November 1998. From January 1999 to March 2001 he was Vice President of Business Development and Best Practices at Lockheed Martin IMS. Prior to January 1991, Mr. Roberts worked in the Michigan Senate as Director, Senate Fiscal Agency from April 1988 to December 1990 and as Deputy Superintendent of Public Instruction for the Department of Education. Mr. Roberts holds a doctorate in Economics from Michigan State University. Currently, Mr. Roberts is both a Professor and the Director for the Institute for Public Policy and Social Research at Michigan State University.

Legal, Governmental, Political or Diplomatic Experience

Mr. Roberts has a deep understanding of public finance and other public policy matters from his 28-year tenure in state government, including his years as a Michigan state treasurer and his current academic position. As Michigan state treasurer, he oversaw the state’s revenue and cash positions during a period of rebirth in Michigan’s finances and economy which included five ratings upgrades. In addition, the state Treasurer is the sole fiduciary of the state’s pension systems valued at approximately $50 billion.

Financial Background and Extensive Knowledge of the Company’s Business

Mr. Roberts’ business experience and education also qualify him as an audit committee financial expert and have positioned him well to serve as a Company director and as the Chairman of our Audit Committee.

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Proposal One: Election Of Directors (continued)

Dr. Michael J. Somers

Dr. Somers, age 72, joined the Board on April 21, 2010 and currently serves as a member of the Company’s Audit Committee. He was CEO of the Irish National Treasury Management Agency from 1990, when it was established, until the end of 2009. The Agency, which is a commercial entity outside the civil service, was initially set up to arrange Ireland’s borrowing and manage its national debt. Its remit was extended to establish and manage the National Pensions Reserve Fund (approximately €22 billion in assets under management), of which Dr. Somers was a Commissioner, and the National Development Agency, of which he was Chairman. It also incorporated the State Claims Agency, which handles claims against the State and against hospitals and other medical institutions. Dr. Somers previously worked in the Irish Department of Finance and the Central Bank and served as Secretary General of the Department of Defense from 1985 to 1987. He was the Irish member of the EU Monetary Committee from 1987 to 1990 and chaired the EU group that established the European Bank for Reconstruction and Development. He served on the board of the Irish Stock Exchange until the end of 2009 and on the Board of the European Investment Bank until June 2013. He also serves on the Boards of Allied Irish Banks plc where is he is a Deputy Chairman, the Institute of Directors, Hewlett Packard International Bank plc, Fexco Holdings Ltd., and as Chairman of Goodbody Stockbrokers, a subsidiary of Fexco. He also serves as Chairman of the Audit Committee of Hewlett Packard International Bank plc and as Chairman of the Risk Committee of the AIB Bank. He was awarded the honor of Chevalier of the Légion d’Honneur by the President of France. He previously served as a Council Member of the Dublin Chamber of Commerce and Ulysses Securitization plc, a government-established special purpose entity whose purpose has expired and assets have been liquidated, and as a director of St. Vincent’s Healthcare Group until September 2014. He holds various degrees, including a master’s degree in economic science and a doctorate from University College Dublin. He is President of the Ireland Chapter of the Ireland-U.S. Council.

Financial Background

Dr. Somers has an extensive finance background as a result of his experience relating to Ireland’s borrowing and managing its national debt as well as his experience as the Irish member of the EU Monetary Committee.

International Business and Board Experience

Dr. Somers has extensive knowledge and experience in serving the Irish and European financial, business and governmental communities, including through his service on a number of Irish Boards. The Irish market is important to the Company which completed its redomicile to Ireland, in part, to facilitate business expansion. Dr. Somers also brings his experience on the Audit Committee and Risk Committee of various entities.

Jeffrey W. Ubben

Mr. Ubben, age 53, joined the Board on July 23, 2013 and is a member of the Company’s Risk Committee. Mr. Ubben is a Founder, the CEO and the Chief Investment Officer of ValueAct Capital. Prior to founding ValueAct Capital in 2000, Mr. Ubben was a Managing Partner at Blum Capital Partners for more than five years. Previously, Mr. Ubben spent eight years at Fidelity Investments where he managed the Fidelity Value Fund. Mr. Ubben is a director of Valeant Pharmaceuticals International, Inc., a former director and member of the Compensation Committee of Acxiom Corp., a former director and member of the Compensation Committee of Gartner Group, Inc., a former director and member of the Audit and Finance Committee of Misys, plc, a former director and member of the Nomination and Governance Committee of Omnicare, Inc., a former director and member of the Audit and Finance Committee of Sara Lee Corp. and a former director of several other public and private companies. In addition, Mr. Ubben serves as chairman of the national board of the Posse Foundation, is on the board of trustees of Northwestern University, and is also on the board of the American Conservatory Theater. He has a B.A. from Duke University and an M.B.A. from the J. L. Kellogg Graduate School of Management at Northwestern University.

Financial Background

Mr. Ubben has more than 20 years of experience in the investment management business.

CEO/Management Experience

Mr. Ubben’s leadership roles include serving as CEO and Chief Investment Officer of ValueAct Capital since 2000 and as Managing Partner at Blum Capital Partners for more than five years prior to joining ValueAct.

Board and Committee Experience

Mr. Ubben also brings experience from his prior service as a director and board committee member of numerous global public companies.

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Corporate Governance

In connection with consideration of Proposal One (Election of Directors), below is a summary of the Company’s corporate governance practices, guidelines and procedures.

Board and Committee Member Independence

Based on the recommendation of the Governance Committee, the Board has determined that, with the exception of Mr. Casserley, (1) all of the current directors and director nominees shown above and (2) the members of the Audit Committee, Compensation Committee, Governance Committee and the Risk Committee are independent under the relevant Securities and Exchange Commission (“SEC”) rules, NYSE listing standards and the Board’s Director Independence Standards. The Board’s Director Independence Standards are part of the Company’s Corporate Governance Guidelines adopted by the Board and which comply and meet the requirements of the NYSE’s listing standards.

As discussed above, each director has significant experience and affiliations with other organizations. Accordingly, in evaluating the independence of each director, the Governance Committee considered that in the ordinary course of business, the Company provides services (such as insurance broking or consultancy services) to, receives services from or provides charitable donations to organizations affiliated with the directors. In addition, in the ordinary course of business and on an arm’s length basis, certain directors receive broking or consultancy services from the Company on a personal basis. However, the Governance Committee determined that, in all of the above cases, the transactions do not impair the relevant director’s independence under the applicable SEC rules, NYSE listing standards or the Company’s Governance Guidelines.

Board Meetings and Attendance

The Board met formally eight times in 2014. Additionally, the Board met informally with management and its outside advisors on several occasions during the course of the year and also acted from time to time through unanimous written consent. Each of the current directors attended at least 75% of the aggregate of the total number of meetings held in 2014 of the Board and any committee on which he or she served.

The independent directors held separate executive sessions without senior management either before or after each of the Board’s regularly scheduled meetings in 2014. The non-executive Chairman of the Board chaired each executive session. Neither the CEO nor any member of management at any level attends the executive sessions of the independent directors unless invited to discuss a particular matter.

All directors are expected to make every effort to attend the Annual General Meeting. All of the directors standing for re-election attended the 2014 Annual General Meeting of Shareholders held in Ireland.

Board Leadership Structure

As noted above, the members and chairs of each of our Board committees are independent based on the SEC’s, the NYSE’s and our governance standards. As a result, independent directors directly oversee such critical matters as the compensation policy for our executive officers, our nomination and corporate governance practices, and the integrity of our financial statements and internal controls over financial reporting.

The Board has determined that the Company and its shareholders are currently best served by having the roles of Chairman and CEO undertaken by different individuals. Our Corporate Governance Guidelines further provide that when the roles of Chairman and CEO are held by the same individual, or when the Chairman is not independent under our Guidelines and relevant SEC and NYSE rules, the directors will appoint an independent director to serve as Presiding Independent Director.

Mr. Casserley has served as CEO since January 7, 2013 and Mr. McCann has served as an independent non-executive Chairman of the Board since July 8, 2013. From October 17, 2012 until his appointment as non-executive Chairman of the Board, Mr. McCann served as the Presiding Independent Director. Because Mr. McCann is independent under the Company’s Guidelines and relevant SEC and NYSE rules, the functions of the Presiding Independent Director are also performed by him as the Chairman. Pursuant to the Company’s Corporate Governance Guidelines, in his dual role as non-executive Chairman of the Board and Presiding Independent Director, Mr. McCann shall do the following:

•	convene and preside at executive sessions of the independent and non-management directors;

•	serve as principal liaison on Board-related issues between the independent and non-management directors and the CEO; and, shall provide the CEO with feedback from executive sessions;

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Corporate Governance (continued)

•	prior to Board meetings, discuss with the CEO the information to be provided to directors and review and approve such information;

•

approve Board meeting agenda items and, with the CEO, propose for Board approval the Board’s calendar, including the number and frequency of Board meetings, to ensure there is sufficient time for discussion of all agenda items;

•	recommend to the Board the retention of outside advisors and consultants who report directly to the Board on Board-related issues;

•	consult with the Governance Committee on the appointment of chairs and members for Board Committees;

•	be available for consultation and communication with shareholders in appropriate circumstances, as instructed by the Board; and

•	perform such other functions and responsibilities as requested by the Board from time to time.

The Board’s Committees

The Committees and its members are described below in further detail:

Director	Audit Committee	Compensation Committee	Corporate Governance and Nominating Committee	Risk Committee	Executive Committee
Dominic Casserley					X
Anna C. Catalano		X	X
Sir Roy Gardner				C	X
Sir Jeremy Hanley	X, F
Robyn S. Kravit				X
Wendy E. Lane	X, F	C			X
Francisco Luzón			X
James F. McCann			C, CB		C
Jaymin Patel		X
Douglas B. Roberts	C, F				X
Michael J. Somers	X, F
Jeffrey W. Ubben				X

C	Committee Chairman
CB	Chairman of the Board
F	Financial Expert
X	Committee Member

The Executive Committee has the full powers, authorities and discretions of the Board of the Directors, when it is not in session, in the management of the business and affairs of the Company, except as otherwise provided in the resolutions of the Board and under applicable law. The Executive Committee is currently composed of the Chairman of the Board, the CEO, the Presiding Independent Director (if any) and the chairs of each Board Committee (James F. McCann, Dominic Casserley, Sir Roy Gardner, Wendy E. Lane and Douglas B. Roberts).

The Audit Committee assists the Board in fulfilling its oversight responsibilities with respect to the following:

•	the integrity of the Company’s financial statements;

•	the selection and oversight of the independent auditors;

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Corporate Governance (continued)

•	the independent auditors’ qualifications and independence;

•	the performance of the independent auditors and the Company’s internal audit function;

•	the establishment and maintenance of proper internal accounting controls and procedures;

•	the Company’s compliance with legal and regulatory requirements; and

•	the treatment of concerns regarding accounting or auditing matters as reported under the Company’s whistleblower policy.

In addition, the Audit Committee provides an avenue for communication among internal audit, the independent auditors, management and the Board. The Audit Committee also focuses on major financial risk exposures, the steps management has taken to monitor and control such exposures, and, if appropriate, discusses with the independent auditor the guidelines and policies governing the process by which senior management and the relevant departments of the Company assess and manage the Company’s financial risk exposure. The Audit Committee is currently composed of Douglas B. Roberts (Chairman), Sir Jeremy Hanley, Wendy E. Lane and Michael J. Somers and met formally five times during 2014. In addition to holding formal meetings, the Audit Committee members met informally during the course of the year to discuss and review financial matters related to the Company as well as the Company’s filings with the SEC. After regularly scheduled meetings, the Committee also meets in executive session, which includes separate meetings with management, the internal auditors and external auditors. All Audit Committee members are considered to be Audit Committee Financial Experts in light of their financial experience described in their biographies above.

The Compensation Committee determines and approves the Company’s CEO’s compensation and recommends to the Board the compensation of other executive officers and non-employee directors. In addition, the Compensation Committee oversees the administration of the Company’s share-based award plans and, in consultation with senior management, establishes the Company’s general compensation philosophy and oversees the development and implementation of the Company’s compensation programs. In connection with those objectives, the Compensation Committee is also responsible for the following:

•

reviewing and approving annually performance goals and objectives relevant to the compensation of the CEO and other executive officers and evaluating their performance in light of those goals and objectives;

•	reviewing and approving compensation policies applicable to the senior management of the Company;

•	making recommendations to the Board on the Company’s existing and proposed incentive compensation plans and equity-based plans and overseeing the administration of these plans;

•	in consultation with senior management, overseeing regulatory compliance with respect to compensation matters;

•	reviewing and discussing with senior management the Compensation Discussion and Analysis and approving its inclusion in the Company’s Proxy Statement and Annual Report on Form 10-K;

•	reviewing the results of the “say-on-pay” proposals included in the Proxy Statement and the appropriate response;

•

annually evaluating the independence of its compensation consultants, legal counsel or other advisors taking into consideration the factors enumerated in the NYSE listing standards and evaluating whether any conflict of interest exists with respect to its Compensation Consultant;

•

reviewing an assessment of compensation risk to determine whether any material risks were deemed to be likely to arise from the Company’s compensation policies and talent development programs, what mitigating factors are in place, and whether these risks would be reasonably likely to have a material adverse effect on its business; and

•	providing input and advice on the implementation of the Company’s talent strategy, including recruiting and development strategies, and the development of senior leaders.

The Compensation Committee is currently composed of Wendy E. Lane (Chairman), Anna C. Catalano and Jaymin Patel and met formally five times during 2014. In addition to holding formal meetings, the Compensation Committee members met informally during the course of the year to discuss compensation related matters and acted from time to time by unanimous written consent. After regularly scheduled meetings, the Committee also meets in executive session, which includes meetings with its Compensation Consultant.

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Corporate Governance (continued)

The Risk Committee is responsible for assisting the Board with the following:

•	monitoring oversight of the Company’s enterprise risk management;

•	overseeing, on the basis of proposals from management, the creation, and subsequent assessment, of a framework, for approval by the Board, in relation to the management of risk;

•	reviewing the adequacy of the Company’s resources to perform its risk management responsibilities;

•	reviewing the activities of the Company’s Enterprise Risk Management Committee (“ERMC”), as well as reviewing and approving annually the Company’s Enterprise Risk Management Policy;

•	meeting with the chairman and/or other members of the Company’s ERMC and Audit Committee, as needed or advisable, to discuss the Company’s corporate risk management framework and/or related areas; and

•	reviewing and recommending any major transactions or decisions affecting the Company’s risk profile or exposure.

The Risk Committee is currently composed of Sir Roy Gardner (Chairman), Robyn S. Kravit and Jeffrey W. Ubben and met formally four times in 2014. After regularly scheduled meetings, the Committee also meets in executive session.

The Corporate Governance and Nominating Committee is responsible for assisting the Board with the following:

•	developing and recommending director independence standards to the Board and periodically reviewing those standards;

•

developing and recommending to the Board the director selection process for identifying, considering and recommending candidates to the Board and director qualification standards for use in selecting new nominees and periodically reviewing the process and standards;

•	recommending to the Board the nominees to stand for election as directors at the next annual shareholder meeting and in the event of director vacancies;

•	recommending to the Board, from time to time, changes the Committee believes is desirable to the size of the Board or any Committee thereof;

•	recommending to the independent and non-management directors a nominee for Presiding Independent Director and recommending to the Board nominees and chairman for each Board Committee;

•	evaluating the independence of the non-employee directors;

•	reviewing periodically and recommending changes to the Board, from time to time, to the Company’s Corporate Governance Guidelines;

•

reviewing the appropriateness of continued service on the Board of members whose circumstances have changed or who contemplate accepting a directorship to another company or an appointment to an audit committee of another company;

•

administering and overseeing, on behalf of the Board, the evaluation process for the overall effectiveness of the Board (including the effectiveness of the Committees and the Board’s performance of its governance responsibilities); and

•	assisting the Board in reviewing succession plans prepared by management for all senior management.

The Governance Committee identifies potential director nominees by preparing a candidate profile based upon the current Board’s strengths and needs and from a variety of sources, including engaging search firms or utilizing business contacts of the Board and senior management. Nominees must meet minimum qualification standards with respect to a variety of criteria including integrity, reputation, judgment, knowledge, experience, maturity, skills and personality, commitment and independence. The Governance Committee may also take into consideration additional factors it deems appropriate, which may include diversity, experience with business and other organizations, the interplay of the candidate’s experience with the experience of other Board members and the extent to which the candidate would be a desirable addition to the Board and any committee thereof.

With feedback from the Board members, members of the Governance Committee initiate contact with preferred candidates and, following feedback from interviews conducted by Governance Committee and Board members, recommend candidates to join the Board. The Governance Committee has the authority to retain a search firm to assist with this process. The Governance Committee considers candidates nominated by shareholders and ensures that such nominees are given appropriate consideration in the same manner as other candidates.

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Corporate Governance (continued)

The Governance Committee, which currently consists of James F. McCann (Chairman), Anna C. Catalano and Francisco Luzón, met formally four times during 2014. After regularly scheduled meetings, the Committee also meets in executive session.

Highlights of the Company’s Corporate Governance Guidelines

Based on the Governance Committee’s recommendation, Company’s Corporate Governance Guidelines include, among other things, the following policies:

•	requiring the CEO to seek approval of the Governance Committee before serving on any other public company board;

•	restricting directors (other than the CEO who is further restricted as noted above) from serving on the boards of more than three publicly-traded companies in addition to the Company’s Board;

•	requiring a director who experiences materially changed circumstances to offer his or her resignation from the Board; and

•	prohibiting directors and executive officers from having margin accounts and pledging Company shares.

Our Corporate Governance Guidelines and all Board Committee Charters can be found in the Investor Relations — Corporate Governance section of our website at www.willis.com. Copies are also available free of charge on request from the Company Secretary, Willis Group Holdings Public Limited Company, c/o Office of General Counsel, 200 Liberty Street, New York, NY 10281.

Non-Employee Director Compensation

The following fees are paid to the non-employee directors for each term of service (which runs from the date of election at our Annual General Meeting of Shareholders to the date of re-election at our Annual General Meeting of Shareholders the subsequent year):

Category	Annual Fee
All Non-Employee Directors

•    $100,000 in cash

•    Time-based equity equal in value to $100,000 (based on the closing price of the Company’s shares as quoted on the NYSE on the date of grant) that vest in full on the one-year anniversary of the grant date.

Non-Executive Chairman of the Board

•    $200,000 (increased in July 2014 from $150,000); payable 50% in equity and 50% in cash, provided that the non-executive Chairman may elect to receive the fee 100% in equity.

•    Mr. McCann received his 2013 fee 50% in equity and 50% in cash. He received his 2014 fee 100% in equity and has elected to received his 2015 fee 100% in equity.

Presiding Independent Director (if any)	• $35,000
Audit Committee Chairman	• $30,000
All Other Audit Committee Members	• $10,000
Compensation Committee Chairman	• $20,000
Governance Committee Chairman	• $20,000
Risk Committee Chairman	• $20,000

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Corporate Governance (continued)

The following table sets forth cash and other compensation paid or accrued to the non-employee directors of the Company during 2014.

Name of Non-Employee Director	Fees Earned or Paid in Cash ($)	Share Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
Anna C. Catalano	100,000	99,967	—	199,967
Sir Roy Gardner(3)	120,000	99,967	—	219,967
Sir Jeremy Hanley(4)	110,000	99,967	—	209,967
Robyn S. Kravit	100,000	99,967	86,885	286,852
Wendy E. Lane(5)	130,000	99,967	49,813	279,780
Francisco Luzón	100,000	99,967	—	199,967
James F. McCann(6)	158,927	299,982	15,886	474,795
Jaymin Patel	100,000	99,967	—	199,967
Douglas B. Roberts(7)	130,000	99,967	61,390	291,357
Michael J. Somers	110,000	99,967	—	209,967
Jeffrey W. Ubben	100,000	99,967	—	199,967

(1)	On August 11, 2014, each of the directors received 2,440 RSUs, which vest in full on August 11, 2015. As part of his non-executive Chairman fee, Mr. McCann elected to receive 100% of his 2014 fee in equity and, as a result, received an additional 4,882 RSUs, which will vest on August 11, 2015. The value shown is the full fair value as of the date of grant.
(2)	In connection with the Company’s redomicile to Ireland, the Company agreed to indemnify the directors in the event they may need to pay additional taxes as a result of the redomicile. The above amounts reflect the gross-up payment made to the non-employee directors in 2014 in connection with taxes paid by them. The Company also hired auditors in Dublin, Ireland to prepare the directors’ Irish 2014 tax returns, whose fees are is expected to be less than $50,000 in the aggregate.
(3)	The above fees reflect Sir Roy Gardner’s role as the Chairman of the Risk Committee.
(4)	The above fees reflect Sir Jeremy Hanley’s role as a member of the Audit Committee. He also receives an annual cash fee of £50,000 for serving on the board of directors of Willis Limited, the Company’s principal insurance broking subsidiary outside of the United States. He has been a member of the Willis Limited board of directors since March 12, 2008 and he also serves on the Willis Limited board of directors’ audit committee.
(5)	The above fees reflect Ms. Lane’s role as the Chairman of the Compensation Committee and a member of the Audit Committee.
(6)	The above fees reflect (i) Mr. McCann’s role as non-executive Chairman of the Board and Chairman of the Governance Committee, (ii) Mr. McCann’s election to receive his 2013 non-executive Chairman of the Board fees 50% in equity and 50% in cash as well as his election to receive his 2014 fees 100% in equity and (iii) the increase made in July 2014 to the non-executive Chairman of the Board fees to $200,000.
(7)	The above fees reflect Mr. Roberts’ role as the Chairman of the Audit Committee.

Non-employee directors are subject to share ownership guidelines that require them to hold Company shares equal to the lesser of 3.5 times the directors’ cash retainer of $100,000 (i.e., $350,000) or 10,000 shares within five years. Ordinary shares, deferred shares, share equivalents, RSUs and restricted shares count toward satisfying the guidelines, but options to purchase shares do not. Each director is prohibited from transferring these shares until six months after he or she leaves Board service (other than to satisfy tax obligations on the vesting/distribution of existing equity awards), but is permitted to transfer any shares in excess of this amount. In the event a non-employee director has not acquired this threshold of shares, he or she is prohibited from transferring any Company shares (other than to satisfy tax obligations on the vesting/distribution of existing equity awards). In the case of financial hardship, the ownership guidelines would be waived until the hardship no longer applies or such appropriate time as the Compensation Committee determines. All directors who have been a member of the Board for at least five years satisfy the guidelines.

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Corporate Governance (continued)

As of December 31, 2014, the non-employee directors owned the following equity (which includes any RSUs, the settlement of which has been deferred):

Name of Non-Employee Director	Shares		RSUs	Deferred RSUs	Options
Anna C. Catalano	10,624		2,440	1,361	30,000
Sir Roy Gardner	16,932		2,440	—	30,000
Sir Jeremy Hanley	16,862		2,440	3,189	30,000
Robyn S. Kravit	8,796		2,440	1,361	—
Wendy E. Lane	10,474		2,440	—	—
Francisco Luzón	8,013		2,440	—	—
James F. McCann	12,415		7,322	1,361	—
Jaymin Patel	2,375		2,440	—	—
Douglas B. Roberts	15,222		2,440	3,189	—
Michael J. Somers	6,409		2,440	—	—
Jeffrey W. Ubben	18,423,835	(1)	2,440	—	—

(1)	Mr. Ubben’s shares include 18,423,835 ordinary shares directly beneficially owned by ValueAct Capital Master Fund, L.P., as to which Mr. Ubben may be deemed to be a beneficial owner. Mr. Ubben disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein.

For more information regarding the number of shares beneficially owned by each director as of April 10, 2015, see the section entitled “Security Ownership — Security Ownership of Certain Beneficial Owners and Management.”

The Board’s Role in Risk Oversight

The Board of Directors has the ultimate oversight responsibility for the risk management function of the Company. The Company implemented an enterprise-wide approach to risk management by establishing the Board Risk Committee, the Group Controls Committee and the Group ERMC. The members of the Group Controls Committee and the ERMC include senior executives in the finance, legal, internal audit and IT departments, including the Group General Counsel, Group Head of Risk and Compliance, the Group CFO and the Group Audit Director. They also include senior representatives from the Company’s main operating units such as our North America, Global and International businesses. Both the Controls Committee and the ERMC meets periodically throughout the year. The ERMC has adopted the Enterprise Risk Management Policy, which operates as a framework for the identification, assessment, measurement, reporting and management of exposure to the Company’s risk on an enterprise-wide basis.

The Risk Committee provides the Board with an opportunity to focus on three primary areas of risk: financial risk, legal/compliance risk and operational/strategic risk. This review has become even more focused and in-depth with the establishment of the Risk Committee which meets, at a minimum, on a quarterly basis with members of the Group Controls Committee and the ERMC as well as with other members of senior management and heads of business units. After each meeting, the Risk Committee provides a regular report to the full Board, which will include its recommendations on whether to engage in certain proposed transactions. The Risk Committee regularly reviews the Group Risk Appetite Statement and recommends any changes to the full Board for approval.

In addition to the Risk Committee discussed above, other committees of the Board also assist it in its responsibility for oversight of risk management. In particular, the Audit Committee focuses on major financial risk exposures, the steps management has taken to monitor and control such risks, and, if appropriate, discusses with the independent auditor the guidelines and policies governing the process by which senior management and the relevant departments of the Company assess and manage the Company’s financial risk exposure and operational/strategic risk. The Governance Committee focuses on risks related to Board processes, Board composition and corporate governance. The Compensation Committee focuses on compensation-related risk and, accordingly, requested and evaluated the compensation risk analysis discussed below.

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Corporate Governance (continued)

Compensation Risk Analysis

In October 2013, at the request of the Compensation Committee, Towers Watson (its current independent Compensation Consultant) worked with management to conduct a full risk assessment of the Company’s compensation programs. This assessment included an inventory of incentive compensation plans then in place at the Company, a review of the design and features of the Company’s material compensation programs with key members of management responsible for such programs and an assessment of program design and features relative to compensation risk factors.

With assistance from the Company’s management, Towers Watson also reviewed the Company’s risk profile and related risk management processes and the findings of the compensation risk assessment to determine if any material risks were deemed to be likely to arise from the Company’s compensation policies and programs and to determine whether these risks would be reasonably likely to have a material adverse effect on its business. The determination, which was reviewed and affirmed by management and the Compensation Committee, was that the Company’s pay plans and policies were not reasonably likely to have a material adverse effect on the Company.

In 2014, at the request of the Compensation Committee, Towers Watson updated this risk assessment by focusing on the elements of the Company’s compensation programs that have materially changed since the last review, namely: (1) the modification to the 2015 LTIP to incorporate a total shareholder return multiplier for select executives and (2) the elimination of the designated compensation peer group in favor of broader market reference comparisons. With respect to the LTIP change, Towers Watson found the cap on the number of RSUs that may be issued to be at an acceptable level discouraging a temptation to take any excessive risk. Towers Watson also does not believe that moving from a designated peer group to an evaluation of compensation survey data would create any additional material compensation program risk. As a result, Towers Watson concluded that the Company’s compensation programs do not create risks that are reasonably likely to have a material adverse effect on the Company. The Compensation Committee reviewed and affirmed this determination.

Review and Approval of Related Person Transactions

Willis has adopted written policies and procedures governing the review and approval of transactions between the Company and any of its directors or executive officers, nominees for directors, any security holder who is known to the Company to own of record or beneficially more than 5% of any class of the Company’s voting securities or their immediate family members (each, a “Related Person”) to determine whether such persons have a direct or indirect material interest. The Company’s directors, nominees for directors and executive officers complete an annual director and officer questionnaire which requires the disclosure of related person transactions. In addition, directors, nominees for directors and executive officers are obligated to advise the Audit Committee of any related person transactions of which they are aware, or become aware, and, in the event that any such transactions involve difficult or complex issues, the directors and executive officers are obligated to advise the Group General Counsel. Further, transactions that are determined to be directly or indirectly material to a Related Person are disclosed in the Company’s Proxy Statement or Annual Report on Form 10-K in accordance with SEC rules. The Audit Committee reviews and approves or ratifies any related person transaction that is required to be disclosed. In the course of its review and approval or ratification of a disclosable related person transaction, the Audit Committee considers, among other factors it deems appropriate:

•	the position within or relationship of the Related Person with the Company;

•	the materiality of the transaction to the Related Person and the Company, including the dollar value of the transaction, without regard to profit or loss;

•

the business purpose for and reasonableness of the transaction (including the anticipated profit or loss from the transaction), taken in the context of the alternatives available to the Company for attaining the purposes of the transaction;

•	whether the transaction is comparable to a transaction that could be available on an arms-length basis or is on terms that the Company offers generally to persons who are not Related Persons;

•	whether the transaction is in the ordinary course of the Company’s business and was proposed and considered in the ordinary course of business; and

•

the effect of the transaction on the Company’s business and operations, including on the Company’s internal control over financial reporting and system of disclosure controls or procedures, and any additional conditions or controls (including reporting and review requirements) that should be applied to such transaction.

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Corporate Governance (continued)

Any member of the Audit Committee who is a Related Person with respect to a transaction under review may not participate in the deliberations or vote regarding the approval or ratification of the transaction, provided, however, that such director may be counted in determining the presence of a quorum at a meeting at which the Audit Committee considers the transaction.

2014 Related Person Transactions Under Item 404 of Regulation S-K

No transactions are required to be disclosed under Item 404 of Regulation S-K.

Communications with Shareholders and Other Constituencies

The CEO is responsible for establishing effective communications with the Company’s stakeholder groups, including shareholders, the press, analysts, clients, suppliers, governments and representatives of the communities in which it operates. It is the policy of the Company for the CEO to appoint individuals to communicate and interact fully with these stakeholders and the Board will look to senior management to speak for the Company. This policy does not preclude non-employee directors from communicating directly with shareholders or other constituencies about Company matters, but any such communications will generally be held at the request of the Board or senior management and to ensure compliance with SEC and other regulations, with senior management or outside counsel present.

An interested person may communicate with independent directors or the non-management directors as a group by writing to the Company Secretary, c/o Office of General Counsel, Willis Group Holdings Public Limited Company, 200 Liberty Street, New York, NY 10281.

A shareholder who wishes to propose an individual to the Governance Committee for its consideration as a nominee for election to the Board may do so by writing to the Company Secretary, c/o the Office of the General Counsel, Willis Group Holdings Public Limited Company, 200 Liberty Street, New York, NY 10281.

For a more detailed description regarding the solicitation of proxies, including with respect to shareholder nominations of directors, see “Solicitation of Proxies.”

Vote Required for Special Meetings

Shareholders holding 10% of the Company’s share capital have the ability to convene a special meeting.

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Proposal Two: Ratify the Reappointment of Deloitte LLP as Independent Auditors and Authorize Board of Directors, Acting through the Audit Committee, to Fix the Auditor’s Remuneration

The Audit Committee, in accordance with the authority granted by the Board of Directors, recommended for Board ratification the reappointment of Deloitte LLP, Independent Registered Public Accountants, to audit the financial statements of the Company (including for the Irish Statutory Accounts) for the fiscal year ending December 31, 2015. This selection was approved by the Board in February 2015 and ratification of such approval is being sought from shareholders at the Annual General Meeting. Deloitte LLP acted as the Company’s independent auditors (including for the Irish Statutory Accounts) for the year ended December 31, 2014. Representatives of Deloitte LLP will attend the Annual General Meeting of Shareholders, will have an opportunity to make a statement if they desire to do so, and will be available to answer any pertinent questions.

A majority of the votes cast by shareholders at the Annual General Meeting is required to ratify the reappointment of Deloitte LLP and to refer the issue of their remuneration for the 2015 audit to the Board of Directors, acting through the Audit Committee. In accordance with the Company’s articles of association, the Board of Directors delegates the determination of the audit fees, as well as fees for permitted non-audited services, to the Audit Committee.

The Board unanimously recommends you vote “FOR” the ratification of the reappointment of Deloitte LLP as the Company’s independent auditors and the authorization of the Board, acting through the Audit Committee, to fix the auditor’s remuneration.

Fees Paid to the Independent Auditors

The following fees have been, or will be, billed by Deloitte LLP and their respective affiliates for professional services rendered to the Company for the fiscal years ended December 31, 2014 and December 31, 2013 ($ in thousands).

	2014	2013
Audit fees(1)	$7,661	$7,225
Audit related fees(2)	266	377
Tax fees(3)	99	132
All other fees(4)	126	14
Total fees	$8,152	$7,748

(1)	Fees for the audits of the Company’s annual financial statements and reviews of the financial statements included in the Company’s quarterly reports for that fiscal year.
(2)	Audit related fees relate primarily to professional services such as employee benefit plan audits and non-statutory audits.
(3)	Tax fees comprise fees for various tax compliance engagements.
(4)	All other fees in 2014 primarily relate to a review of the wholesale broking market and in 2013 relate to a compensation study in India.

The Audit Committee approved all of the services described above in accordance with the Company’s pre-approval policy.

Audit Committee Pre-Approval Process

The Audit Committee has adopted a policy regarding the pre-approval of services provided by the Company’s independent auditors, which can be found in the Investor Relations — Corporate Governance section of the Company’s website at www.willis.com. This policy requires all services provided by the Company’s independent auditors, both audit and permitted non-audit services, to be pre-approved by the Audit Committee or the Chairman of the Audit Committee or, in his absence, any other member of the Committee. The pre-approval of audit and permitted non-audit services may be given at any time before the commencement of the specified service. The decisions of a designated member of the Audit Committee shall be reported to the Audit Committee at each of its regularly scheduled meetings.

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Proposal Two: Ratification of Reappointment of Deloitte LLP as Independent Auditors and Authorization of Board of Directors, Acting through the Audit Committee, to Fix the Auditor’s Remuneration (continued)

Audit Committee Report

The primary function of the Audit Committee is to assist the Board of Directors in its oversight with respect to: (i) the integrity of the Company’s financial statements; (ii) the selection and oversight of the independent auditors; (iii) the independent auditors’ qualifications and independence; (iv) the performance of the independent auditors and the Company’s internal audit function; (v) the establishment and maintenance of proper internal accounting controls and procedures; (vi) the Company’s compliance with financial, legal and regulatory requirements; and (vii) the treatment of concerns regarding accounting or auditing matters as reported under the Company’s whistleblower policy. The Audit Committee also focuses on major financial risk exposures, the steps management has taken to monitor and control such risks, and, if appropriate, discusses with the independent auditor the guidelines and policies governing the process by which senior management and the relevant departments of the Company assess and manage the Company’s financial risk exposure. The Audit Committee operates under a Charter, a copy of which can be found in the Investor Relations — Corporate Governance section of the Company’s website at www.willis.com. Executive management is responsible for the Company’s financial statements and overall reporting process, including the system of internal controls. The independent auditors are responsible for conducting annual audits and quarterly reviews of the Company’s financial statements and expressing an opinion as to the conformity of the annual financial statements with generally accepted accounting principles.

In the performance of its oversight function, the Audit Committee has reviewed and discussed the audited financial statements as of and for the year ended December 31, 2014, with management and the independent auditors. These discussions included the judgments regarding the quality and acceptability of the Company’s accounting principles, the clarity of the disclosures and the appropriateness of the accounting principles and underlying estimates and other communications required to be discussed by the Statement on Auditing Standards No. 61, Communication with Audit Committees, as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Audit Committee has also discussed with the auditors, the auditors’ independence from the Company and its management, including the written disclosures and the letter received from the auditors regarding the auditors’ communications with the Audit Committee concerning independence as required by the Public Company Accounting Oversight Board in Rule 3526, Communication with Audit Committees Concerning Independence. The independent auditors and the Company’s Internal Auditors had full access to the Audit Committee, including at regular meetings without management present.

It is not the duty or responsibility of the Audit Committee to conduct auditing or accounting reviews or procedures. In performing their oversight function, members of the Audit Committee rely, without independent verification, on the information provided to them and on the representations made by management and the independent auditors. Accordingly, the Audit Committee’s considerations and discussions do not assure that the audit of the Company’s financial statements has been carried out in accordance with U.S. GAAP or that the financial statements are presented in accordance with U.S. GAAP.

Based upon the review and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above, the Audit Committee recommended that Deloitte LLP be retained to conduct the integrated audit of the financial statements of the Company (including the Irish Statutory Accounts) and internal control over financial reporting for the fiscal year ending December 31, 2014, and agreed that the audited financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, filed with the SEC. The Audit Committee also recommended that Deloitte LLP be retained to conduct the integrated audit of the Company’s financial statements (including the Irish Statutory Accounts) and internal control over financial reporting for the fiscal year ending December 31, 2015.

The Audit Committee is composed of Douglas B. Roberts (Chairman), Sir Jeremy Hanley, Wendy E. Lane and Michael J. Somers. All directors are independent Audit Committee Financial Experts as defined by Regulation S-K in view of their respective financial expertise.

Submitted by the Audit Committee of the Board of Directors

Douglas B. Roberts (Chairman), Sir Jeremy Hanley, Wendy E. Lane and Michael J. Somers

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Executive Compensation: Compensation Discussion and Analysis

The following is an overview of the Compensation Committee’s philosophy and objectives in designing compensation programs for the Group CEO, the Group CFO, and the Company’s three other most highly compensated executive officers, collectively our named executive officers. Our named executive officers for the fiscal year ended December 31, 2014 are listed below.

•	Dominic Casserley (Group CEO);

•	John Greene (Group CFO);

•	Stephen Hearn (Deputy CEO);

•	Timothy Wright (CEO, Willis International);

•	Todd Jones (CEO, Willis North America); and

•	Michael Neborak (Former Group CFO from January 1, 2014 to June 1, 2014).

1.0 Background

1.1 Compensation Philosophy, Objectives and Programs

Our executive compensation program is designed to reward our leadership team for delivering results and building sustainable shareholder value. We believe our program’s performance measures align the interests of our shareholders and senior executives by tying pay outcomes to Company and business segment performance over the short- and long-term. Our executive compensation program is also designed to support us in attracting and retaining highly qualified and talented executives and professionals. This is paramount as the broad financial marketplace for talent in which the Company operates is highly competitive. The key components of our compensation philosophy are:

•	base salary, which provides market-competitive fixed pay reflective of an executive’s role, responsibilities and individual performance;

•

annual incentive compensation, which incents our named executive officers and rewards them for their contributions in generating strong financial performance at the Company level, financial or strategic performance at their business segment or corporate function, and individual strategic performance; and

•	long-term incentive compensation which has both performance-based and time-based components and is designed to incent and reward performance and help ensure retention.

For annual incentive compensation award purposes, our metrics are defined below (note that these metrics may differ from the definitions used in Willis’s other public disclosures such as quarterly earnings press releases and reports filed with the SEC such as Forms 10-Q and 10-K):

•

organic commissions and fees growth is the year-on-year growth in commissions and fees and excludes: (i) the impact of foreign currency translation; (ii) the first 12 months of net commission and fee revenues generated from acquisitions; and (iii) the net commission and fee revenues related to operations disposed of in each period presented.

•

adjusted EBITDA is earnings before interest, taxes, depreciation and amortization and excludes: (i) the impact of unbudgeted acquisitions and divestitures and associated transaction costs; (ii) the impact of foreign currency translation; and (iii) restructuring charges related to the Operational Improvement Program.

For long-term incentive compensation award purposes, our metrics are defined as follows:

•

organic commissions and fees growth is the compound average growth in commissions and fees for the measurement period and excludes: (i) the impact of foreign currency translation; (ii) the first 12 months of net commission and fee revenues generated from acquisitions, thereafter performance of the acquired business will be included in the calculation; and (iii) the net commission and fee revenues related to operations disposed of in each period.

•

adjusted EBIT is earnings before interest and taxes plus net income from associates minus net income attributable to non-controlling interests; and excludes: (i) the impact of foreign currency translation; and (ii) restructuring charges related to the Operational Improvement Program. Adjusted EBIT is modified by cost of capital to account for the impact of mergers and acquisitions.

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Executive Compensation: Compensation Discussion and Analysis (continued)

Through these elements we seek to align the compensation of our named executive officers with the Company’s performance.

1.2 The Company’s 2014 Financial Performance

Willis provides a broad range of insurance broking, risk management and consulting services to our clients worldwide. Our goal at Willis is to provide outstanding client service, deliver excellent returns to shareholders and offer compelling careers to talented people. We endeavor to achieve this by our efforts to bring the best of Willis to client situations, to acquire firms that we believe add reach and expertise to our organization, and by modernizing our operations.

In 2014, Willis achieved mid-single digit reported and organic commissions and fees growth, grew inorganically through the acquisitions of specialized and targeted companies, initiated its Operational Improvement Program, and returned capital in the form of share buybacks and increased dividends. Specifically, in 2014, the Company:

•

executed on its mergers and acquisition strategy, acquiring controlling positions in very specialized companies including (i) Max Matthiessen, a leading employee benefits advisor in Sweden; (ii) Charles Monat, a life solutions advisor to high net worth clients; and (iii) SurePoint Reinsurance, an accident and health professional advisory and reinsurance broker. In addition, the Company announced the agreement to acquire a majority interest in Miller Insurance Services, a leading London wholesale market specialist broking firm, which is expected to close in second quarter 2015.

•

initiated and made substantial progress on its multi-year Operational Improvement Program aimed at generating cumulative cost savings of at least $420 million through to 2017 and annualized savings of $300 million starting in 2018.

•	repurchased approximately 5,000,000 shares for a total cost of $213 million.

•	increased its dividend payout by over 9%.

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Executive Compensation: Compensation Discussion and Analysis (continued)

The following is a summary of the Company’s 2014 and 2013 financial performance ($ in millions, except per share amounts):

Reported measures	2014	2013
Reported commissions and fees growth	3.7%	5.1%
Reported total expenses growth	5.4%	(19.2)%
Reported operating margin	17.0%	18.1%
Reported net income	$362	$365
Reported diluted EPS	$2.00	$2.04
Underlying measures(1)	2014	2013
Underlying commissions and fees growth	4.6%	5.4%
Underlying total expenses growth	5.7%	7.6%
Underlying operating margin	18.0%	18.6%
Underlying EBITDA	$829	$819
Underlying diluted EPS	$2.33	$2.45
Organic measures(1)	2014	2013
Organic commissions and fees growth	3.8%	4.9%
Organic total expenses growth	4.6%	7.1%
Organic operating margin	18.2%	18.4%
Organic EBITDA	$818	$808

(1)	Underlying and organic measures set forth above are non-GAAP figures. A reconciliation of GAAP to non-GAAP figures is located in Exhibit A. Underlying measures exclude the impact of certain adjusting items and period over period foreign exchange movements. Organic measures exclude the above items and the impact of acquisitions and disposals.

The following is a summary of 2014 commissions and fees growth by business segment:

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Executive Compensation: Compensation Discussion and Analysis (continued)

1.3 Summary of 2014 Named Executive Officer Compensation

The Compensation Committee set challenging Company and business segment targets and corporate function and individual goals to incent the named executive officers to deliver strong financial performance.

The named executive officer annual incentive compensation award structure was as follows:

•	100% based on the Company’s financial performance for Dominic Casserley; and

•	a combination of the Company’s financial performance (50%), business segment or corporate function performance (25%), and individual performance (25%) for other named executive officers.

Because actual performance for compensation purposes did not reach these targets, the portion of the annual incentive compensation awards were reduced pursuant to our pay-for-performance philosophy as follows:

•	Dominic Casserley was awarded $1,653,750, representing approximately 73.5% of his target payout.

•	John Greene was awarded $1,004,063, representing 89.3% of his target payout.

•	Stephen Hearn was awarded £742,000 (or $1,222,519), representing 70.0% of his target payout.

•	Timothy Wright was awarded £764,094 (or $1,258,921), representing 87.3% of his target payout.

•	Todd Jones was awarded $904,575, representing 86.2% of his target payout.

The annual incentive compensation award amounts for Messrs. Hearn and Wright based on an average exchange rate of £1: $1.6476).

Our current named executive officers also received time-based RSUs, performance-based RSUs and time-based options as long-term incentive awards under the 2014 LTI Program. The performance-based RSUs are based on three-year performance period targets designed to encourage sustained financial performance. The value of these awards cannot be fully calculated until the requisite time periods are reached, the three-year performance period has ended and performance against the targets is calculated. The grant date fair value of the awards are below, however, the named executive officer will not realize the full value of the performance-based portion of such awards if the three-year performance targets are not reached:

•	Dominic Casserley: $5,250,000;

•	John Greene: $900,000;

•	Stephen Hearn: $2,200,000;

•	Timothy Wright: $1,200,000; and

•	Todd Jones: $1,000,000.

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Executive Compensation: Compensation Discussion and Analysis (continued)

Summary of 2014 Current Named Executive Officer Compensation
Named Executive Officer	2014 Annualized Base Salary ($)	2014 Annual Incentive Compensation Award ($)	2014 Long- Term Incentive Compensation Award ($)	2014 Total Compensation ($)	% Change from 2013 Based on Constant Currency
Dominic Casserley	1,000,000	1,653,750	5,250,000	7,903,750	(5)%
John Greene	750,000	1,004,063	900,000	2,654,063	n/a
Stephen Hearn(1)	873,228	1,222,519	2,200,000	4,295,747	(8)%
Timothy Wright(1)	823,800	1,258,921	1,200,000	3,282,721	(2)%
Todd Jones(2)	700,000	904,575	1,000,000	2,604,575	27%

(1)	The figures for Messrs. Hearn and Wright have been converted into dollars at an average exchange rate for 2014 (£1:$1.6476).
(2)	Effective April 1, 2014, Mr. Jones received a salary increase from $600,000 to $700,000, and effective April 2015, Mr. Jones received another increase in his annual base salary from $700,000 to $725,000. The Compensation Committee believes Mr. Jones’ compensation is now aligned with the other Company executive officers’ and does not expect to approve any further salary increases.

Additionally, in connection with his employment agreement, the Compensation Committee approved a transition cash award to John Greene of $500,000 and a replacement RSU award with a fair market value of $375,000 on the date of grant. The Compensation Committee believed these payments were reasonable and necessary to recruit our CFO.

2.0 2014 Named Executive Officer Compensation Program

2.1 Compensation Committee Consultant

The Compensation Committee has the independent authority to hire external consultants and, accordingly, has retained Towers Watson since April 2011 to provide advice to the Compensation Committee on all matters related to the senior executives’ compensation and compensation programs. The Compensation Committee has the independent authority to terminate Towers Watson’s services at its discretion. Representatives from Towers Watson attended all of the Compensation Committee’s regularly scheduled meetings in 2014.

Towers Watson reports directly to the Compensation Committee and provides data on U.S. and U.K. executive compensation trends in the sectors in which the Company competes for senior executive talent as well as the broader market. Towers Watson advised the Compensation Committee on the design of the named executive officer compensation program and certain changes to the compensation packages for the Company’s other executive officers. Towers Watson also assists with how we should benchmark our named executive officers compensation as well as assess non-employee director compensation. The fees paid to Towers Watson in 2014 for these services totaled $181,511.

The Compensation Committee uses the data and analysis provided by Towers Watson to better ensure that the Company’s compensation practices are consistent with the Company’s compensation philosophy and objectives for both the amount and composition of executive compensation, including that of the CEO. Based on the data and analysis provided by Towers Watson as well as information from management and outside counsel, the Compensation Committee applies business judgment in recommending compensation awards, taking into account the dynamic nature of the brokerage and consulting businesses internationally and the adaptability and response required by the Company’s leadership to manage significant changes that arise during the course of a year.

Before its appointment as the consultant to the Compensation Committee in 2011, Towers Watson had been providing investment advisory services for the Company’s U.K. pension plan and was engaged directly by the fiduciary trustees of the plan. These trustees operate independently of the Company’s management. In addition, Towers Watson also provides human resource consulting services to certain of the Company’s subsidiaries (the majority of services is provided to international subsidiaries where Towers Watson was hired by local management). The additional services provided to the Company’s significant subsidiaries totaled $1,418,509 for 2014, of which $1,266,696 related to the services provided for U.K. pension plan and $151,813 related to the human resource consulting services. The decision to engage Towers Watson for the human resource consulting services before 2011 was originally approved by management and since that time the Compensation Committee has reviewed and approved such services. None of the Towers Watson representatives that advise the Compensation Committee provide any other services to the Company’s subsidiaries. The Compensation Committee determined that those services, in addition to the other factors specified in the NYSE listing rules, produced no conflicts of interest.

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Executive Compensation: Compensation Discussion and Analysis (continued)

2.2 Competitive Market Data

As providers of insurance brokerage and risk consultancy services, we have no direct competitors of comparable financial size in our marketplace. We compete for talent with brokers of all sizes, within sectors of large financial service organizations and with management consulting firms. For the last several years, we evaluated the market competitiveness of our named executive officer compensation levels by reviewing the compensation of a designated peer group. The Company’s compensation peer group had consisted of a variety of companies, including brokers (of all sizes), insurance carriers, other companies in the financial services sector (some of whom do not directly operate as insurance brokers), and consulting firms.

Due to the difficulty in selecting a robust peer group that is directly comparable to Willis in size and business profile, and representative of the market for executive talent, in 2014 the Compensation Committee, consulting with Towers Watson, determined that it would no longer rely on a designated compensation peer group for evaluating executive officer compensation. Instead, the Compensation Committee evaluates the competitiveness of executive officer compensation using nationally recognized compensation survey sources and compensation data from five publicly traded brokers (Aon plc, Marsh & McLennan Companies, Inc., Arthur J. Gallagher & Co., Brown & Brown Inc. and Jardine Lloyd Thompson Group plc) serving as additional market reference points.

Our executive officers are based in both the United States and the United Kingdom. The country of each executive officer’s primary location is taken into account when reviewing and determining his or her annual base salary and, particularly, benefits.

In order to attract and retain exceptional senior executives, the Compensation Committee generally sets the executive officer’s base salary at the competitive market rate but evaluates the executive officer’s total compensation (defined as base salary, annual incentive compensation and long-term incentive compensation) in the context of compensation paid to similarly-situated executives in the marketplace, and relative to other Willis executives, and considering the performance of the individual, business/functional unit and the Company as a whole as well as the scope of the role, the individual’s level of expertise and other market factors.

The Compensation Committee reviews each element of compensation separately as well as the named executive officers’ total compensation and the mix of their total compensation in variable and fixed pay. Compensation differences among the named executive officers reflect their different roles, their contributions and the different market pay relating to those roles.

2.3 Result of 2014 Say-on-Pay Vote

In connection with our 2014 Annual General Meeting of Shareholders, the proposal to approve the executive compensation of the Company’s named executive officers for fiscal 2013 received 140,576,861 votes, or approximately 91% of the votes cast, in favor. Although this vote was advisory (and therefore not binding on the Company or the Board), the Board and the Compensation Committee have considered, and will continue to consider, the outcome of the vote as well as shareholder comments when making future compensation decisions for named executive officers. Based on the results from the 2014 Annual General Meeting of Shareholders, the Compensation Committee believes that the shareholder vote endorses the compensation philosophy of the Company but continues to evaluate its plans based on advice of compensation experts as well as changing market conditions.

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Executive Compensation: Compensation Discussion and Analysis (continued)

3.0 Named Executive Officer 2014 Compensation

The key components of our named executive officers’ compensation are as follows:

•	base salary;

•	annual incentive compensation; and

•	long-term incentive compensation.

To align pay levels for the named executive officers with the Company’s performance, our pay mix places the greatest emphasis on variable incentives. As you can see from the below illustrations, 88% of our CEO’s target total compensation and 77% of the average target total compensation of our other named executive officers are variable.

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Executive Compensation: Compensation Discussion and Analysis (continued)

Components of our Named Executive Officers’ Compensation

Type	Component	Objective	Additional Detail
Variable Compensation	Annual Incentive Awards

•    Incent and reward executive officer contribution in generating strong financial performance at Company and business segment levels and strong strategic performance at corporate functions and individual levels

•    Retain strong performers

•    Provide annual performance-driven compensation

•    Company and business segment performances are measured against the revenue and profit metrics:(1)(2)

•    organic commissions + fees growth

•    adjusted EBITDA

•    Payout determined using annual incentive sliding scale that correlates performance and payouts

•    Company sliding scales have a higher performance threshold for the CEO and other named executive officers than for other employees

•    Paid entirely in cash(3)

Long-Term Incentive Awards

•    Align executive officers’ interests with those of our shareholders

•    Incent long-term decision making and strong-value creation

•    Reward exceptional performance for executive officers

•    Retain strong performers

•    Grants made in the form of:

•    time-based options

•    performance-based RSUs

•    time-based RSUs

•    The 2014 LTI Program includes three-year performance period to better align pay with long-term performance. At the end of the three-year performance period, earned performance-based RSUs will be determined using a sliding scale.

•    Earned performance portion of the 2014 LTI Program will be determined using the following revenue and profit metrics:(1)(2)

•    organic commissions + fees growth

•    adjusted EBIT (with cost of capital modifier)

•    Dividends are not payable on any performance-based RSUs

•    Time-based RSUs under the 2014 LTI Program vest ratably over a three-year period

Fixed Compensation	Base Salary	• Provide market-competitive fixed pay reflective of an executive’s role, responsibilities and individual performance • Attract and retain highly talented executives	• Salary adjustments made only to reflect changes in responsibilities or when market or internal equity conditions warrant

(1)	The Board and Compensation Committee believe these metrics are key drivers of cash flow and shareholder value creation.
(2)	These financial metrics were the same for all employees of the Company and its subsidiaries, who received annual incentive compensation awards or performance-based equity.
(3)	From time to time, the Company may pay a portion of annual incentive compensation awards in the form of RSUs, provided there is sufficient available share capacity.

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Executive Compensation: Compensation Discussion and Analysis (continued)

Base Salary — Base salary is intended to provide a fixed level of remuneration to fairly compensate and retain executives based on the individual’s role, experience and skill. The Compensation Committee strives to set base salary at a competitive level in the relevant markets in which our executive officers operate. Base salaries are reviewed by the Compensation Committee for all the Company’s executive officers relative to U.S. or U.K. survey data, as applicable. We do not normally grant annual merit increases to executives. In line with our compensation philosophy, exceptional performance by our executive officers is generally rewarded through annual and/or long-term incentive compensation and not through base salaries.

Adjustments to base salaries are made by the Compensation Committee to reflect changes in responsibilities when competitive market or internal conditions warrant. For example, Todd Jones received an increase in his annual base salary to reflect a multi-year planned strategy to align his salary with the other executive officers’. Effective April 1, 2014, Mr. Jones received a salary increase from $600,000 to $700,000, and effective April 2015, Mr. Jones received another increase in his annual base salary from $700,000 to $725,000. The Compensation Committee believes Mr. Jones’ compensation is now aligned with the other Company executive officers’ and does not expect to approve any further salary increases.

Annual Incentive Compensation — Our annual incentive compensation plan is designed to incent and reward our named executive officers for their contribution in generating strong financial performance at the Company, strong financial or strategic performance at their business segment or corporate function, and strong individual performance, as well as to retain strong performers.

Each current named executive officer is eligible to receive an annual incentive compensation award under the Company’s Annual Incentive Plan (“AIP”) expressed as a percentage of the named executive officer’s base salary. AIP awards are an integral component of the executive officer’s total compensation and are based on specific Company financial results, business segment or corporate function performance, and individual executive officer strategic objectives results. The AIP is intended to deliver exceptional pay for exceptional performance and provides a well-timed link between recent performance and individual compensation, which is especially pertinent with the de-emphasis on regular base-pay increases.

Annual incentive compensation, which may be paid in cash and/or equity, is granted under the Willis Group Senior Management Incentive Plan (the “SMIP”) to the extent named executive officers are “covered employees” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”). Generally, annual incentive compensation awards to the executive officers are approved and, for named executive officers who are “covered employees” under Section 162(m), are typically certified by the Compensation Committee prior to payments made in March.

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Executive Compensation: Compensation Discussion and Analysis (continued)

The 2014 annual incentive compensation awards under the AIP for the named executive officers were structured as follows:

The Compensation Committee originally determined that the 2014 annual incentive compensation award for Mr. Casserley would be 80% based on Company financial performance and 20% based on individual performance. On further reflection, the Compensation Committee determined that Mr. Casserley’s 2014 award would be 100% based on Company financial metrics. The Compensation Committee believes this change appropriately aligned Mr. Casserley’s 2014 annual incentive compensation award with the interests of our shareholders. The result of the change was a decrease in the amount to be paid to Mr. Casserley as an annual incentive compensation award.

AIP COMPONENT PERFORMANCE MEASURES

Company Financial Performance	Business Segment Financial Performance	Corporate Function Performance	Individual Performance
• 50% organic commissions and fees growth	• 50% organic commissions and fees growth	department strategic goals	individual strategic goals
• 50% adjusted EBITDA	• 50% adjusted EBITDA

The resulting percentage was applied against each officer’s annual incentive compensation target award, which is a percentage of the officer’s base salary set forth below. Further details are set forth below in the table entitled “Summary of Annual Incentive Compensation Calculations for all Named Executive Officers.”

Company Financial Performance Portion of Annual Incentive Compensation

As stated above, the Company financial measures used for determining the named executive officers’ annual incentive compensation awards were organic commissions and fees growth and adjusted EBITDA. The Board selected those metrics because they believe they are key drivers of increasing cash flow and, therefore, important constituents of shareholder value creation. Additionally, adjusted EBITDA measures cash-based operating income and ensures that appropriate investment in the Company is encouraged.

The Compensation Committee set challenging but achievable stretch target levels at 100% payout to incent strong Company financial performance. For compensation purposes, the organic commissions and fees growth target was 6.5% and adjusted EBITDA target was $877.0 million. In addition, the Compensation Committee believes it has set very aggressive metrics for the maximum level of financial performance, which would be extremely difficult to obtain but which, if attained, would have resulted in the creation of substantial long-term value for the Company.

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Executive Compensation: Compensation Discussion and Analysis (continued)

With respect to the organic commissions and fees growth based component of the award, the following scale applied:

Organic Commissions and Fees Growth Target	Payout as % of Target
> 8.2%	Up to 150%(1)
8.2%	115%
6.5%	100%
4.5%	85%
3.5%	70%
< 3.5%	0%

(1)	Pursuant to Mr. Casserley’s employment agreement, he had a maximum payout of 400% of his base salary or 178% of annual incentive compensation award target.

For compensation purposes, the Company achieved organic commissions and fees growth of 3.8%. Based on the interpolation of the above sliding scale, this produced a payout rate of 74.3% for this portion of each of the named executive officers’ annual incentive compensation awards.

With respect to the adjusted EBITDA component of the award, the following scale applied:

Adjusted EBITDA ($M) Target	Payout as % of Target
> $926.6	Up to 150%(1)
$926.6	125%
$877.0	100%
$844.6	85%
$828.8	70%
< $828.8	0%

(1)	Pursuant to Mr. Casserley’s employment agreement, he had a maximum payout of 400% of his base salary or 178% of annual incentive compensation award target.

For compensation purposes, the Company achieved adjusted EBITDA of $831.6 million. Based on the interpolation of the above sliding scale, this produced a payout rate of 72.7% for this portion of each of the named executive officers’ annual incentive compensation awards.

Based on the application of the above two scales, the blended payout rate for the Company’s performance against the organic commissions and fees growth and adjusted EBITDA targets was 73.5% of target. This comprised 100% of Mr. Casserley’s annual incentive compensation award and 50% of each of the other named executive officers’ annual incentive compensation awards.

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Executive Compensation: Compensation Discussion and Analysis (continued)

Business Segment Financial Performance Portion of Annual Incentive Compensation

The Compensation Committee then reviewed the business segment financial goals established at the beginning of 2014 versus the actual performance against those objectives. The following scales for organic commissions and fees growth and adjusted EBITDA were applied to each business segment:

Performance Against Organic Commissions and Fees Growth Target	Payout as % of Target
> 126.0%	Up to 200%
126.0%	115%
100.0%	100%
69.4%	85%
54.0%	70%
< 54.0%	0%

Performance Against Adjusted EBITDA Target	Payout as % of Target
> 105.7%	Up to 200%
105.7%	125%
100.0%	100%
96.3%	85%
93.2%	70%
85.0%	50%
< 85.0%	0%

The following tables show the business segment target and actual achievement for compensation purposes, along with the resulting blended payout rate for the business segment portion of the annual incentive compensation awards for Messrs. Hearn, Wright and Jones.

Stephen Hearn, Global Business
	Target	Actual	% of Target	Payout Rate
Organic Commissions & Fees Growth	4.9%	1.5%	30.7%	0.0%
Adjusted EBITDA ($M)	$413.4	$378.7	91.6%	66.1%
Blended Payout Rate:				33.0%

Timothy Wright, International
	Target	Actual	% of Target	Payout Rate
Organic Commissions & Fees Growth	10.0%	9.0%	90.4%	95.3%
Adjusted EBITDA ($M)	$224.7	$218.7	97.4%	89.3%
Blended Payout Rate:				92.3%

Todd Jones, WNA
	Target	Actual	% of Target	Payout Rate
Organic Commissions & Fees Growth	3.0%	2.8%	92.4%	96.3%
Adjusted EBITDA ($M)	$336.9	$336.1	99.7%	99.0%
Blended Payout Rate:				97.6%

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Executive Compensation: Compensation Discussion and Analysis (continued)

Corporate Function Goals and Individual Strategic Objectives

The Compensation Committee then considered the corporate function goals for Mr. Greene and the individual strategic objectives for him and Messrs. Hearn, Wright and Jones named executive officers established for 2014. Both of these components of annual incentive compensation allows for an achievement opportunity of 0% to 150% for named executive officers.

Key factors and resulting payout decisions are set forth below.

John Greene

•	Improved internal control environment, financial forecasting accuracy and budgeting process.

•	Implemented a working capital management program.

•	Improved the external financial reporting process.

•	Enhanced tax rate transparency and forecasting.

•	Maintained focus on group wide expense control.

•	Evaluated and enhanced the finance organization functional design, effectiveness and accountabilities.

As a result of the achievement of these goals, the Compensation Committee funded the corporate function portion of his annual incentive compensation award at 100% and the individual portion of his annual incentive compensation award at 110%.

Stephen Hearn

•	In addition to his business segment and Deputy CEO responsibilities, in mid-year he also became Interim CEO of Willis UK, and made significant progress in the turnaround of that business.

•	Achieved considerable progress in the establishment of our new industry structure and in our expanded Risk Analytics capabilities, and attracted key talent in both areas.

•	Initiated and drove the planned acquisition of Miller Insurance Services, which significantly contributes to our inorganic growth strategy.

As a result of the achievement of these goals, the Compensation Committee funded this portion of his annual incentive compensation award at 100%.

Timothy Wright

•	Continued to drive inorganic growth opportunities with Max Matthiessen, IFG businesses and Charles Monat Associates acquisitions.

•	Successfully launched the Global Human Capital & Benefits practice.

•	Led our continued collaboration with our evaluation of Gras Savoye in anticipation of our decision regarding our purchase option.

As a result of the achievement of these goals, the Compensation Committee funded this portion of his annual incentive compensation award at 110%.

Todd Jones

•	Formulated and began execution on a large account strategy in concert with global industry and geographic leaders.

•

Completed an assessment of our small commercial strategy and portfolio focused on growing our small account business profitably, which resulted in a restructuring of our current model and several dispositions within the portfolio.

•	Continued to promote innovation resulting in several product developments, including our cyber product extension.

•	Completed multiple office leader and regional leader transitions and significantly enhanced new producer induction and on-boarding.

As a result of the achievement of these goals, the Compensation Committee funded this portion of his annual incentive compensation award at 100%.

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Executive Compensation: Compensation Discussion and Analysis (continued)

The following table sets forth the calculations for 2014 annual incentive compensation awards paid to the named executive officers. All amounts were paid in cash. Mr. Neborak did not receive an annual incentive compensation award.

Summary of Annual Incentive Compensation Calculations for Named Executive Officers

Named Executive Officer	2014 Salary ($/£)		AIP Target as % of Salary ($/£)	Company Portion Blended Payout Rate	Business Segment Portion Blended Payout Rate	Corporate Function Portion Payout Rate	Individual Portion Payout Rate	Total Payout as % of AIP Target	Total Annual Incentive Payout ($/£)
Dominic Casserley		$1,000,000	225%	73.5%	n/a	n/a	n/a	73.5%		$1,653,750
John Greene		$750,000	150%	73.5%	n/a	100%	110.0%	89.3%		$1,004,063
Stephen Hearn(1)	£ $	530,000 or 873,228	200%	73.5%	33.0%	n/a	100.0%	70.0%	£ $	742,000 or 1,222,519
Timothy Wright(1)	£ $	500,000 or 823,800	175%	73.5%	92.3%	n/a	110.0%	87.3%	£ $	764,094 or 1,258,921
Todd Jones(2)		$700,000	150%	73.5%	97.6%	n/a	100.0%	86.2%		$904,575

(1)	The figures for Messrs. Hearn and Wright have been converted into dollars at an average exchange rate for 2014 (£1:$1.6476).

(2)	Effective April 2014, the Compensation Committee approved an increase in Mr. Jones’ base salary to $700,000 and, effective April 2015, the Compensation Committee approved an increase in his base salary to $725,000 and annual incentive compensation award target to 175% of his base salary.

Long-Term Incentive Compensation — Our long-term incentives are a significant element of our executive officers’ compensation and have typically been in the form of equity awards.

In the first quarter of 2014, the Compensation Committee adopted the 2014 LTI Program, which, consistent with prior year long-term incentive programs, had both performance-based and time-based components to both reward performance and help ensure retention. Each of Messrs. Casserley, Greene, Hearn, Wright and Jones were eligible to participate in the 2014 LTI Program and received grants of options, performance-based RSUs and time-based RSUs under the program. Consistent with prior year long-term incentive programs, all executive officers, other than Mr. Casserley, received their grants under the 2014 LTI Program in December. Mr. Casserley received his grant in May. The performance-based equity included performance targets established in the first quarter of 2014.

For the named executive officers, their individual 2014 awards included the following components:

The equity granted under the 2014 LTI Program was made under the 2012 Plan. The Committee selected the above mix of equity awards to appropriately balance the objectives of pay for performance, incentives to outperform, retention and shareholder alignment. The options and

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Executive Compensation: Compensation Discussion and Analysis (continued)

time-based RSUs will generally vest one-third on each of the first, second and third anniversaries of the grant date, subject to the continued employment of the participant during the vesting period. The performance period for the performance-based RSUs is from January 1, 2014 through December 31, 2016. The performance-based RSUs that have been earned based on the performance of the 2014 LTI Program targets will generally vest 100% on March 5, 2017, subject to the continued employment of the participant during the vesting period. Cash dividend equivalents are payable on the time-based RSUs and are distributed upon vesting.

The amount of performance-based RSUs granted under the 2014 LTI Program that will be earned will be 50% based on the achievement of an organic commissions and fees growth target and 50% based on the achievement of an adjusted EBIT target (modified by a cost of capital charge for acquisitions or a cost of capital credit for dispositions made during the performance period). The decision to select organic commissions and fees growth as a metric for both the AIP and the 2014 LTI Program was done to emphasize the strategic importance of accelerating the Company’s top line revenue growth. Adjusted EBIT (modified as described above) provides management accountability for profit performance including investment decisions (mergers and acquisitions and capital expenditures) over time. In 2015, the Compensation Committee restated the financial targets for the 2014 LTI Program to ensure management’s accountability for savings under the Operational Improvement Program.

If the targets are not achieved at 100%, the earned amount of the performance-based RSU award will be reduced in accordance with the following sliding scales:

Performance Against Organic Commissions and Fees Growth Target	% of Earned Performance-Based RSUs
125%	125%
110%	110%
100%	100%
85%	90%
70%	80%
< 70%	0%

Performance Against Adjusted EBIT Target	% of Earned Performance-Based RSUs
104%	125%
102%	110%
100%	100%
98%	90%
94%	80%
< 94%	0%

Details of the 2014 equity award grants made to the named executive officers and the awards earned as a result of the Company’s financial performance are contained in the compensation tables in the sections entitled “Grants of Plan-Based Awards” and “Outstanding Equity Awards at Fiscal Year-End.” Details concerning the employment agreements of the named executive officers are set forth in the section entitled “Compensation Tables —Named Executive Officers’ Employment Agreements.”

Performance-based RSUs and options that are intended to be “qualified performance-based compensation” under Section 162(m) were granted under the SMIP, under the 2012 Plan, or under a combination of the SMIP and the 2012 Plan.

3.1 Perquisites and Other Benefits for Named Executive Officers

The Company does not believe that providing generous executive perquisites is either necessary to attract and retain executive talent or consistent with our pay-for-performance philosophy. Therefore, other than the benefits described in the “Summary Compensation” table, we do not provide perquisites such as personal use of aircraft, excise tax gross-ups, financial planning services, club memberships or vacation homes to our executive officers.

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Executive Compensation: Compensation Discussion and Analysis (continued)

The Company provides retirement, life insurance and medical benefits to our named executive officers to be competitive with the marketplace in which our executive officers operate (which are largely the same as those provided to other employees in the workplace).

Mr. Jones has a vested benefit in the U.S. defined benefit plan which was closed to new hires on January 1, 2007 and was frozen on May 15, 2009.

Newly hired named executive officers only participate in the Company’s defined contribution plans. For U.S. employees, a 401(k) Plan is available for saving towards retirement pursuant to which the Company makes matching contributions. The matching contribution for 2014 was made on December 31, 2014 for eligible employees who were still employed by the Company on that date.

None of the named executive officers participate in the Company’s approved U.K. defined benefit plan, the Willis Pension Scheme (U.K.), which was closed to new members on January 1, 2006. In 2006, it was replaced by the Willis Stakeholder Pension Scheme, a defined contribution plan for new employees. As of February 1, 2015, the Willis Group Personal Pension Plan will replace the Willis Stakeholder Pension Scheme and will operate in the same way and with the same contribution structure. Some of the named executive officers elect to receive cash supplements in lieu of Company contributions to the Willis Stakeholder Pension Scheme. Details of the retirement benefits received by the named executive officers are contained in the compensation tables in the section entitled “Pension Benefits.”

The Company also maintains a deferred compensation plan for certain U.S. employees whose annual salary is in excess of $250,000 that allows them to plan their tax position through a deferral of part of their annual compensation. In 2014, Mr. Jones was the only named executive officer who participated in the deferred compensation plan. The deferred compensation plan can also be used for special deferred compensation awards from the Company. Mr. Jones received a deferred compensation award from the Company in the amount of $350,000 in 2009. Per the terms of the award, Mr. Jones maintained a balance in the plan until May 2014, at which time he received a distribution of his entire account.

4.0 Clawback Policy

Under the Company’s clawback policy, the Board, or any of its committees, may to the extent permitted by applicable law, cancel or require reimbursement of any incentive payments or equity-based awards received by an executive officer after December 31, 2008, if and to the extent that (i) the incentive payment or equity award was based on the achievement of Company financial results which are subsequently restated, (ii) the Compensation Committee determines that the executive officer engaged in fraud, negligence or other misconduct that contributed to the need to restate the Company’s financial results and (iii) the incentive payments or equity-based award values made to the executive officer would have been lower if the Company’s results had been properly reported. In such cases, the Company will seek to recover from the executive officer the amount by which the actual incentive payment or equity award for the relevant period exceeded the amount that the executive officer would have received based on the restated results. The Company’s clawback policy is posted on its website under Investor Relations — Corporate Governance.

The Company will comply, and has modified its award agreements to so indicate, with the provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act once the SEC’s rules are finalized, and will adopt a revised mandatory clawback policy that will require the Company, in the event of a restatement, to recover from current and former executives any incentive-based compensation, for the three years preceding the restatement, that would not have been awarded under the restated financial statements. The Compensation Committee periodically reviews the Company’s clawback policy and, to ensure full compliance, will propose its final recommendations to the full Board once it has had the benefit of reviewing the SEC’s proposed and final rules for the legislation.

5.0 Executive Officer and Non-Employee Director Share Ownership Guidelines

We maintain share ownership guidelines under which executive officers and non-employee directors are expected to acquire a meaningful level of share ownership in the Company, so as to further align their interests with those of our shareholders. In February 2013, the Compensation Committee revised the executive officer share ownership guidelines to require them to own shares equivalent in value to a multiple of his or her base salary, as set forth below:

Position	Multiple
Group CEO	6.0 x base salary
Group CFO and Executive Officers Leading Major Business Segments	3.0 x base salary
Other Executive Officers	2.0 x base salary

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Executive Compensation: Compensation Discussion and Analysis (continued)

Executives are encouraged to comply with their applicable guideline as soon as practical given their individual circumstances and no later than five years from (i) March 1, 2013 (the date of the implementation of the policy (i.e., March 1, 2018)) or (ii) the date of the executive’s hiring or promotion. The failure to comply with or make reasonable progress towards meeting the share ownership guidelines in a timely fashion will result in the executive being required to retain all net shares acquired by him or her under the exercise of share options or the vesting of RSUs (net of shares surrendered for the payment of the exercise price and any taxes).

For purposes of meeting the executive officer share ownership guidelines, the related value, using the three-month average share price of the following shares, will be counted towards achieving and maintaining compliance: shares owned outright; shares or units held in Willis broad-based share purchase plans (i.e., the ESPP, U.K. Sharesave); unvested RSUs and RSUs subject to time-based vesting; and unvested earned performance-based RSUs. Options and unearned performance RSUs are not counted as shares owned for purposes of the guidelines.

Executives are required to retain at least 50% of the net shares received under equity award programs until the ownership guidelines are met.

As discussed under “Corporate Governance — Non-Employee Director Compensation,” non-employee directors are required to hold shares equal to the lesser of 3.5 times the directors’ cash retainer of $100,000 (i.e., $350,000) or 10,000 shares.

6.0 Anti-Hedging Policies

The Company prohibits directors and executive officers from pledging any Company shares, entering into margin accounts, short selling any Company shares, selling shares “against the box” and buying or selling puts or calls relating to Company shares.

7.0 Share Award Policy

The Board of Directors has a policy governing the granting of options and other share-based awards under the Company’s equity plans.

It is the Company’s policy to neither backdate option grants or other share-based awards to take advantage of a lower share price nor to schedule grants of options or other share-based awards before or after specific events to take advantage of anticipated movements in the price of our shares.

It is also the Company’s policy to grant options with an exercise price no less than the closing sales price as quoted on the NYSE on the date of grant, except in the case of any sharesave sub-plans adopted by the Company for non-U.S. employees, for which the exercise price of the option is set at a 5% or 10% discount off the closing sales price on the date before employees are invited to participate. In addition, none of the Company’s stock-based plans permit the re-pricing of options without obtaining shareholder approval.

In addition to approving share-based awards to executive officers, the Compensation Committee is responsible for approving the overall allocation of share-based awards to the employees of the Company and its subsidiaries and affiliates for the forthcoming year. Implementation of the granting of such awards within the agreed annual plan is delegated to the Share Award Committee consisting of the CEO, the Group CFO and the Group Human Resources Director. The members of the Share Award Committee work closely with the Chairman of the Compensation Committee to ensure that, in particular, the timing of grants is appropriate.

Awards may be made at a time when the Company is in possession of material non-public information, so long as the timing of the award is not motivated by an intention to improperly use any such material non-public information for the benefit of the recipient.

Under this policy, annual share-based awards for executive officers are authorized by the Compensation Committee and the grant date shall be the date of that meeting or a date specified by the Compensation Committee no later than 30 days following that meeting. Except as directed by the Compensation Committee, share-based awards granted in connection with a new hire, a promotion or the assignment of additional responsibilities to an existing employee or for retention purposes will be considered granted on March 5th, May 10th, August 10th, November 10th or December 5th (or if the applicable grant date is not a trading day, the next trading day) on the date most closely following the date on which such recipient’s employment or promotion or assignment of new responsibilities commenced and such award was approved.

8.0 Tax and Accounting Implications

The Compensation Committee considers the anticipated tax treatment to the Company and to the executive officers in its review and establishment of compensation programs and payments. Section 162(m) imposes a limit on the amount the Company may deduct for U.S. tax purposes for compensation paid to our CEO and our three most highly compensated executive officers employed at the end of the year (other than the CFO). However, compensation that qualifies as “performance-based” under Section 162(m) is excluded from the limit if, among other requirements, the compensation is payable only upon the attainment of pre-established, objective performance goals under a plan approved by the Company’s shareholders.

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Executive Compensation: Compensation Discussion and Analysis (continued)

The SMIP, which was approved by shareholders at the 2005 Annual General Meeting, is intended to comply with the provisions of, and to be administered in compliance with the requirements of, Section 162(m). The Company is also authorized to grant equity awards that are intended to qualify as “performance-based” compensation under the 2012 Plan.

The SMIP provides for an annual incentive compensation award equal to 5% of the Company’s earnings for the fiscal year, which the Compensation Committee may reduce (but not increase) in its discretion. For this purpose, “earnings” means the Company’s operating income as reported in its audited consolidated financial statements, as adjusted to eliminate the effect of certain events specified in the SMIP. The Compensation Committee also takes other performance metrics and other factors into consideration in determining amounts payable under the SMIP (including, among other things, revenue and profit metrics), but the amounts payable under the SMIP may not exceed the amount described above. The Compensation Committee designates the executive officers who participate in the SMIP.

The performance goals applicable to equity awards granted under the Company’s 2012 Plan that are intended to qualify as “performance-based” compensation may be based on a number of different performance criteria set out in the 2012 Plan. In determining the payout amounts under AIP awards granted pursuant to the SMIP, the Compensation Committee may also consider attainment of performance goals that are based on any or a combination of the following performance criteria: (i) annual revenue; (ii) budget comparisons; (iii) controllable profits; (iv) earnings per share or adjusted earnings per share; (v) expense management; (vi) improvements in capital structure; (vii) net income; (viii) net or gross sales; (ix) operating income (pre- or post-tax); (x) profit margins; (xi) operating or gross margin; (xii) profitability of an identifiable business unit or product; (xiii) return on investments; (xiv) return on sales; (xv) return on stockholders’ equity; (xvi) total return to stockholders; (xvii) assets under management; (xviii) investment management performance; (xix) mutual and other investment fund performance; (xx) cash flow, operating cash flow, or cash flow or operating cash flow per share (before or after dividends); (xxi) price of the shares or any other publicly traded securities of the Company; (xxii) reduction in costs; (xxiii) return on capital, including return on total capital or return on invested capital; (xiv) improvement in or attainment of expense levels or working capital levels; (xv) performance of the Company relative to a peer group of companies and/or relevant indexes on any of the foregoing measures; and (xvi) EBITDA.

Interpretations of and changes in applicable tax laws and regulations as well as other factors beyond the control of the Compensation Committee can affect deductibility of compensation and there can be no assurance that compensation paid to our executive officers who are covered by Section 162(m) will be treated as qualified performance-based compensation. Our general policy is to preserve the tax deductibility of compensation paid to executive officers. The Compensation Committee reserves the right to use its judgment to authorize compensation payments that may not be deductible when the Compensation Committee believes that such payments are appropriate and in the best interests of the Company, taking into consideration changing business conditions and the performance of its employees.

The Compensation Committee will continue to monitor developments and assess alternatives for preserving the deductibility of compensation payments and benefits to the extent reasonably practicable, consistent with its compensation policies and as determined to be in the best interests of the Company and its shareholders.

It is also the Company’s general policy to deliver equity-based compensation to employees in as tax-efficient a manner as possible, taking into consideration the overall cost to the Company, for which the Company accounts in accordance with ASC 718.

9.0 Payments on Change of Control and Termination

The Compensation Committee believes that severance benefits are a necessary component of a competitive compensation program; in certain cases, such benefits are consideration for an executive’s agreement not to compete. The Company provides severance protection to executive officers in limited circumstances primarily where the employee is terminated by the Company without cause or the employee resigns for good reason. In 2014, the Compensation Committee amended certain of the executive officers’ employment agreements to be competitive with market practice.

No named executive officer is entitled to any automatic payments in connection with a change of control of the Company. The named executive officers are entitled to enhanced severance benefits in the event their employment is terminated by the Company without cause or by the executive for good reason within 24 months following a change of control. In addition, the executives are entitled to full service-vesting credit for certain equity awards. This is intended to ensure that the executives are motivated primarily by the needs of the businesses for which they are responsible, and, therefore, that they act in the best interests of our shareholders, even if such actions are contrary to their personal interests. The Compensation Committee believes that its use of severance benefits is not significantly different from the severance benefits typically in place at other companies.

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Executive Compensation: Compensation Discussion and Analysis (continued)

Further information regarding our named executive officers’ employment and restrictive covenant agreements, and details of the termination change of control and severance provisions is set forth in the sections entitled “Compensation Tables — Named Executive Officers’ Employment Agreements” and “— Potential Payments to Named Executive Officers Upon Termination and/or Change of Control.”

Dominic Casserley (Group CEO)

Under his employment agreement, in the event that Mr. Casserley’s employment is terminated by the Company without “cause,” Mr. Casserley resigns for “good reason” (as such terms are defined in his employment agreement) or Mr. Casserley is terminated as a result of the non-renewal of his employment agreement by the Company within the first four years of employment (a “Qualifying Termination”), Mr. Casserley would be entitled to receive severance payments and benefits, including partial service vesting credit (but not performance-vesting credit) for his annual equity-based long-term incentive awards. In the event of a Qualifying Termination within 24 months following a “change of control” (as defined in his employment agreement), certain of Mr. Casserley’s severance payments would be paid in a lump sum (rather than installments) and Mr. Casserley would receive full service-vesting credit (but not performance-vesting credit) for each of the annual equity-based long-term incentive awards granted to him. Lastly, upon termination of employment (other than for “cause”) concurrent with or following the expiration of the full five-year term of the agreement, Mr. Casserley would be entitled to partial service-vesting credit (but not performance-vesting credit) for each of the annual equity-based long-term incentive awards granted to him and such termination will be treated as retirement for purposes of compensation previously paid or payable to him.

Other Named Executive Officers

Under their employment agreements, in the event that the employment of Messrs. Greene, Hearn, Wright or Jones is terminated without “cause” or the executive resigns for “good reason” (as such terms are defined in their employment agreements), the executive would be entitled to receive severance payments and benefits including partial service vesting credit (but not performance-vesting credit) for his annual equity-based long-term incentive awards. In the event that such termination occurs within 24 months following a “change of control” (as defined in the respective employment agreements), the officer would be entitled to receive enhanced severance payments and benefits, including full service-vesting credit (but not performance-vesting credit) for his annual equity-based long-term incentive awards.

On May 8, 2014, Mr. Neborak entered into a letter agreement with Willis North America, Inc. which provided that he would cease serving as Group CFO effective as of such date as may be determined by the Company and that his employment would terminate on July 1, 2014. Pursuant to the letter agreement, upon terminating employment, Mr. Neborak was eligible to receive severance payments and continued healthcare coverage for up to one year. In addition, all of Mr. Neborak’s unvested stock option, RSU and deferred cash awards that were scheduled to vest solely based on continued service during the one-year period following his separation date were accelerated and became vested on his separation date.

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Compensation Committee Report

This report is submitted to the shareholders of Willis Group Holdings Public Limited Company by the Compensation Committee of the Board of Directors. The Compensation Committee consists solely of non-executive directors who are independent, as determined by the Board in accordance with the Company’s guidelines and NYSE listing standards.

The Compensation Committee has reviewed, and discussed with management, the Compensation Discussion and Analysis contained in this Proxy Statement, and based on this review and discussion, recommended to the Board that it be included in this Proxy Statement.

Submitted by the Compensation Committee of the Board of Directors

Wendy E. Lane (Chairman), Anna Catalano and Jaymin Patel

Compensation Committee Interlocks and Insider Participation

None of our executive officers serves as a member of the Board of Directors or compensation committee of any entity that has one or more of its executive officers serving as a member of the Compensation Committee. In addition, none of our executive officers serves as a member of the compensation committee of any entity that has one or more of its executive officers serving as a member of our Board of Directors.

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Compensation Tables

Summary Compensation Table

The following table sets forth the total compensation earned for services rendered in 2014 by (1) the Group CEO, (2) the Group CFO, (3) the Company’s former Group CFO and (4) each of the three most highly compensated executive officers of the Company.

A	B	C	D	E	F	G	H	I	J
Name and Principal Position	Year	Salary ($)	Bonus ($)	Share Awards ($)(4)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Dominic Casserley(1)	2014	1,000,000	—	4,467,978	1,842,998	1,653,750	—	167,942	9,132,668
Group CEO	2013	985,819	1,500,000	3,937,490	1,362,875	1,000,000	—	145,211	8,931,395
John Greene(2)	2014	437,500	500,000	1,049,981	224,995	1,004,063	—	10,854	3,227,393
Group CFO
Stephen Hearn(1)	2014	873,228	140,625	1,649,927	549,996	1,222,519	—	100,122	4,536,418
Group Deputy CEO	2013	828,920	140,625	1,649,915	549,993	1,525,213	—	99,470	4,794,136
	2012	792,500	1,291,775	1,879,742	549,994	—	—	95,100	4,609,111
Timothy Wright(1)	2014	823,800	187,500	899,933	300,000	1,258,921	—	41,509	3,511,662
CEO, Willis	2013	782,000	187,500	899,918	299,995	1,268,326	—	37,125	3,474,864
International	2012	792,500	1,228,375	1,124,965	374,993	—	—	33,085	3,553,918
Todd Jones	2014	675,000	56,250	749,995	249,997	904,575	63,531	45,541	2,744,888
CEO, Willis North America	2013	550,000	56,250	562,466	187,494	708,600	41,164	36,289	2,142,263
Michael Neborak(3)	2014	302,273	140,625	—	—	—	—	619,268	1,062,166
Former Group CFO	2013	600,000	140,625	749,939	249,998	540,000	—	7,650	2,288,212
	2012	575,000	528,000	749,955	249,993	—	—	5,000	2,107,948

(1)	The Compensation Committee approves Messrs. Hearn’s and Wright’s salaries and annual incentive compensation awards in pounds sterling. These figures have been converted into dollars at an average exchange rate for 2014 (£1:$1.6476). 2013 figures have been converted into dollars at an average exchange rate for 2013 (£1:$1.564). 2012 figures have been converted into dollars at an average exchange rate for 2012 (£1:$1.585).
(2)	Mr. Greene joined Company on June 1, 2014. He received his pro-rated $750,000 per annum salary and his sign-on transition bonus in pounds sterling. His employment agreement specifies certain exchange rates to be used at the time of payment. As a result, he actually received £268,189 for his salary and £308,602 for his sign-on transition bonus.
(3)	Mr. Neborak left the Company on July 1, 2014.
(4)	As discussed further below, the Share and Option Awards columns for 2014 reflect equity granted to the named executive officers under the 2014 LTI Program. For Mr. Casserley, it also includes the $1,061,000 of equity granted in connection with his 2013 annual incentive compensation award and, for Mr. Greene, it also includes a $375,000 replacement RSU award.

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Compensation Tables (continued)

Salary (Column C)

The amounts shown in column C reflect base salaries earned by each named executive officer during the listed year.

Effective April 2014, Mr. Jones received a salary increase from $600,000 to $700,000.

Bonus (Column D)

The amount shown in column D for Mr. Greene reflects a cash sign-on transition bonus in connection with his employment agreement that was paid to him in two installments, the first of which he received in June 2014 and the final in January 2015.

The amounts shown in column D for all other named executive officers reflect the vested portion of time-based deferred cash grants made to officers in 2011 pursuant to the 2011 LTI Program. In that year, we granted options and deferred cash as a portion of the long-term incentive plan as an alternative to the use of RSUs due to the lack of share availability under the Company’s equity plans at the time. Mr. Neborak’s deferred cash fully vested on his termination date of July 1, 2014, while the deferred cash awards for all other named executive officers vested on December 31, 2014.

Share Awards and Option Awards (Columns E and F)

The amounts shown in columns E and F reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in “Note 4-Share Based Compensation” to our Fiscal Year 2014 Consolidated Financial Statements included in our Annual Report on Form 10-K for 2014. For awards shown in column E that are subject to performance conditions, the amount included in the table is the full fair value at the grant date based on the probable outcome with respect to the satisfaction of the performance condition consistent with the recognition criteria in FASB ASC Topic 718 (excluding the effect of estimated forfeiture). Additional details regarding the amounts shown in columns E and F for all named executive officers are below:

					Column E		Column F
Name	Award	Grant Date	Performance-based RSU Award Aggregate Grant Date Fair Value ($)	Time-based RSU Award Aggregate Grant Date Fair Value ($)	Total Share Award Aggregate Grant Date Fair Value ($)	Option Award Aggregate Grant Date Fair Value ($)	Total Option Award Aggregate Grant Date Fair Value ($)
Dominic Casserley	2013 AIP	3/31/14	—	530,487	4,467,978	530,500	1,842,998
	2014 LTI	5/10/14	2,624,994	1,312,497		1,312,498
John Greene	Sign-On Replacement RSU Award 2014 LTI	8/11/14 12/16/14	— 449,988	374,998 224,994	1,049,981	— 224,995	224,995
Stephen Hearn	2014 LTI	12/16/14	1,099,966	549,961	1,649,927	549,996	549,996
Timothy Wright	2014 LTI	12/16/14	599,970	299,963	899,933	300,000	300,000
Todd Jones	2014 LTI	12/16/14	499,996	249,998	749,995	249,997	249,997

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Compensation Tables (continued)

The aggregate grant date fair value shown for each performance-based RSU award above is based on the assumption of target achievement during the 2014 LTI Program performance period. Below is a comparison of the aggregate grant date fair value of each performance-based RSU award at target achievement and maximum achievement.

Name	Award	Grant Date	Performance-based RSU Award Aggregate Grant Date Fair Value Assuming Target Achievement ($)	Performance-based RSU Award Aggregate Grant Date Fair Value Assuming Maximum Achievement ($)
Dominic Casserley	2014 LTI	10-May-2014	2,624,994	3,281,243
John Greene	2014 LTI	16-Dec-2014	449,988	562,485
Stephen Hearn	2014 LTI	16-Dec-2014	1,099,966	1,374,957
Timothy Wright	2014 LTI	16-Dec-2014	599,970	749,962
Todd Jones	2014 LTI	16-Dec-2014	499,996	624,995

For more information regarding the equity awards, see the “Grants of Plan-Based Awards” table and the “Outstanding Equity Awards at Fiscal Year-End” table.

Non-Equity Incentive Plan Compensation (Column G)

The amounts shown in column G reflect the named executive officers’ 2014 annual incentive compensation awards which were paid 100% in cash in March 2015.

Change in Pension Value and Non-Qualified Deferred Compensation Earnings (Column H)

The Change in Pension Value for Mr. Jones reflects changes in valuation assumptions required by applicable accounting rules and actuarial standards and a one-year increase in the executive’s age.

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Compensation Tables (continued)

All Other Compensation (Column I)

The amounts shown in column I reflect the aggregate dollar amount of perquisites and other personal benefits, Company contributions to defined contribution plans, earnings on share awards and severance payments for each named executive officer during 2014. Additional details are shown below:

Name	Perquisites and Other Personal Benefits ($)(1)	Registrant Contributions to Defined Contribution Plans ($)(2)	Earnings on Share Awards ($)(3)	Severance Payments ($)(4)	2014 All Other Compensation Total ($)
Dominic Casserley	149,498	6,256	12,188	—	167,942
John Greene	—	10,854	—	—	10,854
Stephen Hearn	—	95,291	4,831	—	100,122
Timothy Wright	17,847	21,027	2,635	—	41,509
Todd Jones	36,095	7,800	1,646	—	45,541
Michael Neborak	—	—	—	619,268	619,268

1)	During 2014, our named executive officers received the following perquisites and other personal benefits:

•	For Mr. Casserley, (i) commuting expenses of $35,000, (ii) personal tax restructuring advice on moving to the United States amounting to $41,178 and (iii) relocation expenses in the amount of $73,320.

•	For Mr. Wright, (i) a car allowance and (ii) a parking spot.

•	For Mr. Jones, (i) commuting expenses, (ii) a parking spot and (iii) reimbursement for an apartment in the amount of $20,055.

2)	The amounts in this column reflect Company contributions to defined contribution plans for the named executive officers during 2014:

•	For Mr. Casserley, (i) the Company’s contribution to the Willis Stakeholder Pension Scheme and (ii) the Company’s contribution to his 401(k) Plan.

•	For Mr. Greene, the Company’s contribution to the Willis Stakeholder Pension Scheme.

•

For Mr. Hearn, (i) the Company’s contribution to the Willis Stakeholder Pension Scheme in the amount of $26,197 until April 2014 and (ii) a cash supplement paid in lieu of Company pension contributions in the amount of $69,094.

•	For Mr. Wright, a cash supplement paid in lieu of the Company’s contribution to the Willis Stakeholder Pension Scheme.

•	For Mr. Jones, the Company’s contribution to his 401(k) Plan.

3)	The amounts in this column reflect dividend equivalents on vested time-based RSUs.
4)	The amount in this column for Mr. Neborak reflects (i) a severance payment of $1,200,000 and (ii) continued medical coverage expenses through December 31, 2014 amounting to $19,268. The balance payments are being made in semi-monthly installments which began when Mr. Neborak left the Company on July 1, 2014 and will continue through July 2015.

Total (Column J)

The amounts shown in column J reflect the sum of columns C through I for each named executive officer.

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Compensation Tables (continued)

Grants of Plan-Based Awards

The following table sets forth the grants of plan-based awards made to the named executive officers during 2014. Amounts shown in columns D through F related to the annual incentive compensation award opportunities in respect of 2014. The terms and conditions of these awards are described in the section entitled “Named Executive Officer 2014 Compensation-Annual Incentive Compensation” of the Compensation Discussion and Analysis. The remaining columns relate to plan-based equity awards granted in 2014. The equity-based awards generally consist of performance-based RSUs, time-based RSUs and options.

A	B	C	D	E	F	G	H	I	J	K	L	M
Name	Grant Date	Approval Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Share)(2)	Grant Date Fair Value of Stock and Option Awards ($)(8)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Dominic Casserley			—	2,250,000	4,000,000
	3/31/14(3)	3/05/14				—	—	—	12,021	—	—	530,487
	3/31/14(3)	3/05/14				—	—	—	—	88,123	44.13	530,500
	5/10/14(4)	4/23/14				—	63,116	78,895	—	—	—	2,624,994
	5/10/14(5)	4/23/14				—	—	—	31,558	—	—	1,312,497
	5/10/14(6)	4/23/14				—	—	—	—	190,770	41.59	1,312,498
John Greene			—	1,125,000	1,687,500
	8/11/14(7)	3/19/14				—	—	—	9,153	—	—	374,998
	12/16/14(4)	12/10/14				—	10,366	12,958	—	—	—	449,988
	12/16/14(5)	12/10/14				—	—	—	5,183	—	—	224,994
	12/16/14(6)	12/10/14				—	—	—	—	38,994	43.41	224,995
Stephen Hearn			—	1,746,456	2,837,991
	12/16/14(4)	12/10/14				—	25,339	31,674	—	—	—	1,099,966
	12/16/14(5)	12/10/14				—	—	—	12,669	—	—	549,961
	12/16/14(6)	12/10/14				—	—	—	—	95,320	43.41	549,996
Timothy Wright			—	1,441,650	2,342,681
	12/16/14(4)	12/10/14				—	13,821	17,276	—	—	—	599,970
	12/16/14(5)	12/10/14				—	—	—	6,910	—	—	299,963
	12/16/14(6)	12/10/14				—	—	—	—	51,993	43.41	300,000
Todd Jones			—	1,050,000	1,706,250
	12/16/14(4)	12/10/14				—	11,518	14,398	—	—	—	499,996
	12/16/14(5)	12/10/14				—	—	—	5,759	—	—	249,998
	12/16/14(6)	12/10/14				—	—	—	—	43,327	43.41	249,997
Michael Neborak	—	—	—	—	—	—	—	—	—	—	—	—

(1)	The amounts shown in columns D through F reflect threshold, target and maximum performance for the annual incentive compensation awards granted to each named executive officer in 2014. The actual awards granted are shown in column G of the Summary Compensation Table.
(2)	The exercise price for each option is the closing price quoted on the NYSE on the grant date, with the exception of Mr. Casserley’s May 10, 2014 option grant which uses the closing price quoted on the NYSE on May 9, 2014.
(3)	As part of Mr. Casserley’s 2013 annual incentive compensation award, time-based RSUs and time-based options were granted on March 31, 2014 and vested 33% on March 31, 2014, 33% on January 7, 2015 and 34% on January 7, 2016. Dividend equivalents are paid when the RSUs vest in an amount equal to the dividend rate applicable to all record holders on record dates falling between the time of grant and the vesting date.
(4)	The amounts shown in columns G through I reflect threshold, target and maximum performance for the performance–based RSUs granted pursuant to the 2014 LTI Program.

The performance-based RSUs are earned as to 50% if an organic commissions and fees growth target for January 1, 2014 through December 31, 2016 is met and 50% if an adjusted EBIT target for January 1, 2014 through December 31, 2016 is met. The earned performance-based RSUs vest in full on March 5, 2017.

The threshold reflects the minimum possible payout of 0%. The target reflects the face value of the award which is paid out if both the organic commissions and fees growth target and adjusted EBIT target are achieved at 100%. The maximum amount reflects the highest possible payout of the award which results if the organic commissions and fees growth target is achieved at 125% and the adjusted EBIT target is achieved at 104%. The maximum amount reflects a payout of 125% of the face value of the award.

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Compensation Tables (continued)

(5)	The time-based RSUs granted pursuant to the 2014 LTI Program vest 33%, 33% and 34%, respectively, on each of the first, second and third anniversaries of the grant date. Dividend equivalents are paid when the RSUs vest in an amount equal to the dividend rate applicable to all record holders on record dates falling between the time of grant and the vesting date.
(6)	The options granted pursuant to the 2014 LTI Program will vest 33%, 33% and 34%, respectively, on each of the first, second and third anniversaries of the grant date.
(7)	Pursuant to his employment agreement, Mr. Greene received 9,153 time-based RSUs on August 11, 2014, which vest 33%, 33% and 34%, respectively, on each of the first, second and third anniversaries of the grant date. Dividend equivalents are paid when the RSUs vest in an amount equal to the dividend rate applicable to all record holders on record dates falling between the time of grant and the vesting date.
(8)	The aggregate grant date fair value is computed in accordance with FASB ASC Topic 718. For awards that are subject to performance conditions, the amounts included in this column are the full fair value at the grant date based on the probable outcome with respect to the satisfaction of the performance condition consistent with the recognition criteria in FASB ASC Topic 718 (excluding the effect of estimated forfeiture).

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Compensation Tables (continued)

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth the options and share-based awards held by the named executive officers as of December 31, 2014.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)(1)
Dominic Casserley	47,491	96,424(2)	—	40.71	5/10/21	—	—	—	—
	29,081	59,042(3)	—	44.13	3/31/22	—	—	—	—
	—	190770(4)	—	41.59	5/10/22	—	—	—	—
	—	—	—	—	—	21,708(5)	972,735	—	—
	—	—	—	—	—	—	—	64,799(6)	2,903,643
	—	—	—	—	—	8,055(7)	360,945	—	—
	—	—	—	—	—	31,558(8)	1,414,114	—	—
	—	—	—	—	—	—	—	63,116(9)	2,828,228
John Greene	—	38,994(10)	—	43.41	12/16/22	—	—	—	—
	—	—	—	—	—	9,153(11)	410,146	—	—
	—	—	—	—	—	5,183(12)	232,250	—	—
	—	—	—	—	—	—	—	10,366(13)	464,500
Stephen Hearn	8,332(14)	—	—	25.79	11/03/15	—	—	—	—
	8,117	8,117(15)	—	41.51	5/02/19	—	—	—	—
	37,465	37,466(16)	—	33.54	12/26/20	—	—	—	—
	20,695	42,018(17)	—	44.32	12/16/21	—	—	—	—
	—	95,320(10)	—	43.41	12/16/22	—	—	—	—
	—	—	—	—	—	2,210(18)	99,030	—	—
	—	—	—	—	—	8,199(19)	367,397	—	—
	—	—	—	—	—	14,430(20)	646,608
	—	—	—	—	—	8,315(21)	372,595	—	—
	—	—	—	—	—	—	—	24,819(22)	1,112,139
	—	—	—	—	—	12,669(12)	567,698	—	—
	—	—	—	—	—	—	—	25,339(13)	1,135,441
Timothy Wright	100,000(23)	—	—	26.17	5/05/17	—	—	—	—
	10,822	10,823(15)	—	41.51	5/02/19	—	—	—	—
	25,544	25,545(16)	—	33.54	12/26/20	—	—	—	—
	11,288	22,919(17)	—	44.32	12/16/21	—	—	—	—
	—	51,993(10)	—	43.41	12/16/22	—	—	—	—
	—	—	—	—	—	5,590(19)	250,488	—	—
	—	—	—	—	—	9,839(20)	440,886	—	—
	—	—	—	—	—	4,535(21)	203,213	—	—
	—	—	—	—	—	—	—	13,537(22)	606,593
	—	—	—	—	—	6,910(12)	309,637	—	—
	—	—	—	—	—	—	—	13,821(13)	619,319
Todd Jones	16,666(24)	—	—	37.06	5/06/15	—	—	—	—
	3,246	3,246(15)	—	41.51	5/02/19	—	—	—	—
	5,108	5,109(16)	—	33.54	12/26/20	—	—	—	—
	7,055	14,324(17)	—	44.32	12/16/21	—	—	—	—
	—	43,327(10)	—	43.41	12/16/22	—	—	—	—
	—	—	—	—	—	1,118(19)	50,098	—	—
	—	—	—	—	—	1,968(20)	88,186	—	—
	—	—	—	—	—	2,835(21)	127,036	—	—
	—	—	—	—	—	—	—	8,461(22)	379,137
	—	—	—	—	—	5,759(12)	258,061	—	—
	—	—	—	—	—	—	—	11,518(13)	516,122
Michael Neborak	16,234(25)	—	—	41.51	1/01/16	—	—	—	—
	17,029(26)	—	—	33.54	1/01/16	—	—	—	—
	9,406(27)	—	—	44.32	1/01/16	—	—	—	—

(1)	The market value of shares or units that have not vested has been calculated using the closing price of the Company’s shares on December 31, 2014, as quoted on the NYSE ($44.81), the last business day of the year.

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(2)	The time-based options were granted on May 10, 2013 and vest 33%, 33% and 34%, respectively, on the first, second and third anniversaries of the grant date.
(3)	The time-based options were granted on March 31, 2014 and vest 33% on the grant date, 33% on January 7, 2015 and 34% on January 7, 2016.
(4)	The time-based options were granted on May 10, 2014 and vest 33%, 33% and 34%, respectively, on the first, second and third anniversaries of the grant date.
(5)	The time-based RSUs were granted on May 10, 2013 and vest 33%, 33% and 34%, respectively, on the first, second and third anniversaries of the grant date.
(6)	The performance-based RSUs were granted on May 10, 2013 and are earned if one of the following targets is met between January 1, 2013 and December 31, 2015: 50% of the RSUs are earned if the organic commissions and fees growth target is met, and 50% of the RSUs are earned if the adjusted EBIT target is met. If the targets are not fully met, the amount of the award is reduced on a sliding scale basis. Earned RSUs vest in full on March 5, 2016.
(7)	The time-based RSUs were granted on March 31, 2014 and vest 33% on the grant date, 33% on January 7, 2015 and 34% on January 7, 2016.
(8)	The time-based RSUs were granted on May 10, 2014 and vest 33%, 33% and 34%, respectively, on the first, second and third anniversaries of the grant date.
(9)	The performance-based RSUs were granted on May 10, 2014 and are earned if one of the following targets is met between January 1, 2014 and December 31, 2016: 50% of the RSUs are earned if the organic commissions and fees growth target is met and 50% of the RSUs are earned if the adjusted EBIT target is met. If the targets are not fully met, the amount of the award is reduced on a sliding scale basis. Earned RSUs vest in full on March 5, 2017.
(10)	The time-based options were granted on December 16, 2014 and vest 33%, 33% and 34%, respectively, on the first, second and third anniversaries of the grant date.
(11)	The time-based RSUs were granted on August 11, 2014 and vest 33%, 33% and 34%, respectively, on the first, second and third anniversaries of the grant date.
(12)	The time-based RSUs were granted on December 16, 2014 and vest 33%, 33% and 34%, respectively, on the first, second and third anniversaries of the grant date.
(13)	The performance-based RSUs were granted on December 16, 2014 and are earned if one of the following targets is met between January 1, 2014 and December 31, 2016: 50% of the RSUs are earned if the organic commissions and fees growth target is met and 50% of the RSUs are earned if the adjusted EBIT target for January 1, 2014 through December 31, 2016 is met. If the targets are not fully met, the amount of the award is reduced on a sliding scale basis. Earned RSUs vest in full on March 5, 2017.
(14)	The performance-based options were granted on November 3, 2008. The performance targets were not fully met and the amount of the original award was reduced on a sliding scale basis. The earned options vested as to 50% on the third anniversary of the grant date and as to 25% on each of the fourth and fifth anniversaries of the grant date. The earned options are fully exercisable.
(15)	The performance-based options were granted on May 2, 2011. The performance targets were not fully met and the amount of the original award was reduced on a sliding scale basis. 50% of the earned options vested on the third anniversary of the grant date and are exercisable, and the outstanding 50% vest on the fourth anniversary of the grant date.
(16)	The time-based options were granted on December 26, 2012. 50% of the options vested on the second anniversary of the grant date and are exercisable, and the outstanding 50% vest on the third anniversary of the grant date.
(17)	The time-based options were granted on December 16, 2013. 33% of the options vested on the first anniversary of the grant date and are exercisable, and the outstanding options vest 33% and 34%, respectively, on the second and third anniversaries of the grant date.
(18)	The time-based RSUs were granted on March 1, 2012. 33% of the RSUs vested on each of the first and second anniversaries of the grant date. The outstanding 34% vest on the third anniversary of the grant date.
(19)	The time-based RSUs were granted on December 26, 2012. 50% of the RSUs vested on the second anniversary of the grant date. The outstanding 50% vest on the third anniversary of the grant date.
(20)	The performance-based RSUs were granted on December 26, 2012. The performance targets were not fully met and the amount of the original award was reduced on a sliding scale basis. The RSUs vested 50% on the second anniversary of the grant date. The outstanding 50% will vest on the third anniversary of the grant date.
(21)	The time-based RSUs were granted on December 16, 2013. 33% of the RSUs vested on the first anniversary of the grant date. The outstanding RSUs vest 33% and 34%, respectively, on the second and third anniversaries of the grant date.
(22)

The performance-based RSUs were granted on December 16, 2013, 50% of which are earned if an Organic Commissions and Fees Growth target for January 1, 2013 through December 31, 2015 is met and 50% of which are earned if an adjusted EBIT target for

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Compensation Tables (continued)

January 1, 2013 through December 31, 2015 is met. If the targets are not achieved at 100%, the amount of the award is reduced on a sliding scale basis. Earned RSUs will vest in full on March 5, 2016.
(23)	The performance-based options were granted on May 5, 2009. The performance targets were fully met. The options vested as to 25% on each of the second, third, fourth and fifth anniversaries of the grant date. The earned options are fully exercisable.
(24)	The performance-based options were granted on May 6, 2008. The performance targets were not fully met and the amount of the original award was reduced on a sliding scale basis. The options vested as to 50% on the third anniversary of the grant date and as to 25% on each of the fourth and fifth anniversaries of the grant date. The earned options are fully exercisable.
(25)	The performance-based options were granted on May 2, 2011. The performance targets were not fully met and the amount of the original award was reduced on a sliding scale basis. The earned options vested on July 1, 2014 and are fully exercisable.
(26)	The time-based options were granted on December 26, 2012. The options vested on July 1, 2014 and are fully exercisable.
(27)	The time-based options were granted on December 16, 2013. The options vested on July 1, 2014 and are fully exercisable.

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Compensation Tables (continued)

Option Exercises and Shares Vested

The following table sets forth the share option exercises and the vesting of RSUs during 2014 by the named executive officers.

	Option Awards		Share-Based Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Dominic Casserley	—	—	14,657	621,155
John Greene	—	—	—	—
Stephen Hearn	—	—	15,294	683,438
Timothy Wright	—	—	9,360	421,443
Todd Jones	60,000	782,956	4,133	177,564
Michael Neborak	—	—	7,765	341,424

(1)	Reflects the aggregate difference between the exercise price of the option and the share closing price, as quoted on the NYSE, on the date of exercise.
(2)	The value realized in respect of vested RSUs is calculated using the share closing price, as quoted on the NYSE, on the date such RSUs became vested.

Pension Benefits for Executive Officers

North America — The Company maintains a U.S. retirement program, the Willis North America Inc. Pension Plan, a qualified defined benefit plan. This plan provides members with a pension on normal retirement age of 60 or 65 based on the length of service, pensionable remuneration and when they first joined the plan. Participants are 100% vested in the plan after completing five years of service. Employees also become 100% vested if they are participants in the plan and are employed by Company after reaching age 60. The plan was closed to new hires on January 1, 2007 and was frozen on May 15, 2009.

If participants are vested and married, their surviving spouses may be entitled to survivor benefits from the plan, if the participants die before starting retirement benefits. The default death benefit is the survivor portion of a 50% Joint & Survivor annuity commencing at an early or normal retirement date. If participants are active with 10 or more years of service, the death benefit is 50% of the accrued benefit and commences immediately. If participants are age 55 with 10 or more years of service, they may elect an enhanced survivor benefit.

The only named executive officer who participates in the defined benefit plan is Mr. Jones. As of December 31, 2014, Mr. Jones had approximately 11 years of vesting service, and 5.667 years of benefit service (since the Plan was frozen in 2009 for the purpose of calculating the benefit). The accrued annual benefit for Mr. Jones, payable as a normal-form annuity beginning at age 65 is $28,419. At a retirement age of 65, the years of benefit service and annual maximum average salary for Mr. Jones are approximately 26 years and $196,000, respectively. Mr. Jones can retire early with an unreduced accrued benefit as of October 1, 2028, assuming he remains employed to that date.

Also, Willis North America, Inc. has a 401(k) Plan covering its eligible employees and those of its subsidiaries and provides matching contributions. Shares are available as an investment option to participants in the Willis 401(k) Retirement Savings Plan. The matching contribution for 2014 was made on December 31, 2014 for eligible employees who were still employed by the Company on that date.

United Kingdom — The Company’s current executive officers are eligible to participate in the Company’s defined contribution plan, the Willis Stakeholder Pension Scheme. The Willis Stakeholder Pension Scheme is a series of individual investment policies established in the names of members and administered by a third party to which the Company contributes. The Willis Stakeholder Pension Scheme will be replaced by the Willis Group Personal Pension Plan from February 1, 2015, which operates in the same way and with the same contribution structure.

Under the Willis Stakeholder Pension Scheme, pensionable remuneration is generally based on full basic salary less an offset in respect of the U.K. State Pension, currently £5,881.20, in the case of most members. In addition, pensionable remuneration is subject to a cap, currently £146,400. Company contributions depend on the rate of the participants’ own contribution, with the maximum contribution payable by the Company being 10% of pensionable remuneration, except in the case of Mr. Hearn where contributions were made at the rate of 12% of basic salary in line with a contractual arrangement transferred from an acquired employer and exceed the standard rates payable to most other associates. Mr. Wright and, as of April 1, 2014, Mr. Hearn, elected to receive his pension contributions as a cash pension allowance rather than as a contribution to the pension scheme.

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Compensation Tables (continued)

No named executive officer participates in the Willis Pension Scheme (U.K.), the Company’s approved U.K. defined benefit plan.

Rest of World — Elsewhere, pension benefits for our employees are typically provided in the country of operation through defined contribution plans.

The following table sets forth the retirement benefits that may be received by the named executive officers that participate in a defined benefit pension plan:

Name	Plan Name	Number of Years Credited Service(1)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Todd Jones	Willis North America Inc. Pension Plan	5.67	243,178	—

(1)	Represents service for benefit purposes.

Non-Qualified Deferred Compensation

The following table sets forth the non-qualified deferred compensation received by Mr. Jones. None of the other named executive officers participated in deferred compensation arrangements.

Name	Executive Contributions in Last Fiscal Year (S)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)		Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)
Todd Jones	—	—	7,157	(1)	522,284	—

(1)	Aggregate earnings for Mr. Jones include a deferred compensation award in the amount of $350,000 in 2009. Mr. Jones’ entire account was withdrawn and distributed to him in May 2014.

Named Executive Officers’ Employment Agreements

Each of the named executive officers has an employment agreement with the Company or a subsidiary of the Company. The material economic terms of such agreements are described below. Each of the agreements also contains non-competition, non-solicitation and confidentiality covenants.

Further information regarding the change of control and severance provisions in our named executive officers’ employment agreements are contained in the section entitled “Compensation Tables — Potential Payments to Named Executive Officers Upon Termination and/or Change of Control.”

Dominic Casserley

In negotiating the employment agreement with Mr. Casserley, the Company considered, among other things, the Company’s peer group compensation, current market practice regarding CEO pay, ISS and shareholder concerns, pay-for-performance concerns, the Committee’s policy to limit the grants of guaranteed compensation, internal executive compensation practices and the opportunity to split the roles of Chairman of the Board and CEO. These considerations were balanced with the fact that the Company needed to provide competitive pay to attract a high caliber candidate.

On October 16, 2012, Mr. Casserley executed an employment agreement with a subsidiary of the Company. The employment agreement has an initial term ending on December 31, 2015 and will automatically renew for up to two additional one-year renewal terms, unless either party provides notice of nonrenewal at least 90 days prior to the end of the initial term or first renewal term, as applicable.

Upon a “change of control” (as defined below), the agreement term will automatically extend until and expire upon the second anniversary of the “change of control” or, if later, December 31, 2015. Mr. Casserley’s agreement provides for him to be paid: (i) an annual base salary of $1,000,000; (ii) an annual incentive compensation award with a target value of 225% of his base salary (i.e., $2,250,000), a maximum value of 400% of his base salary (i.e., $4,000,000), and a lesser value for below target performance as may be established by the Board or the

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Compensation Tables (continued)

Compensation Committee, such annual incentive compensation awards described in further detail below; (iii) an annual equity-based long-term incentive award of 525% of base salary (i.e., $5,250,000) at target, and upon such other terms and conditions as may be established by the Board or the Compensation Committee for officers generally, with the mix of equity to reflect that of the executive team in general; (iv) reimbursement of his and his family’s relocation costs to the New York metropolitan area from London, England and, following his termination of employment with the Company other than for “cause” (as such term is defined in his employment agreement), his and his family’s return to the London metropolitan area; (v) employee benefits as are provided generally to other similarly-situated senior management employees of the Company, the use of a car and driver at his principal office location and the use of private aircraft owned or leased by the Company for business travel in accordance with the Company’s policy; and (vi) a transition cash award of $1,500,000, which was paid after the completion of one year of service (i.e., January 7, 2014), 50% of which is subject to repayment if Mr. Casserley resigns without “good reason” prior to the second anniversary of his employment commencement date.

In the event that Mr. Casserley’s employment is terminated by the Company without “cause” (as defined below), Mr. Casserley resigns for “good reason” (as defined below) or Mr. Casserley is terminated as a result of the non-renewal of his employment agreement by the Company within the first four years of employment (a “Qualifying Termination”), Mr. Casserley would be entitled to the following benefits: (i) an amount equal to two times the sum of his annual base salary and target annual incentive compensation award, payable in installments over 24 months (the “Severance Payment”), (ii) a pro rata portion of his annual incentive compensation award for the year in which the termination of employment occurs, based on actual performance, payable at the same time that annual incentive compensation awards are payable generally, (iii) payment of the employment commencement transition award described above, to the extent unpaid, (iv) continued medical coverage at the active employee rate for Mr. Casserley, his spouse and then covered dependents for up to 18 months, (v) two years of service-vesting credit (but not performance-vesting credit) for one half of the annual equity-based long-term incentive awards granted to him during the first three years of service; (vi) one year of service-vesting credit (but not performance-vesting credit) for the remainder of the annual equity-based long-term incentive awards granted to him; (vii) each vested stock option held by Mr. Casserley will remain exercisable for three years following the termination date or, if earlier, the normal expiration date of the stock option; and (viii) accrued benefits including any annual incentive compensation awards earned but unpaid for any completed fiscal year. For purposes of determining the service-vesting credit described above each annual equity-based long-term incentive award will be deemed to have been granted not later than April 30th of the year of grant and vest at a rate of one-third per year on each of the first three anniversaries of the date of grant.

In the event of a Qualifying Termination within 24 months following a “change of control,” Mr. Casserley would be entitled to the severance benefits described above except that the Severance Payment would be paid in a lump sum and Mr. Casserley would receive full service-vesting credit (but not performance-vesting credit) for each of the annual equity-based long-term incentive awards granted to him.

Lastly, upon termination of employment (other than for “cause”) concurrent with or following the expiration of the full five-year term of his employment agreement, Mr. Casserley would be entitled to the following benefits: (i) two years of service-vesting credit (but not performance-vesting credit) for each of the annual equity-based long-term incentive awards granted to him, (ii) each vested stock option held by Mr. Casserley will remain exercisable for three years following the termination date or, if earlier, the normal expiration date of the stock option and (iii) such termination will be treated as retirement for purposes of compensation previously paid or payable to him. As described above, for purposes of determining the service-vesting credit described above each annual equity-based long-term incentive award will be deemed to have been granted no later than April 30th of the year of grant and vest at a rate of one-third per year on each of the first three anniversaries of the date of grant.

The agreement also contains non-competition, non-solicitation and confidentiality covenants.

Mr. Casserley’s employment agreement defines the terms, “cause,” “change of control” and “good reason” as follows:

•

“Cause” means (i) indictment for, conviction of or plea of no contest or guilty to, a misdemeanor involving sexual misconduct or to a felony under U.S. federal or state law, or equivalent crime under the laws of the United Kingdom, (ii) willful misconduct with regard to his material duties and responsibilities with the Company, (iii) willful breach of the material obligations under the employment agreement, (iv) drug addiction or habitual intoxication that adversely affects job performance or the reputation or best interests of the Company; or (v) commission of fraud, embezzlement, misappropriation of funds, willful breach of fiduciary duty or willfully engaging in a material act of dishonesty against the Company.

•

“Change of control” means (i) the acquisition of ownership, directly or indirectly, beneficially or of record, by any person or group (within the meaning of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules of the SEC thereunder as in effect on the date hereof), of equity interests representing more than 30% of the aggregate ordinary voting power represented by the issued and outstanding equity interests of the Company; (ii) occupation of a majority of the seats (other than vacant seats) on the Board by persons who

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Compensation Tables (continued)

were neither (1) nominated by the board of directors of the Company nor (2) appointed by directors so nominated; provided a person shall not be deemed so nominated or appointed if such nomination or appointment is the result of a proxy contest or a threatened proxy contest; (iii) a merger, consolidation or other corporate transaction such that the shareholders of the Company immediately prior to such transaction do not own more than 50% of the aggregate ordinary voting power of the surviving entity (or its parent) immediately after such transaction in approximately the same proportion to each other as immediately prior to the transaction; or (iv) the sale of all or substantially all of the assets of the Company.

•

“Good reason” means (i) any change in title such that Mr. Casserley is not the CEO or the most senior executive officer of the Company, or any requirement that Mr. Casserley report to any member of the Board on a regular basis who has material operational responsibilities, (ii) the failure to pay, or to make a timely grant of, any material amount of compensation or any material benefit under Mr. Casserley’s employment agreement, (iii) any material adverse change in duties, responsibilities or authority, or the assignment to Mr. Casserley of any duties materially inconsistent with his position as the most senior executive officer of the Company, or the failure of Mr. Casserley to report directly to the Board, (iv) the failure to nominate Mr. Casserley as a candidate for election or re-election to the Board, (v) any relocation of Mr. Casserley’s principal office to a location other than New York, New York, or London, England, metropolitan areas without his prior written consent, (vi) any material breach of Mr. Casserley’s employment agreement by Willis, or (vii) following a change of control, the failure of Willis to be a public company, except if (x) Mr. Casserley is the most senior executive officer of a parent company of Willis which is a public company or (y) prior to such change of control.

John Greene

Prior to his commencement of employment on July 1, 2014, Mr. Greene entered into an employment agreement with the Company. The employment agreement does not have a fixed term. The employment agreement provides for (i) an annual base salary of $750,000, (ii) an annual incentive compensation award with a target value of 150% of his base salary, (iii) annual equity-based long-term incentive awards having a total target fair market value of $900,000 on the date of grant, with such other terms and conditions as may be established for executive officers generally, (iv) employee benefits as are provided generally to other similarly-situated executive employees, (v) reimbursement of his and his family’s relocation costs to the New York metropolitan area in the event that Mr. Greene and the Company mutually agree to relocate his principal place of employment to New York, (vi) a transition RSU award with a fair market value of $375,000 on the date of grant, which will vest in three equal annual installments subject to Mr. Greene’s continued employment and (vii) a transition cash award of $500,000, with the first installment of $300,000 paid on the first payroll date following Mr. Greene’s employment commencement date, and the second installment of $200,000 paid on the first payroll date in 2015, subject to Mr. Greene’s continued employment.

In the event that Mr. Greene resigns without “good reason” (as defined below) or is terminated for “good cause” (as defined below) prior to the second anniversary of his employment commencement date, he would be required to repay a pro rata portion of his transition cash award based on the number of days he is employed during such two-year period.

In the event that Mr. Greene resigns for “good reason” or is terminated without “good cause,” Mr. Greene would be entitled to the following benefits: (i) an amount equal to one and a half times the sum of his annual base salary and target annual incentive compensation award, payable in installments over 18 months; provided that, if the termination occurs on or after the second anniversary of Mr. Greene’s employment commencement date, such severance payment would instead be equal to one times the sum of his annual base salary and target annual incentive award and would be payable in installments over 12 months, (ii) a pro rata portion of his annual incentive compensation award for the year in which the termination occurs, based on actual performance for such year, payable at the same time that annual incentive compensation awards are payable generally, (iii) payment of the transition cash award described above, to the extent unpaid, (iv) continued medical coverage at the active employee rate for Mr. Greene, his spouse and then covered dependents for up to 12 months or, in lieu of such coverage, monthly payments equal to the applicable premium rates, (v) one additional year of service-vesting credit (but not performance-vesting credit) for each of the annual equity-based long-term incentive awards granted to him, (vi) full service-vesting credit for the transition RSU award and (vii) each vested stock option held by Mr. Greene will remain exercisable until the earlier of one year following the termination date (or, if later, the post-termination expiration date specified in the option) and the normal expiration date of the stock option. In the event that Mr. Greene resigns for “good reason” or is terminated without “good cause” within 24 months following a “change of control” (as defined below) Mr. Greene would be entitled to the severance benefits described above except that (i) the severance payment would be equal to two times the sum of his annual base salary and target annual compensation incentive award and would be payable in a cash lump sum on the first business day on or after the 60th day following the termination date, (ii) the pro rata annual incentive compensation award would be based on his target percentage rather than actual performance and (iii) Mr. Greene would receive full service-vesting credit (but not performance-vesting credit) for each of the annual equity-based long-term incentive awards granted to him.

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Compensation Tables (continued)

Mr. Greene’s employment agreement defines the terms “change of control,” “good cause” and “good reason” as follows:

•	“Change of control” has the meaning set forth in the Company’s 2012 Equity Incentive Plan.

•

“Good cause” means (i) gross and/or chronic neglect of duties that continues after written notice, (ii) conviction of a felony or misdemeanor involving moral turpitude, (iii) dishonesty, embezzlement, fraud or other material willful misconduct in connection with employment, (iv) the issuance of any final order for removal as an associate of the Company by any state or federal regulatory agency, (v) material violation of the restrictive covenant provisions contained in the employment agreement that is not cured within 15 days of written notice, (vi) material breach of any fiduciary duty owed to the Company, including, without limitation, the duty of loyalty, that is not cured within 5 days of written notice, or (vii) any material breach of a material provision of the Company’s code of ethics that is not cured within 5 days of written notice.

•

“Good reason” means one or more of the following events has occurred without Mr. Greene’s written consent: (i) a material diminution in status, title, position, authority or responsibilities or the assignment to Mr. Greene of duties or responsibilities which are materially inconsistent with his position as the CFO of Willis, (ii) a reduction in monthly base salary or Target AIP percentage; (iii) a material breach by Willis of any material provision of the employment agreement; or (iv) Mr. Greene is required to relocate office outside a radius of 35 miles from the current office locations at 200 Liberty Street in New York City or 51 Lime Street in London.

Stephen Hearn

In connection with his promotion to Deputy CEO, on October 16, 2012, Mr. Hearn entered into an amended employment agreement which became effective on January 1, 2013 and provides: (i) an annual base salary of £530,000 (or $873,228, calculated at an exchange rate of £1: $1.6476); (ii) an annual incentive compensation award with a target value of 200% of his base salary; and (iii) an annual long-term incentive award of 260% of his base salary at target. The employment agreement does not have a fixed term.

Pursuant to Mr. Hearn’s amended employment agreement, if Mr. Hearn’s employment is terminated by the Company without “cause” (as defined below) or by Mr. Hearn for “good reason” (as defined below), he would be entitled to the following: (i) an amount equal to 150% of the sum of his annual base salary and target annual incentive compensation award, which amount will be offset against any pay provided during the 12-month notice period set forth in the employment agreement or any pay in lieu of notice and will be payable in a lump sum; (ii) a pro rata portion of his annual incentive compensation award for the year in which the termination of employment occurs, based on actual performance, payable at the same time that annual incentive compensation awards are payable generally; (iii) any annual incentive compensation awards earned but unpaid for any prior fiscal year; (iv) continuation for 18 months of group medical coverage at the same rate that is applicable to active senior executive officers; (v) one additional year of service-vesting credit (but not performance-vesting credit) for each of his long-term incentive awards; and (vi) each vested stock option held by him will remain exercisable until the earlier of one year following the termination date and the normal expiration date of the stock option. In the event that Mr. Hearn’s employment is terminated by the Company without “cause” or by the officer for “good reason” within 24 months following a “change of control” (as defined below), Mr. Hearn would be entitled to receive the severance benefits described above, except that the severance payment in clause (i) would be increased to 200% of the sum of his annual base salary and target annual incentive compensation award.

In April 2014, the Compensation Committee approved an amendment to Mr. Hearn’s employment agreement whereby he would receive full service-vesting credit (but not performance-vesting credit) for all of his long-term incentive awards in the event of a termination by the Company without “cause” or by Mr. Hearn for “good reason” within 24 months following a “change of control.”

Mr. Hearn’s employment agreement defines the terms “change of control,” “cause” and “good reason” as follows:

•

“Change of control” means (i) the acquisition of ownership, directly or indirectly, beneficially or of record, by any person or group (within the meaning of the Exchange Act and the rules of the SEC thereunder as in effect on the date hereof) of equity interests representing more than 30% of the aggregate voting power represented by the issued and outstanding equity interests of the Company; (ii) occupation of a majority of the seats (other than vacant seats) on the Board by persons who were neither (a) nominated by the Board nor (b) appointed by directors so nominated; provided a person shall not be deemed so nominated or appointed if such nomination or appointment is the result of a proxy contest or a threatened proxy contest; (iii) a merger, consolidation or other corporate transaction of the Company such that shareholders of the Company immediately prior to such transaction do not own more than 50% of the aggregate ordinary voting power of the surviving entity (or its parent) immediately after such transaction in approximately the same proportion to each other as immediately prior to the transaction; or (iv) the sale of all or substantially all of the assets of the Company.

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Compensation Tables (continued)

•

“Cause” means (i) gross and/or chronic neglect of duties, (ii) conviction of an offence involving moral turpitude, (iii) dishonesty, embezzlement, fraud or other material willful misconduct in connection with employment, (iv) the issuance of any final order for removal as an associate or officer of the Company by any regulatory authority, (v) violation of any obligation or confidence, fiduciary duty, duty of loyalty or other material obligation owed to the Company in any employment or other agreement with the Company or implied at common law, (vi) material breach of the Company’s code of ethics, or (vii) failure to maintain any insurance or license necessary for the performance of duties to the Company

•

“Good reason” means (i) a reduction in base salary or a material adverse reduction in benefits (other than (a) in the case of base salary a reduction offset by an increase in bonus opportunity upon the attainment of reasonable performance targets established by the Board or (b) a general reduction in compensation or benefits affecting a broad group of employees), (ii) a material adverse reduction in principal duties and responsibilities, which continues beyond ten days after written notice from Mr. Hearn or (iii) a significant transfer away from primary service area or primary workplace other than as permitted by existing service contracts.

Timothy Wright

Mr. Wright’s employment agreement, dated as of December 17, 2007 and as amended July 19, 2012, provides that Mr. Wright, who originally joined the Company as the Group Chief Operating Officer and currently serves as the CEO of Willis International, is entitled to an annual base salary of £405,000 (or $667,278, calculated at an exchange rate of £1: $1.6476) and an annual incentive compensation award with a target value equal to 175% of his base salary. As a result of an increase of responsibilities related to his promotion to CEO of Willis International, Mr. Wright received an increase in 2012 in his annual base salary to £500,000 (or $823,800, calculated at an exchange rate of £1: $1.6476). The employment agreement does not have a fixed term.

In the event Mr. Wright’s employment is terminated without “good cause” (as defined below), he will receive severance pay equal to the sum of his annual base salary and target annual incentive compensation award at the time he is served with notice of termination. Credit will be given for any salary paid to Mr. Wright between the date the Company provided him with notice of termination and the termination date.

In April 2014, the Compensation Committee approved an amendment to Mr. Wright’s employment agreement that would entitle him to receive, in the event of a termination by the Company without “good cause” or by Mr. Wright for “good reason” (as defined below), and in addition to the severance payments described above: (i) a pro rata portion of his annual incentive compensation award for the year in which termination of employment occurs, based on actual performance, payable at the same time that annual incentive compensation awards are paid generally; (ii) continued medical coverage at the active employment rate for up to 12 months or, in lieu of such coverage monthly payments equal to the applicable premium rates; (iii) one additional year of service-vesting credit (but not performance-vesting credit) for each of his long-term incentive awards; and (iv) each vested stock option held by him will remain exercisable until the earlier of one year following the termination date (or, if later, the post-termination expiration date specified in the applicable stock option agreement) and the normal expiration date of the stock option. In the event of a termination by the Company without “good cause” or by Mr. Wright for “good reason” within 24 months following a “change of control” (as defined below), he would be entitled to receive (i) an amount equal to two times the sum of annual base salary and target annual incentive compensation award, reduced by any salary paid to him between the date the Company provided him with notice of termination and the termination date; (ii) a pro rata portion of his target annual incentive compensation award for the year in which termination of employment occurs, payable at the same time that annual incentive compensation awards are paid generally; (iii) continued medical coverage at the active employment rate for up to 12 months or, in lieu of such coverage monthly payments equal to the applicable premium rates; (iv) full service-vesting credit (but not performance-vesting credit) for all of his long-term incentive awards; and (v) each vested stock option held by him will remain exercisable until the earlier of one year following the termination date (or, if later, the post-termination expiration date specified in the applicable stock option agreement) and the normal expiration date of the stock option.

Mr. Wright’s employment agreement defines the terms “change of control,” “good cause” and “good reason” as follows:

•	“Change of control” has the meaning set forth in the Company’s 2012 Equity Incentive Plan.

•

“Good cause” means (i) gross and/or chronic neglect of duties, (ii) conviction of an offence involving moral turpitude, (iii) dishonesty, embezzlement, fraud or other material willful misconduct in connection with employment, (iv) the issuance of any final order for removal as an associate or officer of the Company by any regulatory authority, (v) violation of any obligation or confidence, fiduciary duty, duty of loyalty or other material obligation owed to the Company in any employment or other agreement with the Company or implied at common law, (vi) material breach of the Company’s code of ethics, or (vii) failure to maintain any insurance or license necessary for the performance of duties to the Company

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Compensation Tables (continued)

•

“Good reason” means one or more of the following events has occurred without Mr. Wright’ written consent: (i) a material adverse diminution in position, authority or responsibilities or the assignment to Mr. Wright of duties or responsibilities which are materially inconsistent with Mr. Wright’s position;, (ii) a reduction in monthly base salary or Target AIP percentage; or (iii) Mr. Wright is required to relocate his office outside a radius of 35 miles from the current office location at 51 Lime Street in London.

Todd Jones

Mr. Jones’ employment agreement, effective as of July 1, 2013, provides that Mr. Jones is entitled to an annual base salary of $600,000 and an annual incentive compensation award with a target value equal to 125% of his annualized base salary. Prior to July 1, 2013 Mr. Jones’ annual base salary was $500,000. Effective April 2014, his base salary was increased to $700,000 and his annual incentive compensation award has a target value equal to 150% of his annualized base salary. Effective April 2015, Mr. Jones received another increase in his annual base salary from $700,000 to $725,000. The employment agreement does not have a fixed term.

In the event Mr. Jones’ employment is terminated by the Company without “good cause” (as defined below) or by Mr. Jones for “good reason” (as defined below), he will receive severance payments equal to the sum of his annual base salary and target annual incentive compensation award at the time of his employment termination.

In April 2014, the Compensation Committee approved an amendment to Mr. Jones’ employment agreement that would entitle him to receive, in the event of a termination by the Company without “cause” or by Mr. Jones for “good reason” and in addition to the severance payments described above: (i) a pro rata portion of his annual incentive compensation award for the year in which termination of employment occurs, based on actual performance, payable at the same time that annual incentive compensation awards are paid generally; (ii) continued medical coverage at the active employment rate for up to 12 months or, in lieu of such coverage monthly payments equal to the applicable premium rates; (iii) one additional year of service-vesting credit (but not performance-vesting credit) for each of his long-term incentive awards; and (iv) each vested stock option held by him will remain exercisable until the earlier of one year following the termination date (or, if later, the post-termination expiration date specified in the applicable stock option agreement) and the normal expiration date of the stock option. In the event of termination by the Company without “cause” or by Mr. Jones for “good reason” within 24 months following a “change of control” (as defined below), he would be entitled to receive (i) an amount equal to two times the sum of annual base salary and target annual incentive compensation award; (ii) a pro rata portion of his target annual incentive compensation award for the year in which termination of employment occurs, payable at the same time that annual incentive compensation awards are paid generally; (iii) continued medical coverage at the active employment rate for up to 12 months or, in lieu of such coverage monthly payments equal to the applicable premium rates; (iv) full service-vesting credit (but not performance-vesting credit) for all of his long-term incentive awards; and (v) each vested stock option held by him will remain exercisable until the earlier of one year following the termination date (or, if later, the post-termination expiration date specified in the applicable stock option agreement) and the normal expiration date of the stock option.

Mr. Jones’ employment agreement defines the terms “change of control,” “good cause” and “good reason” as follows:

•	“Change of control” has the meaning set forth in the Company’s 2012 Equity Incentive Plan.

•

“Good cause” is generally defined as (i) gross and/or chronic neglect of duties, (ii) conviction of a felony or misdemeanor involving moral turpitude, (iii) dishonesty, embezzlement, fraud or other material willful misconduct in connection with employment, (iv) the issuance of any final order for removal as an associate of the Company by any state or federal regulatory agency, (v) violation of restrictive covenant provisions contained in employment or other agreements with the Company or its affiliates, (vi) material breach of duties owed to the Company or its affiliates, including, without limitation, the duty of loyalty, or (vii) any material breach of the Company’s code of ethics.

•

“Good reason” means one or more of the following events has occurred without Mr. Jones’ written consent: (i) a material adverse diminution in position, authority or responsibilities or the assignment to Mr. Jones of duties or responsibilities which are materially inconsistent with Mr. Jones’ position;, (ii) a reduction in monthly base salary or target AIP percentage; or (iii) Mr. Jones is required to relocate his office outside a radius of 35 miles from the current office location at 200 Liberty Street in New York City.

Michael Neborak

Mr. Neborak’s employment agreement effective as of July 6, 2010 provided for an annual base salary of $500,000, which the Committee increased to $600,000 based on the results of a market review, and an annual incentive compensation award with a target value equal to 100% of his base salary. The employment agreement did not have a fixed term.

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Compensation Tables (continued)

On May 8, 2014, Mr. Neborak entered into a letter agreement with Willis North America, Inc. which provided that Mr. Neborak would cease serving as Group CFO effective as of such date as may be determined by the Company and that his employment would terminate on July 1, 2014. The letter agreement provided that until his separation date, Mr. Neborak would continue to receive his current base salary of $600,000. Further, the letter agreement superseded the severance provisions in Mr. Neborak’s employment agreement and provided that subject to his execution of a release of claims, compliance with the terms of the letter agreement and his employment not being terminated for “cause” (as defined in his offer letter), Mr. Neborak was entitled to the following severance benefits: (i) an amount equal to one times the sum of his annual base salary and target annual incentive compensation award; (ii) continued medical coverage at the active employee rate for up to 12 months or, in lieu of such coverage, monthly payments equal to the applicable premium rates; (iii) all of Mr. Neborak’s unvested stock option, RSU and deferred cash awards that were scheduled to vest solely based on continued service during the one-year period following his separation date accelerated and vested on his separation date; and (iv) each vested stock option held by Mr. Neborak will remain exercisable until the earlier of 18 months following the termination date (or, if later, the post-termination expiration date specified in the applicable stock option agreement) and the normal expiration date of the stock option.

Potential Payments to Named Executive Officers Upon Termination and/or Change of Control

The table appearing immediately below sets forth the estimated payments and benefits that our named executive officers would have received assuming termination and/or a change of control had occurred on December 31, 2014. The tables appearing further below set forth the amounts used to calculate the figures in this table and do not otherwise represent additional compensation payable to the named executive officers. For more information on these arrangements, please see the section entitled “Compensation Tables — Named Executive Officers’ Employment Agreements.”

Assuming termination and/or a change in control, the named executive officers would have been entitled to cash severance, in some circumstances medical coverage, and accelerated vesting of equity. No named executive officer receives cash severance upon a single-trigger change of control. Cash severance incorporates the following elements of named executive officer compensation:

•	annual base salary;

•	target annual incentive compensation award; and

•	pro rata annual incentive compensation award for the year of termination.

In addition, in certain termination scenarios described further below, named executive officers receive automatic vesting credit on outstanding equity and deferred cash awards. The Compensation Committee has discretion to accelerate the vesting of outstanding equity and deferred cash awards and, for purposes of this section, it has been assumed that the Compensation Committee has exercised its discretion to fully vest all deferred cash and equity awards (at the target level of achievement) held by Messrs. Casserley, Greene, Hearn, Wright and Jones to the extent that such awards do not automatically vest in full. The table below reflects the intrinsic value of all unvested deferred cash, option and RSU awards held by the officers as of December 31, 2014, based on the Company’s closing share price of $44.81, as quoted on the NYSE on such date.

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Compensation Tables (continued)

The definitions of “cause,” (or “good cause”) “change of control” and “good reason,” as set forth in the named executive officers’ employment agreements, are contained in the section entitled “Compensation Tables — Named Executive Officers’ Employment Agreements.”

A	B	C	D	E	F	G
Name	Termination Reason	Cash Severance Payment ($)(1)	Welfare/ Other ($)(2)	Value of Unvested Deferred Cash Awards ($)(3)	Intrinsic Value of Unvested Share-Based Awards ($)(3)	Total ($)
Dominic Casserley	Termination by the Company without cause or by the officer with good reason	8,217,706	—	—	9,529,432	17,747,138
	Termination following a change of control*	8,217,706	—	—	9,529,432	17,747,138
	Termination for other reasons	1,717,706	—	—	9,529,432	11,247,138
John Greene	Termination by the Company without cause or by the officer with good reason	4,019,308	—	—	1,161,488	5,180,797
	Termination following a change of control*	5,077,746	—	—	1,161,488	6,239,234
	Termination for other reasons	2,746	—	—	1,161,488	1,164,234
Stephen Hearn	Termination by the Company without cause or by the officer with good reason	4,885,430	830	257,625	4,903,973	10,047,859
	Termination following a change of control*	6,124,994	830	257,625	4,903,973	11,287,423
	Termination for other reasons	9,812	—	257,625	4,903,973	5,171,410
Timothy Wright	Termination by the Company without cause or by the officer with good reason	3,340,626	553	268,500	2,837,764	6,447,444
	Termination following a change of control*	5,657,451	553	268,500	2,837,764	8,764,269
	Termination for other reasons	5,351	—	268,500	2,837,764	3,111,616
Todd Jones	Termination by the Company without cause or by the officer with good reason	2,657,920	10,706	103,050	1,554,607	4,326,283
	Termination following a change of control*	4,553,345	10,706	103,050	1,554,607	6,221,708
	Termination for other reasons	3,345	—	103,050	1,554,607	1,661,002

*	Reflects amount to be paid upon a termination of employment by the Company without cause or by the officer for good reason within 24 months following a change of control.

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Compensation Tables (continued)

(1) Total Severance Payment (Column C)

The following table sets forth the calculation of amounts shown in column c of the above table.

The amounts in the Severance column reflect the severance multiplier applied to the sum of annual base salary and target annual incentive compensation award for each named executive officer. The Compensation Committee approves Messrs. Hearn’s and Wright’s salaries and annual incentive compensation awards in pounds sterling. The dollar figures shown have been calculated at the exchange rate as at December 31, 2014 (£1: $1.5592).

The amounts in the Pro Rata Annual Incentive Compensation column reflect the pro rata portion of each named executive officer’s annual incentive compensation award for the year the termination occurred, based on either actual or target level of performance, as applicable, payable at the same time that annual incentive compensation awards are payable generally.

Name	Termination Reason	Severance Multiplier ($)	Severance ($)	Pro Rata Annual Incentive Compensation Award ($)	Other ($)	Total Cash Severance Payment ($)
Dominic Casserley	Termination by the Company without cause or by the officer with good reason	2	6,500,000(a)	1,653,750(e)	63,956(f)	8,217,706
	Termination following a change of control(g)	2	6,500,000	1,653,750(e)	63,956(f)	8,217,706
	Termination for other reasons(h)	—	—	1,653,750(e)	63,956(f)	1,717,706
John Greene	Termination by the Company without cause or by the officer with good reason	1.5	2,812,500(b)	1,004,063(e)	202,746(f)	4,019,308
	Termination following a change of control(g)	2	3,750,000	1,125,000(i)	202,746(f)	5,077,746
	Termination for other reasons(j)	—	—	—	2,746(f)	2,746
Stephen Hearn	Termination by the Company without cause or by the officer with good reason(c)	1.5	3,718,692	1,156,926(e)	9,812(f)	4,885,430
	Termination following a change of control(c)	2	4,958,256	1,156,926(e)	9,812(f)	6,124,994
	Termination for other reasons	—	—	—	9,812(f)	9,812
Timothy Wright	Termination by the Company without cause or by the officer with good reason	1	2,143,900(d)	1,191,375(e)	5,351(f)	3,340,626
	Termination following a change of control(g)	2	4,287,800(d)	1,364,300(i)	5,351(f)	5,657,451
	Termination for other reasons	—	—	—	5,351(f)	5,351
Todd Jones	Termination by the Company without cause or by the officer with good reason	1	1,750,000(k)	904,575(e)	3,345(f)	2,657,920
	Termination following a change of control(g)	2	3,500,000(k)	1,050,000(i)	3,345(f)	4,553,345
	Termination for other reasons	—	—	—	3,345(f)	3,345

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Compensation Tables (continued)

a)	The severance amount due to Mr. Casserley in the event of termination by the Company without cause or by Mr. Casserley with good reason would be payable in installments over 24 months.
b)	The severance amount due to Mr. Greene in the event of termination by the Company without cause or by Mr. Greene with good reason would be payable in installments over 18 months. If such termination occurred on or after the second anniversary of Mr. Greene’s employment commencement date (i.e., July 1, 2016), the severance payment would instead be equal to one times the sum of his annual base salary and target annual incentive award and would be payable in installments over 12 months.
c)	All amounts due to Mr. Hearn in the event of termination (i) by the Company without cause or by Mr. Hearn with good reason, or (ii) following a change of control would be offset against any pay provided during the 12-month notice period set forth in Mr. Hearn’s employment agreement or any pay in lieu of notice and will be payable in a lump sum.
d)	The severance amount due to Mr. Wright in the event of termination by the Company without cause or by Mr. Wright with good reason would be payable in installments over 12 months. In such events, or in the event of termination following a change of control, the severance amount due to Mr. Wright would be reduced by any salary paid to him between the date the Company provided him with notice of termination and the termination date.
e)	In the event of termination (i) by the Company without cause or by the officer with good reason, or (ii) following a change of control, the pro rata annual incentive compensation award would be based on actual performance. It has been assumed that the Compensation Committee would have determined that each named executive officer be paid a cash award in an amount equal to his full 2014 annual incentive compensation award.
f)	For all named executive officers, this amount reflects dividend equivalents payable in connection with time-based RSUs. For Mr. Greene, this amount also includes payment of the unpaid portion of Mr. Greene’s transition cash award as of December 31, 2014, which was actually paid to him in January 2015.
g)	All amounts due in the event of termination following a change of control would be paid in a cash lump sum.
h)	In the event that Mr. Casserley resigns without good reason prior to the second anniversary of his employment commencement date, he would be required to repay $750,000, or 50%, of his cash transition award.
i)	For Messrs. Greene, Wright and Jones, the pro rata annual incentive compensation award would be based upon the target level of performance rather than actual performance.
j)	In the event that Mr. Greene resigns without good reason or is terminated for good cause prior to the second anniversary of his employment commencement date, he would be required to repay a pro rata portion of his transition cash award based on the number of days he is employed during such two-year period.
k)	The severance amount due to Mr. Jones in the event of termination by the Company without cause or by Mr. Jones with good reason would be payable in installments over 12 months.

(2) Welfare/Other (Column D)

The amounts in column D represent continued medical coverage for named executive officers.

The employment agreements for Messrs. Casserley, Greene, Wright and Jones provide for continued medical coverage for the officer, his spouse and covered dependents as of the termination date in accordance with the terms of the effective applicable group plan. This provision applies for up to 18 months following the termination date for Mr. Casserley, and for up to 12 months following the termination date for Messrs. Greene, Wright and Jones. Both Messrs. Casserley and Greene waived medical coverage at December 31, 2014; however, the value of such medical coverage would have been $21,453 for Mr. Casserley and $553 for Mr. Greene.

Mr. Hearn’s employment agreement provides that he is entitled to continuation of group medical coverage at the same rate as applicable to active senior executive officers for up to 18 months following the termination date.

(3) Value of Unvested Deferred Cash Awards and Intrinsic Value of Unvested Share-Based Awards (Columns E and F)

The amounts in columns E and F reflect the assumption that the Compensation Committee has exercised its discretion to fully vest all outstanding deferred cash and equity awards (at the target level of achievement) held by each named executive officer to the extent that such awards do not automatically vest in full in the specified termination scenarios as stated earlier.

The automatic vesting credit that each named executive officer will receive on any outstanding deferred cash, options and RSU awards in the termination scenarios described in this section is described below.

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Compensation Tables (continued)

Dominic Casserley

•

Mr. Casserley’s employment agreement and equity award agreements generally provide that in the event that his employment is terminated by the Company without cause, by Mr. Casserley for good reason, or Mr. Casserley is terminated as a result of the non-renewal of his employment agreement by the Company within the first four years of employment (a “Qualifying Termination”), Mr. Casserley would be entitled to (i) two years of additional service-vesting credit (but not performance-vesting credit) for one-half of the annual equity-based long-term incentive awards granted to him during the first three years of service; and (ii) one year of service-vesting credit (but not performance-vesting credit) for the remainder of the annual equity-based long-term incentive awards granted to him. For purposes of determining the service-vesting credit described above, each annual equity-based long-term incentive award will have a deemed grant date no later than April 30 of the grant year and vest at a rate of one-third per year on each of the first three anniversaries of the grant date.

•

Mr. Casserley’s employment agreement and equity award agreements generally provide that in the event of a Qualifying Termination within 24 months following a change of control, Mr. Casserley would receive full service-vesting credit (but not performance-vesting credit) for each of the annual equity-based long-term incentive awards granted to him.

•

Mr. Casserley’s employment agreement provides that in the event that his employment is terminated due to death or disability, Mr. Casserley would be entitled to full acceleration of all equity incentive awards granted to Mr. Casserley in 2013 and pro rata acceleration of awards granted after 2013.

All Other Named Executive Officers

•

The employment agreements for Messrs. Greene, Hearn, Wright and Jones each provide that in the event that the officer’s employment is terminated by the Company without cause or the officer resigns for good reason, the officer will receive one additional year of service-vesting credit (but not performance-vesting credit) for each of his options, RSU and deferred cash awards and, in the case of Mr. Greene, full vesting of the transition RSU award of $375,000 set forth in his employment agreement.

•

In the event that the officer’s employment is terminated by the Company without cause or the officer resigns for good reason, in each case, within 24 months following a change of control, each named executive is entitled to full service-vesting credit (but not performance-vesting credit) for all of his options, RSU and deferred cash awards.

•

The unvested option, RSU and deferred cash awards held by Messrs. Greene, Hearn, Wright and Jones each vest in full upon a termination of employment due to death or permanent disability; provided, that, performance-based option and deferred cash awards only vest to the extent that performance targets have been achieved on the date of termination of employment.

Payments to our Former Group CFO

Mr. Neborak ceased to serve as Group CFO on June 1, 2014 and left the Company on July 1, 2014. Pursuant to his May 8, 2014 letter agreement with Willis North America, Inc., Mr. Neborak become entitled to receive: (i) an amount equal to one times the sum of his annual base salary and target annual incentive award, which is equivalent to $1,200,000 and (ii) continued medical coverage at the active employee rate for up to 12 months or, in lieu of such coverage, monthly payments equal to the applicable premium rates, with a maximum potential estimated value of $38,536. In addition, all of Mr. Neborak’s unvested stock option, RSU and deferred cash awards that were scheduled to vest solely based on continued service during the one-year period following his separation date accelerated and vested on his separation date. The total value of such accelerated vesting is $933,015 based on the closing price for our ordinary shares on July 1, 2014.

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Proposal Three: Advisory Vote on Named Executive Officer Compensation

The Dodd-Frank Act enables our shareholders to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with the SEC’s rules, including the “Compensation Discussion and Analysis,” the “Summary Compensation” table and related tables and disclosure (also referred to as “say-on-pay”).

Our executive compensation program is designed to reward our leadership team for delivering results and building sustainable shareholder value. We believe our program’s performance measures align the interests of our shareholders and senior executives by tying pay outcomes to Company and business segment performance over the short- and long-term. Our executive compensation program is also designed to support us in attracting and retaining highly qualified and talented executives and professionals. This is paramount as the broad financial marketplace for talent in which the Company operates is highly competitive.

•	Based on the Company’s financial performance in 2014:

•	All current named executive officers received annual incentive compensation awards ranging from approximately 70.0% to 89.3% of their target payouts.

•

All current named executive officers other than the Group CEO received long-term incentive awards with grant date fair values ranging from $900,000 to $2,200,000, with the performance-based RSU portion comprising 50% of the award, options comprising 25% of the award and time-based RSUs comprising 25% of the award.

•

The Group CEO received a long-term incentive award with a grant date fair value equal to $5,250,000, with the performance-based RSU portion comprising 50% of the award and options comprising 25% of the award and time-based RSUs comprising 25% of the award.

•

The performance-based RSUs are based on three-year performance period targets designed to encourage sustained financial performance. The value of these awards cannot be fully calculated until the requisite time periods are reached, the three-year performance period has ended and performance against the targets is calculated. The named executive officers will not realize the full grant date fair value of the performance-based portion of such awards if the three-year performance targets are not reached.

We have benefited from shareholder feedback about executive compensation through our say-on-pay votes for the past three years. Shareholder feedback has influenced the Compensation Committee’s design of our named executive officer compensation. As a result, shareholder support at our 2014 Annual General Meeting of Shareholders of our compensation program was at approximately 91%, slightly higher than 2013 at 89%. Certain highlights of our named executive officer compensation are as follows:

•

The Compensation Committee sought advice from its independent compensation consultant, Towers Watson, regarding the Company’s CEO compensation package, including the level of pay relative to the market in which we compete for talent, the mix of fixed to variable pay components and the relationship of the CEO’s pay level compared to the other named executive officers’ compensation.

•

The Compensation Committee set the financial metrics for the Company’s annual incentive compensation awards and performance-based long-term incentive awards that differentiate between and emphasize both short-term and long-term financial performance.

•	We followed our strict policy prohibiting directors and executive officers from entering into margin accounts or pledging shares.

•

The Compensation Committee adhered to its philosophy that incentive pay should be performance-driven and not guaranteed. Accordingly, unless there are material and compelling circumstances (i.e., on a limited basis, in connection with new hires), the Compensation Committee will not approve guaranteed incentive awards. None of our named executive officers have guaranteed annual incentive compensation awards.

•

We require each executive officer, under our executive officer share ownership guidelines, to own shares equivalent in value to a multiple of his or her base salary within five years of appointment to the role, ranging from two to six times his or her base salary, depending on the officer’s level of position.

•	We require our executives to retain at least 50% of the net shares received under equity award programs until the ownership guidelines are met.

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Proposal Three: Advisory Vote on Named Executive Officer Compensation (continued)

Shareholders are encouraged to read the “Compensation Discussion and Analysis” section of this Proxy Statement for a more detailed discussion of how the Company’s compensation programs reflect our overarching compensation philosophy and core principles. We are asking our shareholders to indicate their support for our named executive officer compensation as described in this Proxy Statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers. Accordingly, we will ask our shareholders to vote “FOR” the following resolution:

“RESOLVED, that the shareholders of Willis Group Holdings Public Limited Company approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Company’s Proxy Statement for the 2015 Annual General Meeting of Shareholders in accordance with the SEC’s rules, including the “Compensation Discussion and Analysis,” the “Summary Compensation Table” and related tables and disclosure.”

The advisory vote will not be binding on the Compensation Committee or the Board of Directors. However, they will consider the outcome of the vote and take into consideration any concerns raised by investors when determining future compensation arrangements.

The Board of Directors unanimously recommends a vote “FOR” the advisory resolution approving the overall executive compensation of our named executive officers, described in this Proxy Statement pursuant to the compensation disclosure rules of the SEC.

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2015 NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT

Proposal Four: Renew the Board’s Authority to Issue Shares Under Irish Law for Issuances up to 33% of the Company’s Outstanding Share Capital

As a matter of Irish company law, the directors of a company may not issue new ordinary or preferred shares unless approved by shareholders. Last year, shareholders conferred such authority on our Board for five years for issuances up to an amount equal to the authorized but unissued share capital of the Company. We understand that there are differing views among leading practitioners in Ireland as to whether authorizations, such as the authorization granted last year, will remain effective under new Irish legislation which is expected to come into force in 2015 and, as a result, the Company is resubmitting a modified proposal to its shareholders this year.

We understand that it is customary practice for listed companies in Ireland to seek shareholder authority to issue up to 33% of a company’s issued ordinary share capital and for such authority to be limited to a period of 12 to 18 months. Therefore, in accordance with customary practice in Ireland, we are seeking approval to authorize the Board to issue up to • shares (being equivalent to approximately 33% of the aggregate nominal value of the issued ordinary share capital of the Company as of April 10, 2015 (the latest practicable date before this proxy statement)). Effective upon adoption, this authority would replace last year’s authority under the current Irish legislation and would expire on December 30, 2016. Note that last year’s authority was more generous than the approval proposed this year. We expect to propose renewal of this authorization on a regular basis at our annual general meetings in subsequent years.

Granting the Board this authority is a routine matter for public companies incorporated in Ireland and is consistent with Irish market practice. This authority is fundamental to our business and, if applicable, will facilitate our ability to fund acquisitions and otherwise raise capital. It is important for the Company to be able to issue shares in order to pursue its growth strategy. We are not asking you to approve an increase in our authorized share capital. Instead, approval of this proposal will only grant the Board the authority to issue shares that are already authorized under our Articles of Association upon the terms below. In addition, we note that, because we are a NYSE-listed company, our shareholders continue to benefit from the protections afforded to them under the rules and regulations of the NYSE and SEC, including those rules that limit our ability to issue shares in specified circumstances. Furthermore, we note that this authorization is required as a matter of Irish law and is not otherwise required for other companies listed on the NYSE with whom we compete.

The authority, if renewed, would apply to issues of shares and equity convertible into shares, such as warrants and options.

Under Irish law, an ordinary resolution requires the approval of over 50% of the votes of the shareholders cast at a general meeting.

The text of the resolution in respect of Proposal Four, which is an ordinary resolution, is as follows:

“RESOLVED, that, subject to applicable rules and listing standards of the New York Stock Exchange and to applicable rules and regulations of the U.S. Securities and Exchange Commission, the directors be and are hereby generally and unconditionally authorized to exercise all the powers of the Company to allot relevant securities (within the meaning of section 20 of the Companies (Amendment) Act, 1983) up to an aggregate nominal amount of • (being equivalent to approximately 33% of the aggregate nominal value of the issued ordinary share capital of the Company as of April 10, 2015). The authority conferred by this resolution shall expire 18 months from the passing of this resolution, unless previously renewed, varied or revoked by the Company in general meeting and provided that the Company may before such expiry make an offer or agreement which would or might require relevant securities to be allotted after such expiry and the directors may allot relevant securities in pursuance of such an offer or agreement as if the authority conferred by this resolution had not expired. The authority conferred on the directors to allot relevant securities by the ordinary resolution of the Company dated July 23, 2014 is hereby revoked.”

To the extent necessary in order for this Resolution to be effective in accordance with its terms, the powers and authorities granted pursuant to this Resolution are also granted and are to be effective for the purposes of and in accordance with the Companies Act 2014 (the “2014 Act”) in the same manner as they are granted and effective for the purposes of the Companies (Amendment) Act 1983 (the “1983 Act”), with effect from the commencement of the sections and provisions of the 2014 Act that are equivalent to the sections and provisions of the 1983 Act that are relevant to the matters referred to in this Resolution and to the extent that those sections and provisions of the 2014 Act become applicable to the Company and to the matters referred to in this Resolution. References to Section 20 of the 1983 Act in this Resolution are, for the purposes of this Resolution and to the extent necessary in order for this Resolution to be effective, to be read as references to Section 1021 of the 2014 Act (or, as appropriate, to such other section or provision of the 2014 Act as is equivalent to Section 20 of the 1983 Act) with effect from the commencement of those sections and provisions of the 2014 Act and to the extent that such sections and provisions of the 2014 Act become applicable to the Company and to the matters referred to in this Resolution.”

The Board of Directors unanimously recommends a vote “FOR” the resolution to renew the Board’s authority to issue new ordinary or preferred shares for issuances up to 33% of the Company’s outstanding share capital.

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Proposal Five: Grant the Board the Authority to Opt Out of Statutory Pre-emption Rights Under Irish Law for Rights Issues and, Separately, for Issuances up to 5% of the Company’s Outstanding Share Capital

Under Irish law, unless otherwise authorized, when an Irish public limited company issues shares for cash to new shareholders, it is required first to offer those shares on the same or more favorable terms to its existing shareholders of the company on a pro rata basis (commonly referred to as the statutory pre-emption right). We understand that it is customary practice for listed companies in Ireland to seek shareholder authority to waive (or “opt out of”) their statutory pre-emption rights in the event of (i) the issuance of shares for cash in connection with any rights issue and (ii) the issuance of shares for cash, if the issuance is limited to up to 5% of a company’s issued ordinary share capital. It is also customary practice for such waiver (or opt-out) to be limited to a period of 12 to 18 months. Therefore, in accordance with customary practice for listed companies in Ireland, we are seeking this authority for a period expiring 18 months from the passing of this resolution, unless otherwise varied, renewed or revoked. We expect to propose renewal of this authorization on a regular basis at our annual general meetings in subsequent years.

Similar to the authorization sought for Proposal Four, granting the Board this authority is a routine matter for public companies incorporated in Ireland and is consistent with Irish market practice. This authority is fundamental to our business and, if applicable, will facilitate our ability to fund acquisitions and otherwise raise capital. We are not asking you to approve an increase in our authorized share capital. Instead, approval of this proposal will only grant the Board the authority to issue shares in the manner originally permitted under our Articles of Association upon the terms below. Without this authorization, in each case where we issue shares for cash, we would first have to offer those shares on the same or more favorable terms to all of our existing shareholders. This requirement could cause delays in the completion of acquisitions and capital raising for our business. Renewal of this authority would not exempt the Company from applicable NYSE requirements to obtain shareholder approval prior to certain share issuances, generally at or greater than 20%.

As required under Irish law, the resolution is a special resolution that requires the affirmative vote of at least 75% of the votes cast.

The text of the resolution in respect of Proposal Four is as follows:

“As a special resolution, that, pursuant to Sections 23 and 24(1) of the Companies (Amendment) Act 1983 (the “1983 Act”) the directors be and are hereby empowered to allot equity securities (as defined in sub-section (13) of Section 23 of the 1983 Act) for cash as if sub-section (1) of Section 23 of the 1983 Act did not apply to any such allotment, provided that this power shall be limited to:

(a) the allotment of equity securities in connection with a rights issue in favor of the holders of ordinary shares (including rights to subscribe for, or convert into, ordinary shares) where the equity securities respectively attributable to the interests of such holders are proportional (as nearly as may be) to the respective numbers of ordinary shares held by them (but subject to such exclusions or other arrangements as the directors may deem necessary or expedient to deal with fractional entitlements that would otherwise arise, or with legal or practical problems under the laws of, or the requirements of any recognized regulatory body or any stock exchange in, any territory, or otherwise); and

(b) the allotment (otherwise than pursuant to sub-paragraph (a) above) of equity securities up to an amount of (• shares) (being equivalent to approximately 5% of the aggregate nominal value of the issued ordinary share capital of the Company as of April 10, 2015)

and the authority conferred by this resolution shall expire 18 months from the passing of this resolution, unless previously renewed, varied or revoked; provided that the Company may make an offer or agreement before the expiry of this authority, which would or might require any such securities to be allotted after this authority has expired, and in that case, the directors may allot equity securities in pursuance of any such offer or agreement as if the authority conferred hereby had not expired.”

To the extent necessary in order for this Resolution to be effective in accordance with its terms, the powers and authorities granted pursuant to this Resolution are also granted and are to be effective for the purposes of and in accordance with the Companies Act 2014 (the “2014 Act”) in the same manner as they are granted and effective for the purposes of the 1983 Act, with effect from the commencement of the sections and provisions of the 2014 Act that are equivalent to the sections and provisions of the 1983 Act that are relevant to the matters referred to in this Resolution and to the extent that those sections and provisions of the 2014 Act become applicable to the Company and to the matters referred to in this Resolution. References to Sections 23, 23(1), 23(13) and 24(1) of the

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Proposal Five: Grant the Board the Authority to Opt-out of Statutory Pre-emption Rights Under Irish Law for Rights Issues and, Separately, for Issuances up to 5% of the Company’s Outstanding Share Capital (continued)

1983 Act in this Resolution are, for the purposes of this Resolution and to the extent necessary in order for this Resolution to be effective, to be read as references to Sections 1022, 1022(1), 1023(1) and 1023(3) of the 2014 Act (or, as appropriate, to such other section or provision of the 2014 Act as is equivalent to the relevant section or provision of the 1983 Act referred to in this Resolution) with effect from the commencement of those sections and provisions of the 2014 Act and to the extent that such sections and provisions of the 2014 Act become applicable to the Company and to the matters referred to in this Resolution.”

The Board of Directors unanimously recommends a vote “FOR” the resolution to grant the Board the authority to opt-out of statutory pre-emption rights under Irish law for rights issues and, separately, for issuances up to 5% of the Company’s outstanding share capital.

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2015 NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT

Proposal Six: Authorize Holding the 2016 Annual General Meeting of Shareholders of Willis Group Holdings Public Limited Company At a Location Outside of Ireland

Under Irish law and in accordance with article 52 of Company’s articles of association, the Company’s shareholders must authorize holding any Annual General Meeting of Shareholders at a location outside of Ireland. The Board may want to hold the 2016 Annual General Meeting of Shareholders in the United States and is, therefore, asking our shareholders to authorize holding the 2016 Annual General Meeting of Shareholders at a location outside of Ireland.

The text of the resolution in respect of Proposal Seven is as follows:

“RESOLVED, that the 2016 Annual General Meeting of Shareholders of Willis Group Holdings Public Limited Company may be held at such place outside Ireland as may be determined by the Board of Directors.”

The Board of Directors unanimously recommends a vote “FOR” the authorization to hold the 2016 Annual General Meeting of Shareholders of Willis Group Holdings Public Limited Company at a location outside of Ireland.

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Security Ownership: Security Ownership of Certain Beneficial Owners and Management

The following tables show the number of shares beneficially owned, as of April 10, 2015:

•	By each shareholder which is known to beneficially own 5% or more of our outstanding shares;

•	By each of our current directors and director nominees;

•	By each named executive officer listed in the 2014 Summary Compensation Table; and

•	By each of our current directors, director nominees and executive officers as group.

The amounts and percentages of our shares beneficially owned are reported in accordance with Rule 13d-3 of the General Rules and Regulations under the Exchange Act. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or to direct the voting of that security, or investment power, which includes the power to dispose of or to direct the disposition of that security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days of April 10, 2015 (i.e., June 9, 2015). Also, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which that person has no economic interest.

5% Beneficial Owners

Name and Address	Number of Shares Beneficially Owned	Percent Beneficially Owned
Harris Associates L.P.(1) Harris Associates Inc. 111 S. Wacker Drive Suite 4600 Chicago, IL 60606	20,213,479	—%
ValueAct Capital(2) One Letterman Drive Building D, Fourth Floor San Francisco, CA 94129	18,423,835	—%
T. Rowe Price Associates, Inc.(3) 100 East Pratt Street Baltimore, MD 21202	16,484,692	—%

(1)	The beneficial ownership information is based solely on the Schedule 13G/A filed with the SEC on February 11, 2015 by Harris Associates L.P. and its general partner, Harris Associates Inc. The amount beneficially owned includes 19,944,179 shares over which there is sole voting and dispositive power. As a result of advisory and other relationships with persons who own the shares, Harris Associates L.P. may be deemed to be the beneficial owner of 20,213,479 shares.
(2)	The beneficial ownership information includes 18,423,835 ordinary shares directly beneficially owned by ValueAct Capital Master Fund, L.P., as to which Mr. Ubben may be deemed a beneficial owner. Mr. Ubben disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein.
(3)	The beneficial ownership information is based solely on the share acquisition notification provided to the Company by T. Rowe Price Associates, Inc. on March 9, 2015.

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Security Ownership: Security Ownership of Certain Beneficial Owners and Management (continued)

Directors, Director Nominees and Executive Officers

Name and Address(1)	Number of Shares Beneficially Owned(2)	Percent Beneficially Owned
Anna Catalano(3)	8,985	*
Sir Roy Gardner(4)	46,932	*
Sir Jeremy Hanley(5)	50,051	*
Robyn Kravit(6)	10,157	*
Wendy E. Lane	10,474	*
Francisco Luzón	8,013	*
James McCann(7)	13,776	*
Jaymin Patel	2,375	*
Douglas Roberts(8)	18,411	*
Michael Somers	6,409	*
Jeffrey W. Ubben(9)	18,423,835	—%
Dominic Casserley(10)	282,926	*
John Greene	0	*
Stephen Hearn(11)	48,447	*
Todd Jones(12)	21,965	*
Michael Neborak(13)	63,272	*
Timothy Wright(14)	62,310	*
All of our Current Directors, Director Nominees and Executive Officers (18 persons)(15)	19,052,402	—%

*	Less than 1%.
(1)	Unless otherwise indicated, the address of each of the persons listed below is c/o Willis Group Holdings Public Limited Company, Grand Mill Quay, Barrow Street, Dublin 4, Ireland.
(2)	The number of shares that the directors and executive officers are deemed to have a beneficial interest includes shares under options that will be exercisable and/or RSUs that will vest on or before June 9, 2015 as indicated in the following notes. These shares, however, are not deemed outstanding for purposes of computing percentage of beneficial ownership of any other person.
(3)	Ms. Catalano’s beneficially owned shares include 1,361 vested RSUs, the settlement of which has been deferred until the earlier of when Ms. Catalano ceases to serve on the Board and January 2, 2017.
(4)	Sir Roy Gardner’s beneficially owned shares include 30,000 options to purchase shares.
(5)	Sir Jeremy Hanley’s beneficially owned shares include 30,000 options to purchase shares, and 3,189 vested RSUs, the settlement of which has been deferred until the earlier of when Sir Jeremy Hanley ceases to serve on the Board and January 2, 2017.
(6)	Ms. Kravit’s beneficially owned shares includes 1,361 vested RSUs, the settlement of which has been deferred until the earlier of when Ms. Kravit ceases to serve on the Board and January 2, 2017.
(7)	Mr. McCann’s beneficially owned shares includes 1,361 vested RSUs, the settlement of which has been deferred until the earlier of when Mr. McCann ceases to serve on the Board and January 2, 2017.

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Security Ownership: Security Ownership of Certain Beneficial Owners and Management (continued)

(8)	Mr. Roberts’ beneficially owned shares includes 3,189 vested RSUs, the settlement of which has been deferred until the earlier of when Mr. Roberts ceases to serve on the Board and January 2, 2017.
(9)	Mr. Ubben’s beneficially owned shares include 18,423,835 ordinary shares directly beneficially owned by ValueAct Capital Master Fund, L.P., as to which Mr. Ubben may be deemed a beneficial owner. Mr. Ubben disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein.
(10)	Mr. Casserley’s beneficially owned shares include 216,098 options to purchase shares.
(11)	Mr. Hearn’s beneficially owned shares include 24,566 options to purchase shares.
(12)	Mr. Jones’ beneficially owned shares include 18,655 options to purchase shares.
(13)	Mr. Neborak’s beneficially owned shares include 42,669 options to purchase shares.
(14)	Mr. Wright’s beneficially owned shares include 62,310 options to purchase shares.
(15)	The total number of shares beneficially owned by all of our current directors, director nominees and named executive officers includes the 18,423,835 ordinary shares directly beneficially owned by ValueAct Capital Master Fund, L.P., as to which Mr. Ubben may be deemed a beneficial owner. Mr. Ubben disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein.

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Section 16 Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s executive officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership (Forms 3, 4 and 5) with the SEC and the NYSE. Executive officers, directors and such security holders are required by SEC regulation to furnish the Company with copies of all such forms which they file. To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and information provided by the reporting persons, all of its directors and executive officers made all required filings on time during 2014 with the exception of four reports on Form 4, which were filed one day late due to administrative error and reported one transaction by each of Stephen Hearn, Celia Brown, Todd Jones and Timothy Wright.

Incorporation By Reference

To the extent that this Proxy Statement has been or will be specifically incorporated by reference into any other filing by the Company under the Securities Act of 1933, as amended, or the Exchange Act, the sections of this Proxy Statement entitled “Compensation Committee Report” and “Audit Committee Report,” to the extent permitted by SEC rules shall not be deemed to be so incorporated, unless specifically otherwise provided in such filing.

Solicitation of Proxies

The Board of Directors hereby solicits proxies for use at the 2015 Annual General Meeting and at any adjournment thereof. Shareholders who execute a proxy may still attend the meeting and vote in person.

If you are a shareholder of record, you may revoke your proxy at any time before the meeting by submitting a new proxy with a later date, by a later telephone or Internet vote, by voting in person at the meeting or by notifying the Company Secretary. Written revocations should be directed to:

Company Secretary

c/o Office of the General Counsel

Willis Group Holdings Public Limited Company

200 Liberty Street

New York, NY 10281

If your shares are held in a stock brokerage account or by a bank or other nominee on your behalf, follow the voting instructions provided to you with these materials to determine how you may change your vote.

Executors, administrators, trustees, guardians, attorneys and other representatives should indicate the capacity in which they are signing and corporations should sign by an authorized officer whose title should be indicated. Mere attendance at the meeting will not revoke a proxy which was previously submitted to the Company.

The cost of this proxy solicitation is borne directly by the Company. MacKenzie Partners has been retained to assist in the proxy solicitation at a base fee of approximately $15,000 plus expenses. In addition to solicitation of proxies by mail, proxies may be solicited personally, by telephone, by e-mail and by facsimile by the Company’s directors, officers and other employees. Such persons will receive no additional compensation for such services. The Company will also request brokers and other nominees to forward soliciting material to the beneficial owners of shares which are held of record by them, and will pay the necessary expenses.

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Ethical Code

The Company has adopted an Ethical Code applicable to all our directors, officers and employees, including our CEO, the Group CFO, the Group Financial Controller and all those involved in the Company’s accounting functions. Our Ethical Code can be found in the Investor Relations — Corporate Governance section of our website at www.willis.com. A copy is also available free of charge on request from the Company Secretary, c/o Office of the General Counsel, Willis Group Holdings Public Limited Company, 200 Liberty Street, New York, NY 10281. The Company intends to post on its website any amendments to, or waivers of, a provision of its Ethical Code in accordance with Item 406 of Regulation S-K.

Shareholder and Other Proposals

Shareholders who wish to present a proposal under Rule 14a-8 under the Exchange Act and have it considered for inclusion in the Company’s proxy materials for the 2016 Annual General Meeting of the Company’s shareholders must submit such proposal in writing to the Secretary of the Company on or before January 12, 2016.

Where a shareholder wants to nominate a person for election to the Board at the Company’s Annual General Meeting, the shareholder must provide advance notice to the Company. Notice of shareholder nominations for election at the 2016 Annual General Meeting of Shareholders must be received by the Company Secretary, c/o Office of the General Counsel, Willis Group Holdings Public Limited Company, 200 Liberty Street, New York, NY 10281, no earlier than December 13, 2015 and no later than January 12, 2016. The notice must disclose in respect of the proposed nominee, name, age, business and residence address, principal occupation, number of shares beneficially owned and such other information as is required to be disclosed for the election of directors under Section 14 of the Exchange Act, together with a notice executed by the proposed nominee confirming his or her willingness to serve as a director if so elected. The shareholder making the nomination will be expected to provide his or her name, address and number of shares of the Company beneficially owned.

A copy of the Company’s memorandum and articles of association can be obtained from the Company Secretary on request or can be found in the Investor Relations — Corporate Governance section of our website at www.willis.com. A shareholder may also propose an individual to the Governance Committee for its consideration as a nominee for election to the Board by writing to the Group General Counsel, Willis Group Holdings Public Limited Company, 200 Liberty Street, New York, NY 10281. The Governance Committee will consider the shareholder’s nominee proposal in accordance with the selection process and specific qualification standards as set out in the Company’s Corporate Governance Guidelines.

Shareholders who wish to present a proposal at the 2016 Annual General Meeting that has not been included in the Company’s proxy materials must submit such proposal (other than a nomination for election discussed above) in writing to the Secretary of the Company. If such notice is received by the Secretary on or after March 27, 2016, SEC rules permit the Company to confer discretionary authority to vote on such proposals on persons appointed as proxies on behalf of the Company.

In addition, the Company’s articles of association and the Irish Companies Acts contain further requirements relating to the timing and content of the notice which shareholders must provide to the Company for any nomination or matter to be properly presented at a shareholders’ meeting.

By order of the Board of Directors,

Nicole Napolitano

Group Company Secretary and Associate General Counsel

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Exhibit A: Reconciliation of GAAP to Non-GAAP Information

This Proxy Statement contains references to non-GAAP financial measures as defined in Regulation G of SEC rules. Consistent with Regulation G, a reconciliation of this supplemental financial information to our GAAP information is set forth below. We present such non-GAAP supplemental financial information, as we believe such information is of interest to the investment community because it provides additional meaningful methods of evaluating certain aspects of the Company’s operating performance from period to period on a basis that may not be otherwise apparent on a GAAP basis. This supplemental financial information should be viewed in addition to, not in lieu of, the Company’s condensed consolidated financial statements found in the Company’s Annual Report on Form 10-K.

Definitions of non-GAAP financial measures

We believe that investors’ understanding of the Company’s performance is enhanced by our disclosure of the following non-GAAP financial measures. Our method of calculating these measures may differ from those used by other companies and therefore comparability may be limited.

Organic commissions and fees growth

Organic commissions and fees growth excludes: (i) the impact of foreign currency translation; (ii) the first twelve months of net commission and fee revenues generated from acquisitions; and (iii) the net commission and fee revenues related to operations disposed of in each period presented, from reported commissions and fees growth.

We believe organic growth in commissions and fees provides a measure that the investment community may find helpful in assessing the performance of operations that were part of our operations in both the current and prior periods, and provides a measure against which our businesses may be assessed in the future.

Underlying commissions and fees, underlying revenues, underlying total expenses, underlying salaries and benefits, underlying other operating expenses, underlying operating income, underlying operating margin, underlying EBITDA, underlying net income and underlying net income per diluted share (“Underlying measures”).

Underlying measures are calculated by excluding the impact of certain items, including foreign currency translation, from the most directly comparable GAAP measures. We believe that excluding such items provides a more complete and consistent comparative analysis of our results of operations.

Organic revenues, organic total expenses, organic salaries and benefits, organic other operating expenses, organic operating income, organic operating margin and organic EBITDA (“Organic measures”).

Organic measures are calculated by excluding the twelve month impact from acquisitions and disposals (together with the impact of certain items, including foreign currency translation noted above), from the most directly comparable GAAP measures. We believe that excluding these items provides a more complete and consistent comparative analysis of our results of operations.

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2015 NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT

Exhibit A: Reconciliation of GAAP to Non-GAAP Information (continued)

I. Underlying and organic EBITDA

The following table reconciles net income, the most directly comparable GAAP measure to underlying EBITDA and organic EBITDA, for the years ended December 31, 2014 and 2013 ($ in millions):

			%
	2014	2013	Change
Net income attributable to Willis Group Holdings, GAAP basis	$362	$365	(0.8)
Excluding:
Net income attributable to non controlling interests	11	12
Interest in earnings of associates, net of tax	(14)	—
Income taxes	159	122
Interest expense	135	126
Other (income) expense, net	(6)	(22)
Loss on extinguishment of debt	—	60
Depreciation	92	94
Amortization	54	55
Restructuring Costs	36	—
Expense reduction initiative	—	41
Fees related to extinguishment of debt	—	1
Foreign currency movements(1)	—	(35)
Underlying EBITDA	$829	$819	1.2
Less: Net EBITDA from acquisitions and disposals	11	11
Organic EBITDA	$818	$808	1.2

(1)	For prior periods, underlying measures have been rebased to current period exchange rates to remove the impact of foreign currency movements when comparing periods.

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2015 NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT

Exhibit A: Reconciliation of GAAP to Non-GAAP Information (continued)

II. Underlying and organic commissions and fees

The following table reconciles organic commissions and fees growth by segment to the percentage change in reported commissions and fees growth for the years ended December 31, 2014 and 2013 ($ in millions):

	2014	2013	% Change	Foreign currency translation	Underlying commissions and fee growth	Acquisitions and disposals	Organic commission and fee growth
North America	1,365	1,349	1.2%	(0.1)%	1.3%	(1.5)%	2.8%
International	1,016	926	9.7%	(5.1)%	14.8%	5.8%	9.0%
Global	1,386	1,358	2.1%	0.9%	1.2%	(0.2)%	1.4%
Total	3,767	3,633	3.7%	(0.9)%	4.6%	0.8%	3.8%

The following table reconciles underlying and organic commissions and fees growth by segment to the percentage change in reported commissions and fees growth for the years ended December 31, 2013 and 2012 ($ in millions):

	2013	2012	% Change	Foreign currency translation	Underlying commissions and fee growth	Acquisitions and disposals	Organic commission and fee growth
North America	1,349	1,281	5.3%	(0.1)%	5.4%	0.6%	4.8%
International	926	874	5.9%	0.1%	5.8%	0.0%	5.8%
Global	1,358	1,303	4.2%	(0.9)%	5.1%	0.8%	4.3%
Total	3,633	3,458	5.1%	(0.3)%	5.4%	0.5%	4.9%

WILLIS GROUP HOLDINGS PUBLIC LIMITED COMPANY    A-3

2015 NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT

Exhibit A: Reconciliation of GAAP to Non-GAAP Information (continued)

III. Underlying and organic total expenses

The following table reconciles total expenses, respectively the most directly comparable GAAP measure to underlying and organic total expenses, for the years ended December 31, 2014 and 2013 ($ in millions):

			%
	2014	2013	Change
Reported expenses, GAAP basis	$3,155	$2,992	5.4
Excluding:
Restructuring costs	(36)	—
Expense reduction initiative	—	(46)
Fees related to extinguishment of debt	—	(1)
Foreign currency movements(1)	—	6
Underlying expenses	$3,119	$2,951	5.7
Less: Net expenses from acquisitions and disposals	53	19
Organic expenses	$3,066	$2,932	4.6
(1)	For prior periods, underlying measures have been rebased to current period exchange rates to remove the impact of foreign currency movements when comparing periods.

The following table reconciles total expenses, respectively the most directly comparable GAAP measure to underlying and organic total expenses, for the years ended December 31, 2013 and 2012 ($ in millions):

			%
	2013	2012	Change
Reported expenses, GAAP basis	2,992	3,705	19.2
Excluding:
Expense reduction initiative	(46)	—
Fee related to extinguishment of debt	(1)	—
Additional incentive accrual for change in remuneration policy	—	(252)
Write-off of unamortized cash retention awards	—	(200)
Goodwill impairment charge	—	(492)
India JV Settlement	—	(11)
Insurance recovery	—	10
Write-off of uncollectible accounts receivable balance	—	(13)
Foreign currency movements(1)	—	(9)
Underlying expenses	2,945	2,738	7.6
Less: net expenses from acquisitions and disposals	14	1
Organic expenses	2,931	2,737	7.1
(1)	For prior periods, underlying measures have been rebased to current period exchange rates to remove the impact of foreign currency movements when comparing periods.

A-4    WILLIS GROUP HOLDINGS PUBLIC LIMITED COMPANY

2015 NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT

Exhibit A: Reconciliation of GAAP to Non-GAAP Information (continued)

IV. Underlying and organic revenue, operating income, and operating margin

The following table reconciles total revenues and operating income, respectively the most directly comparable GAAP measures, to underlying and organic revenue, and underlying and organic operating income, for the years ended December 31, 2014 and 2013 ($ in millions):

			%
	2014	2013	Change
Total revenues GAAP	$3,802	$3,655	4.0
Excluding:
Foreign currency movements	—	(30)
Underlying revenue	$3,802	$3,625	4.9
Less: net revenue from acquisitions and disposals	56	30
Organic revenue	$3,746	$3,595	4.2
Operating income GAAP	$647	$663	(2.4)
Excluding:
Restructuring Costs	36	—
Expense reduction initiative	—	46
Fees related to extinguishment of debt	—	1
Foreign currency movements(1)	—	(36)
Underlying operating income	$683	$674	1.3
Less: net operating income from acquisitions and disposals	3	11
Organic operating income	$680	$663	2.6
Operating margin, GAAP or operating income as a percentage of total revenues	17.0%	18.1%
Underlying operating margin, or underlying operating income as a percentage of total underlying revenues	18.0%	18.6%
Organic operating margin, or organic operating income as a percentage of total organic revenues	18.2%	18.4%

(1)	For prior periods, underlying measures have been rebased to current period exchange rates to remove the impact of foreign currency movements when comparing periods.

WILLIS GROUP HOLDINGS PUBLIC LIMITED COMPANY    A-5

2015 NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT

Exhibit A: Reconciliation of GAAP to Non-GAAP Information (continued)

V. Underlying net income and earnings per diluted share

The following tables reconcile net income and net income per diluted share, the most directly comparable GAAP measures, to underlying net income and underlying net income per diluted share, for the years ended December 31, 2014 and 2013 ($ in millions, except per share data):

	2014	2013	% Change	2014	2013	% Change
Net income attributable to Willis Group Holdings, GAAP basis	$362	$365	(0.8)	$2.00	$2.04	(2.0)
Excluding:
Restructuring costs, net of tax ($9, $nil)	27	—		0.15	—
Venezuela currency devaluation, net of tax ($1, $nil)	13	—		0.07	—
Deferred tax valuation allowance	21	9		0.12	0.05
Gain on disposal of operations, net of tax ($10 ,$1)	(2)	(1)		(0.01)	(0.01)
Fees related to the extinguishment of debt, net of tax ($nil, $nil)	—	1		—	0.01
Loss on extinguishment of debt, net of tax ($nil, $nil)	—	60		—	0.34
Expense reduction initiative, net of tax ($nil, $8)	—	38		—	0.21
Foreign currency movements(1)	—	(34)		—	(0.19)
Underlying net income	$421	$438	(3.9)	$2.33	$2.45	(4.9)
Average diluted shares outstanding	181	179

(1)	For prior periods, underlying measures have been rebased to current period exchange rates to remove the impact of foreign currency movements when comparing periods.

A-6    WILLIS GROUP HOLDINGS PUBLIC LIMITED COMPANY

WILLIS GROUP HOLDINGS PLC 200 LIBERTY STREET NEW YORK, NEW YORK 10281

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M85302-P62967 KEEP THIS PORTION FOR YOUR RECORDS — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

WILLIS GROUP HOLDINGS PLC
The Board of Directors recommends you vote FOR the following:
1.	Election of Directors			For	Against	Abstain

	1a.	Dominic Casserley		☐	☐	☐	The Board of Directors recommends you vote FOR proposals 2, 3, 4, 5 and 6.			For	Against	Abstain

	1b.	Anna C. Catalano		☐	☐	☐	2.	To ratify the reappointment of Deloitte LLP as independent auditors until the close of the next Annual General Meeting of Shareholders and authorize the Board of Directors, acting through the Audit Committee, to fix the auditor’s remuneration.		☐	☐	☐
	1c.	Sir Roy Gardner		☐	☐	☐

	1d.	Sir Jeremy Hanley		☐	☐	☐	3.	To approve, on an advisory basis, the named executive officer compensation.		☐	☐	☐

	1e.	Robyn S. Kravit		☐	☐	☐	4.	To renew the board’s authority to issue shares under Irish law for issuances up to 33% of the Company’s outstanding share capital.		☐	☐	☐

	1f.	Wendy E. Lane		☐	☐	☐
							5.	To grant the board the authority to opt-out of statutory pre-emption rights under Irish law for rights issues and, separately, for issuances up to 5% of the Company’s outstanding share capital.		☐	☐	☐
	1g.	Francisco Luzón		☐	☐	☐

	1h.	James F. McCann		☐	☐	☐	6.	To authorize holding the 2016 Annual General Meeting of Shareholders at a location outside of Ireland.		☐	☐	☐

	1i.	Jaymin Patel		☐	☐	☐
	1j.	Douglas B. Roberts		☐	☐	☐	NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

	1k.	Michael J. Somers		☐	☐	☐
							For address changes/comments, mark here. (see reverse for instructions)					☐
	1l.	Jeffrey W. Ubben		☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]			Date					Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

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 — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

M85303-P62967

WILLIS GROUP HOLDINGS PUBLIC LIMITED COMPANY

2015 ANNUAL GENERAL MEETING OF SHAREHOLDERS - JUNE 30, 2015

The undersigned being a shareholder of Willis Group Holdings Public Limited Company (the “Company”) hereby appoints Mr. Dominic Casserley and, if Mr. Casserley is not present, any director of the Company, with full power of substitution, for and in the name of the undersigned, to vote all ordinary shares, nominal value U.S. $0.000115 per share, of the Company, that the undersigned would be entitled to vote if personally present at the 2015 Annual General Meeting of Shareholders, to be held in New York, New York (or participating in such meeting from Dublin, Ireland) and at any adjournment or postponement thereof, upon the matters described in the Notice of 2015 Annual General Meeting of Shareholders and Proxy Statement, receipt of which is hereby acknowledged, subject to any direction indicated on the reverse side of this card and upon any other business that may properly come before the meeting or any adjournment thereof, hereby revoking any proxy heretofore executed by the undersigned to vote at said meeting.

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE PROPOSALS IN ACCORDANCE WITH THE BOARD’S RECOMMENDATIONS.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side

*** Exercise Your Right to Vote ***

Important Notice Regarding the Availability of Proxy Materials for the

Shareholder Meeting to Be Held on June 30, 2015.

Meeting Information
WILLIS GROUP HOLDINGS PUBLIC LIMITED COMPANY	Meeting Type: Annual General Meeting
For holders as of: April 10, 2015
Date: June 30, 2015 Time: 9:00 AM EST
Location: New York, New York

WILLIS GROUP HOLDINGS PLC 200 LIBERTY STREET NEW YORK, NEW YORK 10281

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NOTICE AND PROXY STATEMENT        ANNUAL REPORT        IRISH STATUTORY ACCOUNTS

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Voting Items

The Board of Directors recommends you vote
FOR the following:
1.	Election of Directors

	1a.	Dominic Casserley

	1b.	Anna C. Catalano

	1c.	Sir Roy Gardner

	1d.	Sir Jeremy Hanley

	1e.	Robyn S. Kravit

	1f.	Wendy E. Lane

	1g.	Francisco Luzón

	1h.	James F. McCann

	1i.	Jaymin Patel

	1j.	Douglas B. Roberts

	1k.	Michael J. Somers

	1l.	Jeffrey W. Ubben

The Board of Directors recommends you vote FOR proposals 2, 3, 4, 5 and 6.

2.	To ratify the reappointment of Deloitte LLP as independent auditors until the close of the next Annual General Meeting of Shareholders and authorize the Board of Directors, acting through the Audit Committee, to fix the auditor’s remuneration.

3.	To approve, on an advisory basis, the named executive officer compensation.

4.	To renew the board the authority to issue shares under Irish law for issuances up to 33% of the Company’s outstanding share capital.

5.	To grant the board the authority to opt-out of statutory pre-emption rights under Irish law for rights issues and, separately, for issuances up to 5% of the Company’s outstanding share capital.

6.	To authorize holding the 2016 Annual General Meeting of Shareholders at a location outside of Ireland.

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.